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                                                                  Exhibit 10.1.2

                             MASTER LEASE AGREEMENT

                                       BY

                       VENTAS REALTY, LIMITED PARTNERSHIP,

                                   AS LANDLORD

                                       AND

    THI OF OHIO AT CHARDON, LLC, THI OF OHIO AT GREENBRIAR NORTH, LLC, TRANS HEALTHCARE OF OHIO, INC., THI OF OHIO ALFS AT THE COMMONS, LLC, THI OF MARYLAND AT SOUTH RIVER, LLC, MILLENNIUM HEALTH AND REHABILITATION CENTER OF FORESTVILLE,
   LLC, AND MILLENNIUM HEALTH AND REHABILITATION CENTER OF ELLICOTT CITY, LLC

                                    AS TENANT

                          DATED AS OF NOVEMBER 1, 2002

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                                TABLE OF CONTENTS

1.    Leased Property; Term....................................................2
      1.1     Leased Property..................................................2
      1.2     Term.............................................................3
      1.3     Exercise of Renewal Options......................................3

2.    Definitions..............................................................4

3.    Rent....................................................................19
      3.1     Fixed Rent......................................................19
      3.2     Additional Rent.................................................21
      3.3     Escrow Deposits.................................................22
      3.4     Security Deposit................................................24
      3.5     Survival........................................................26
      3.6     Net Lease.......................................................26
      3.7     Lease Guaranty..................................................27

4.    Impositions.............................................................27
      4.1     Payment of Impositions..........................................27
      4.2     Notice of Impositions...........................................27
      4.3     Adjustment of Impositions.......................................28

5.    No Termination, Abatement, etc..........................................28

6.    Premises; Tenant's Personal Property....................................28
      6.1     Ownership of the Premises.......................................28
      6.2     Tenant's Personal Property......................................29

7.    Condition and Use of Each Leased Property...............................29
      7.1     Condition of Each Leased Property...............................29
      7.2     Use of Each Leased Property.....................................29
      7.3     Security Agreement..............................................30
      7.4     Granting of Easements, etc......................................31

8.    Negative and Affirmative Covenants of Tenant............................31
      8.1     Negative Covenants..............................................31
      8.2     Affirmative Covenants...........................................35
      8.3     Authorization Non-Compliance....................................38

9.    Maintenance of Facilities...............................................38
      9.1     Maintenance and Repair..........................................38
      9.2     Encroachments...................................................39

10.   Tenant's Representations and Warranties.................................40
      10.1    Organization and Good Standing..................................40
      10.2    Power and Authority.............................................40
      10.3    Enforceability..................................................40

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      10.4    Consents........................................................40
      10.5    No Violation....................................................40
      10.6    Reports and Statements..........................................40
      10.7    No Default......................................................41
      10.8    Adverse Matters.................................................41
      10.9    Certification...................................................41
      10.10   Transition Permits..............................................41
      10.11   Facility Provider Agreements....................................41
      10.12   No Reimbursement Audits or Appeals..............................42
      10.13   No Recoupments Efforts..........................................42
      10.14   Professional Liability Reserves.................................42
      10.15   Primary Intended Use............................................42
      10.16   Compliance with Laws............................................42
      10.17   Ownership of Authorizations.....................................42
      10.18   Third Party Payor Programs......................................43

11.   Alterations.............................................................43
      11.1    Alterations.....................................................43
      11.2    Construction Requirements for all Alterations...................43
      11.3    Capital Expenditures Accounts...................................45

12.   Liens...................................................................46

13.   Permitted Contests......................................................47

14.   Insurance...............................................................47
      14.1    General Insurance Requirements..................................47
      14.2    Policies; Certificates..........................................50
      14.3    Blanket Policies................................................50
      14.4    Additional Insured..............................................50
      14.5    Policy Requirements.............................................51
      14.6    Evidence of Compliance..........................................51
      14.7    Foreclosure; Transfer...........................................51
      14.8    Insurance Company...............................................51

15.   Damage and Destruction..................................................52
      15.1    Notice of Casualty..............................................52
      15.2    Substantial Destruction.........................................52
      15.3    Partial Destruction.............................................52
      15.4    Restoration.....................................................53
      15.5    Disbursement of Insurance Proceeds..............................54
      15.6    Insufficient Proceeds/Risk of Loss..............................54
      15.7    Excess Proceeds.................................................54
      15.8    Landlord's Inspection...........................................54

16.   Condemnation............................................................55
      16.1    Parties' Rights and Obligations.................................55

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      16.2    Total Taking....................................................55
      16.3    Partial Taking..................................................55
      16.4    Restoration.....................................................55
      16.5    Award-Distribution..............................................55
      16.6    Temporary Taking................................................56
      16.7    Facility Mortgagee..............................................56

17.   Default.................................................................56
      17.1    Events of Default...............................................56
      17.2    Existence and Continuation......................................60
      17.3    Remedy Election.................................................60
      17.4    Certain Remedies................................................60
      17.5    Damages.........................................................61
      17.6    Waiver..........................................................62
      17.7    Application of Funds............................................62
      17.8    Nature of Remedies..............................................62
      17.9    Deletion of Properties..........................................62

18.   Landlord's Right to Cure Tenant's Default...............................63

19.   Holding Over............................................................64

20.   Subordination...........................................................64
      20.1    Subordination...................................................64
      20.2    Attornment......................................................64
      20.3    Mortgagee Cure Rights...........................................65
      20.4    Modifications...................................................65

21.   Property Collateral.....................................................65
      21.1    Landlord's Security Interest....................................65
      21.2    Accounts Receivable Financing...................................66

22.   Risk of Loss............................................................67

23.   Indemnification.........................................................67

24.   Assignment; Sublease....................................................68
      24.1    Prohibition.....................................................68
      24.2    Change of Control of Trans......................................68
      24.3    Permitted Assignments and Subleases.............................69
      24.4    Rights of Landlord..............................................69

25.   Financial Statements and Reporting......................................70
      25.1    Maintenance of Books and Records................................70
      25.2    Annual Financial Statements.....................................70
      25.3    Quarterly Financial Information.................................70
      25.4    Certification of Compliance with Financial Covenants............71
      25.5    Reports of Material Adverse Events..............................71

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      25.6    Report of Compliance with Authorizations........................72
      25.7    Weekly and Monthly Cash Flow and Census Reports.................72
      25.8    Quarterly Deficiency Reports....................................72
      25.9    Reduction in Licensed Beds......................................72
      25.10   Notices from Governmental Authorities...........................72
      25.11   Medicare and Medicaid Filings...................................72
      25.12   Medicare and Medicaid Deficiency Reports........................73
      25.13   Annual Budgets..................................................73
      25.14   Financial Statements of Guarantor...............................73
      25.15   Estoppel Certification..........................................73
      25.16   SEC Reports.....................................................75
      25.17   Supplemental Information........................................75
      25.18   Weekly and Monthly Cash Flow and Census Information.............75
      25.19   Quarterly Meetings; Facility Level Meetings and Reviews.........75
      25.20   Authorizations..................................................76
      25.21   Format..........................................................76

26.   Landlord's Right to Inspect.............................................76

27.   No Waiver...............................................................76

28.   Single Lease............................................................76

29.   Acceptance of Surrender.................................................77

30.   No Merger of Title......................................................77

31.   Conveyance by Landlord..................................................77

32.   Quiet Enjoyment.........................................................78

33.   Notices.................................................................78

34.   Appraisals..............................................................79
      34.1    Appraisals......................................................79
      34.2    Appointment of Appraisers.......................................79
      34.3    Qualifications of Appraisers....................................80
      34.4    Binding Nature..................................................80
      34.5    Costs...........................................................81

35.   General REIT Provisions.................................................81

36.   Landlord's Option to Purchase the Tenant's Personal Property............81

37.   Compliance With Environmental Laws......................................82
      37.1    Hazardous Substances............................................82
      37.2    Remediation; Notification.......................................82
      37.3    Indemnity.......................................................83

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      37.4    Environmental Inspection........................................83
      37.5    Removal.........................................................83

38.   Tenant's Option to Purchase the Leased Property.........................84

39.   Operational Transfer....................................................84
      39.1    Exercise; Transfer of Authorizations............................84
      39.2    Reasonable Assistance...........................................86
      39.3    Facility Termination; Limited Extension.........................86

40.   Non-Recourse............................................................87

41.   Combination of Leases...................................................87
      41.1    Section 41 Lease................................................87
      41.2    Additional Properties...........................................88
      41.3    Combination Lease...............................................89
      41.4    Section 41 Date.................................................89
      41.5    Additional Actions..............................................89

42.   New Lease...............................................................89
      42.1    New Lease Terms.................................................89
      42.2    Modifications to this Lease.....................................91
      42.3    Effective Date..................................................91
      42.4    Other Undertakings..............................................91

43.   Expansion of Lease......................................................91

44.   Restrictive Covenant....................................................91

45.   Miscellaneous...........................................................92
      45.1    Survival........................................................92
      45.2    Maximum Rate....................................................92
      45.3    Headings........................................................92
      45.4    Integration.....................................................92
      45.5    Severability....................................................92
      45.6    Subject to Law..................................................92
      45.7    Waivers.........................................................92
      45.8    Binding Character...............................................92
      45.9    Modification....................................................93
      45.10   Forbearance.....................................................93

LIST OF SCHEDULES AND EXHIBITS

Schedule 1    -   Primary Intended Use
Schedule 2    -   Tenant's Proportionate Shares

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Schedule 3.1.1            -   Wiring Instructions
Schedule 7.3              -   Authorization Collateral
Schedule 17.1.12          -   Licensed Beds
Exhibit A                 -   Addresses of the Leased Properties
Exhibit A-1 through A-6   -   Legal Descriptions to the Land
Exhibit B                 -   Intentionally Omitted
Exhibit B-1               -   Guarantor
Exhibit C                 -   Base Year Operating Income
Exhibit D                 -   The Option
Exhibit E                 -   Restrictive Covenant
Exhibit F                 -   Form SNDA

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                             MASTER LEASE AGREEMENT

     This MASTER LEASE AGREEMENT (together with all exhibits and schedules attached hereto, and as it may be modified, amended, renewed, supplemented, extended, or replaced by the parties hereto from time to time, this "Lease") is made and entered into as of November 1, 2002, between VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, "Landlord"), and each of the entities identified on Schedule 1 attached hereto and made a part hereof, as the same may be modified from time to time pursuant to Section 17, Section 41 or Section 43 of this Lease (together with their permitted successors and assigns, collectively, "Tenant").

                                    RECITALS:

     WHEREAS, Landlord owns the parcels of real property and all improvements located thereon and all appurtenances thereto, described by the common addresses set forth on Exhibit A attached hereto and made a part hereof and legally described in Exhibits "A-1" to "A-6" attached hereto; and

     WHEREAS, each Tenant shall lease and operate the applicable Facility (as hereinafter defined) allocated to such Tenant on Schedule 1 attached hereto and made a part hereof; and

     WHEREAS, Landlord desires to lease the Premises (as hereinafter defined) to Tenant, and Tenant desires to lease the Premises from Landlord; and

     WHEREAS, the parties desire to enter into this Lease to set forth their rights and obligations relating to the Premises; and

     WHEREAS, Landlord acquired the Premises pursuant to that certain Purchase and Sale Agreement between Landlord and Trans Healthcare of Ohio, Inc., dated November 1, 2002 (the "P&S Agreement"); and

     WHEREAS, simultaneously with the execution and delivery of this Lease, Trans Healthcare, Inc. and its affiliates and subsidiaries identified on Exhibit B-1 attached hereto and made a part hereof (collectively, "Guarantor") have unconditionally guaranteed the obligations of Tenant under this Lease for the benefit of Landlord pursuant to that certain Guaranty (the "Lease Guaranty") dated as of an event date herewith; and

     WHEREAS, simultaneously with the execution and delivery of this Lease, Landlord, has made: (i) a loan to certain Affiliates of Tenant (collectively, "Borrower") in the original principal amount of $55,000,000 (the "Primary Loan"); and (ii) a mezzanine loan to Borrower in the original principal amount of $22,000,000 (the "Mezzanine Loan," together with the Primary Loan, the "Loan Transaction") provided that pursuant to the terms of that certain Cooperation Agreement between Borrower and Landlord, the principal amounts of the Primary Loan and the Mezzanine Loan may be resized in accordance with the terms of such Cooperation Agreement; and

     WHEREAS, Guarantor has, on a joint and several basis, unconditionally guaranteed the obligations of Borrower pursuant to the Loan Transaction (the "Loan Guaranty"); and

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     WHEREAS, the obligations of Guarantor with respect to the Loan Guaranty are included in the Lease Guaranty.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, by entering into this Lease, Landlord leases and demises the Premises to Tenant, and Tenant takes and hires the Premises from Landlord, for the Term (as hereinafter defined), upon the terms and conditions of this Lease.

     1. Leased Property; Term.

          1.1 Leased Property. Effective as of November 1, 2002, upon and subject to the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, all of the following:

               1.1.1 Land. The tracts, pieces and parcels of land more particularly described in Exhibits "A-1" through "A-6" attached hereto together with all rights, easements and interests appurtenant thereto, including, but not limited to, any streets or other public ways adjacent to such tracts, pieces and parcels of land, and any water or mineral rights with respect to such tracts, pieces and parcels of land owned by Landlord (collectively, the "Land"; each parcel of Land described in such Exhibits "A-1" through "A-6", as amended from time to time, and together with such appurtenances and rights with respect to such parcel, being referred to herein as a "Leased Land").

               1.1.2 Leased Improvements. All buildings (including, but not limited to, the facilities described by the common addresses set forth on Exhibit A attached hereto and made a part hereof), structures, Fixtures (as hereinafter defined) and other improvements of every kind, including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures situated upon the Land as of the date hereof and Capital Alterations upon the Land (collectively, the "Leased Improvements"); and

     (a) Intangible Property. The interest, if any, of Landlord in and to any of the following intangible property owned by Landlord in connection with the Land and the Improvements (collectively, the "Intangibles"): (i) the identity or business of the Facilities as a going concern, including without limitation, any names or trade names by which the Facilities or any part thereof may be known, and all registrations for such names, if any, excluding, however, the names Millennium, Trans Healthcare, THI or derivations thereof; (ii) to the extent assignable or transferable, the interest, if any, of Landlord in and to each and every bond, guaranty and warranty concerning the Leased Improvements, including, without limitation, any roofing, air conditioning, heating, elevator and other bond, guaranty and warranty relating to the construction, maintenance or replacement of the Leased Improvements or any portion thereof; and (iii) the interest, if any, of Landlord in and to all Authorizations to the extent the same can be assigned or transferred in accordance with applicable law; provided, however, that the foregoing shall not include any CON issued to or held by Landlord which shall only be licensed to Tenant on a temporary basis, which license shall be revocable at any time by Landlord. If the law of any

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State in which a Facility is located requires that a CON for the applicable
Facility be issued to the applicable Tenant, such CON shall remain the property and possession of Landlord held, in trust, for the benefit of Landlord by Tenant pursuant to the revocable license herein contained and any Tenant shall take such actions as are necessary or desirable to convey such CON to Landlord as and when required by Landlord.

     SUBJECT, HOWEVER, to the Permitted Encumbrances (as hereinafter defined).

     Notwithstanding anything contained herein to the contrary, each Tenant shall be jointly and severally liable for the obligations, agreements, undertakings and other liabilities of each other Tenant hereunder; provided, however, that, without limitation of the joint and several nature of the obligations of each Tenant hereunder, the possessory and leasehold rights conveyed to each Tenant shall be limited and confined to the applicable Facility identified as being leased and operated by such Tenant on Schedule 1 attached hereto and made a part hereof and the Leased Property on which such Facility is located.

          1.2 Term. Landlord hereby leases the Premises to Tenant for an initial term (the "Initial Term") of ten (10) years commencing as of November 1, 2002 and expiring at midnight on October 31, 2012 (the "Initial Expiration Date"). Subject to the terms of Section 1.3 below, Tenant shall have two (2) options (each a "Renewal Option") to extend the Initial Term of this Lease for five (5) years each (collectively, the "Extended Terms" and, each, individually, an "Extended Term"). Landlord shall also have the limited right to extend the Initial Term or any Extended Term to facilitate the Operational Transfer as to one or more Leased Properties, as more particularly described and discussed in
Section 38 below or pursuant to Section 39 (each, a "Landlord Extension"). The Initial Term, together with any Extended Term timely and properly exercised by Tenant hereunder and any Landlord Extension are herein collectively referred to as the "Term"; the Initial Expiration Date as extended by any such Renewal Options or Landlord Extensions, is herein referred to as the "Expiration Date".

          1.3 Exercise of Renewal Options. Tenant may exercise a Renewal Option with respect to all, but not less than all, of the Premises by providing written notice to Landlord of each such renewal (a "Renewal Notice") at least one (1) year but not more than eighteen (18) months prior to the expiration of the Initial Term or the first Extended Term, as applicable, on the express condition that, at the time Tenant gives a Renewal Notice as set forth above and at the commencement of the applicable Extended Term, no Event of Default shall have occurred and be continuing under this Lease. During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the Fixed Rent for the initial Lease Year of any Extended Term shall be the greater of: (a) then current Fixed Rent in effect at the expiration of the Initial Term or the first Extended Term, as applicable, increased and adjusted upwards pursuant to the formula contained in Section 3.1.2 hereof; or
(b) Fair Market Rental. The Fixed Rent payable by Tenant to Landlord for any subsequent Lease Year during an Extended Term shall escalate pursuant to, and in accordance with, Section 3.1.2 hereof. Within ninety (90) days after receipt by Landlord from Tenant of a Renewal Notice, the Fair Market Rental of each Leased Property shall be determined pursuant to the appraisal procedure described in
Section 34 below.

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     2. Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied at the time applicable, (iii) all references in this Lease to designated "Sections", "Subsections" and other subdivisions are to the designated Sections, Subsections and other subdivisions of this Lease and (iv) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Section, Subsection or other subdivision:

     "Actuarial Correspondence" shall mean any and all correspondence, analysis, reports, studies or other information to or from any Tenant or any Guarantor or their respective insurance carriers, reinsurance providers, accountants, or from any Governmental Authorities or any Third Party Payor Program providers concerning such Tenant's malpractice or professional liability insurance or its reserves for expenses relating to malpractice or professional liability claims.

     "Actuarial Reports" shall mean any and all written reports, studies, analyses or reviews prepared by or behalf of any Tenant or any Guarantor or their respective insurance providers or carriers, whether quarterly or otherwise, concerning any Tenant's malpractice or professional liability insurance or such Tenant's reserves for expenses relating to malpractice or professional liability claims.

     "Additional Property" shall have the meaning set forth in Section 41.

     "Additional Rent" shall have the meaning set forth in Section 3.2.

     "Adjusted Base Year Operating Income" shall mean the Base Year Operating Income adjusted to reflect the removal or deletion of any Leased Property from this Lease.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all partners, directors, officers and members of such Person), controlled by or under direct or indirect common control with any such Person. A Person shall be deemed to control a corporation, a partnership, a trust, or a limited liability company if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

     "Alterations" shall have the meaning set forth in Section 11.1.

     "Allocated Base Year Operating Income" shall mean, for any Leased Property, the Base Year Operating Income for the applicable Leased Property set forth on Exhibit C attached hereto and made a part hereof.

     "Annual Capital Expenditure Budget" shall have the meaning set forth in
Section 11.3.2.

     "AR Financing" shall have the meaning set forth in Section 21.2.

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     "Assigned Authorizations" shall have the meaning set forth in Section
39.1.2.

     "Assigned Contracts" shall have the meaning set forth in Section 39.1.2.

     "Authorizations" shall mean any and all licenses, operating permits, Provider Agreements, CONs, certificates of exemption, approvals, waivers, variances and other governmental or "quasi-governmental" authorizations necessary or advisable for the use of any Facility for its Primary Intended Use and receipt of reimbursement or other payments under Medicare, Medicaid and any Third Party Payor Programs.

     "Authorization Collateral" shall have the meaning set forth in Section 7.3.

     "Award" shall mean all compensation, sums or anything of value awarded, paid or received in respect of a total or partial Condemnation.

     "BLS" shall mean Bureau of Labor Statistics, U.S. Department of Labor or any successor thereto.

     "Base Year Operating Income" shall mean the aggregate Operating Income for all of the Leased Properties for the period from September 1, 2001 through August 31, 2002, which Operating Income has been reduced by an amount equal to any and all so-called "CLIFF" adjustments (increases in Operating Income resulting from payment adjustments by CMS under the Balanced Budget Refinement Act of 1999 and the Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000). Base Year Operating Income is set forth in Exhibit C attached hereto and made a part hereof on an aggregate basis and for each Leased Property. In the event that the number of licensed beds at any Facility is reduced at any time from and after the date hereof, the Base Year Operating Income (and the Allocated Base Year Operating Income for the applicable Facility) shall be reduced proportionally to reflect such reduction in the number of licensed beds as if such licensed beds had not been part of the Facility for the period from September 1, 2001 through August 31, 2002

     "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

     "Capital Alterations" shall mean, with respect to any Leased Property: (i) the addition of one or more new buildings, or (ii) the annexation of one or more additional structures to any portion of any of the Leased Improvements on such Leased Property, or (iii) the expansion or contraction of the Leased Improvements on such Leased Property, or (iv) any alteration or modification affecting the foundation, floor slab, roof or roof structure, curtain wall, structural columns, beams or shafts or other structural components of any of the Leased Improvements on such Leased Property, or (v) any alteration or modification affecting any of the electrical, plumbing, life safety, heating, ventilating, air conditioning, elevator, conveyor or other operating systems serving any of the Leased Improvements on such Leased Property. "Capital Alterations" shall include, without limitation, (1) the construction of a new wing or new story on a Leased Property, (2) the repair, replacement, restoration, remodeling or rebuilding of the existing Leased Improvements on a Leased Property or any portion thereof, where the purpose and effect of such work is to provide a functionally new facility needed to provide services not

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previously offered, and (3) any expansion, construction, renovation or conversion to increase or change the bed capacity of the Facility located on a Leased Property, to change the purpose for which such beds are utilized or to improve materially the quality of such Facility.

     "Capital Expenditure Account" shall have the meaning set forth in Section 11.3.1.

     "Capital Expenditure Deposits" shall have the meaning set forth in Section 11.3.1.

     "Capital Expenditure Difference" shall have the meaning set forth in
Section 11.3.1.

     "Cash Flow" shall mean the net income of any Tenant arising from the applicable Facility as reflected on the income statement of Tenant plus (i) the provision for depreciation and amortization in such income statement; plus (ii) the provision for management fees in such income statement; plus (iii) the provision for income taxes in such income statement; plus (iv) the provision for Fixed Rent payments allocated to such Facility and interest and lease payments, if any, relating to such Facility in such income statement; minus (v) an imputed management fee equal to five percent (5%) of gross revenues of such Facility (net of contractual allowances); and minus (vi) a replacement reserve of $300.00 per licensed bed at such Facility per year (unless such Facility is a hospital, in which event the replacement reserve amount shall be $500 per licensed bed at such Facility per year).

     "Casualty" shall mean damage to one or more Leased Properties by fire, flood, windstorm, earthquake, act of God or other casualty.

     "Casualty Insurance Proceeds" shall have the meaning set forth in Section 15.2.

     "Census Information" shall have the meaning set forth in Section 25.3.

     "Change of Control" shall have the meaning set forth in the Lease Guaranty.

     "CMS" shall mean the United States Department of Health, Centers for Medicare and Medicaid Services or any successor agency thereto.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Combination Lease" shall have the meaning set forth in Section 41.

     "CON" shall mean a certificate of need or similar permit or approval (not including conventional building permits) from a Governmental Authority related to the construction and/or operation of the Facility at any Leased Property for the use of a specified number of beds in a nursing facility, assisted living facility and/or rehabilitation hospital, or alteration of any such Facility or modifications of services provided at a Facility used as a nursing facility, assisted living facility and/or rehabilitation hospital.

     "Condemnation" shall mean, as to any Leased Property, (i) the exercise of any governmental power on such Leased Property, whether by legal proceedings or otherwise, by a Condemnor, (ii) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending and (iii) a taking or

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voluntary conveyance of all or part of such Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Leased Property whether or not the same shall have been actually commenced.

     "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     "Conforming Appraisal" shall have the meaning set forth in Section 34.2.

     "Consent Expenses" shall have the meaning set forth in Section 3.2.6.

     "Cost of Living Index" shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average (1982-1984 = 100), published by the BLS, or such other renamed index. If the BLS changes the publication frequency of the Cost of Living Index so that a Cost of Living Index is not available to make a cost-of-living adjustment as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Cost of Living Index for the closest preceding month for which a Cost of Living Index is available and the Cost of Living Index for the comparison month as required by this Lease. If the BLS changes the base reference period for the Cost of Living Index from 1982-84 = 100, the cost-of-living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of, the Cost of Living Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Landlord and Tenant.

     "Covenant Replacement Event" shall have the meaning set forth in the Lease Guaranty.

     "Coverage Ratio" shall mean the ratio of (i) Cash Flow of any Facility for the applicable period; to (ii) the Fixed Rent payments allocated to such Facility and all other debt service and lease payments relating to such Facility for the applicable period.

     "CPI Increase" shall mean, for a particular Lease Year, the percentage increase (rounded to two (2) decimal places), if any, in (i) the Cost of Living Index published for the month that is two (2) months prior to the commencement of such Lease Year, over (ii) the Cost of Living Index published for the month that is two (2) months prior to the commencement of the immediately preceding Lease Year.

     "Date of Taking" means, as to the applicable Leased Property, the date the Condemnor has the right to possession of such Leased Property, or any portion thereof, in connection with a Condemnation.

     "Deleted Properties" shall mean any Leased Property for which this Lease is terminated pursuant to Section 15, 16 or 17.2 hereof; provided, however, that Deleted Properties shall not include any Leased Property removed herefrom pursuant to Section 42.

     "Deletion Notice" shall have the meaning set forth in Section 17.9.

     "Early Termination Event" shall mean, as to any Leased Property, the termination of this Lease prior to the stated Expiration Date hereof or the dispossession of the applicable Tenant as a result of an Event of Default.

     "Earnest Money Deposit" shall have the meaning set forth in Section 38.

     "Environmental Costs" shall mean costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney's fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing, in connection with any Hazardous Substance.

     "Environmental Laws" shall mean any and all laws, order, rules or regulations pertaining to Hazardous Substances or that otherwise deal with, or relate to, air or water quality, air emissions, soil, contamination or pollution or protection of the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" shall have the meaning set forth in Section 3.3.2.

     "Escrow Commencement Date" shall have the meaning set forth in Section
3.3.1.

     "Estoppel Certificate" shall have the meaning set forth in Section 25.15.

     "Event of Default" shall have the meaning set forth in Section 17.1.

     "Expiration Date" shall have the meaning set forth in Section 1.2.

     "Extended Term" shall have the meaning set forth in Section 1.2.

     "Facility" shall mean the facility or facilities located on the applicable Leased Property.

     "Facility Mortgage" shall mean any mortgage, deed of trust, or other security agreement securing any encumbrance placed on the applicable Leased Property in accordance with the provisions of Section 31.

     "Facility Mortgagee" shall mean the holder of any Facility Mortgage.

     "Facility Provider Agreements" shall mean Provider Agreements issued to or held by Tenant pursuant to which the Facilities are licensed, certified, approved or eligible to receive reimbursement under Medicare, Medicaid or any Third Party Payor Program.

     "Facility Termination" shall have the meaning set forth in Section 39.3.1.

     "Fair Market Rental" shall mean, as determined by the appraisal procedures set forth in Section 34, the amount per annum that an uncompelled, willing tenant would pay, and an uncompelled, willing landlord would accept, at arm's length, for leasing of the Premises (or, if applicable, any one or more, but less than all, of the Leased Properties) for the period of the Term (including, without limitation, any Extended Terms) remaining from and after the date as of which the Fair Market Rental is being determined. In addition to such other market factors as may be applicable in determining the Fair Market Rental, the Fair Market Rental shall be determined on the basis, and on the assumptions, that: (i) the Fair Market Rental may not include therein any rent, or method of rent calculation, that would adversely affect any landlord by virtue of it being a REIT or the ability of any such landlord to satisfy the requirements for maintaining its status as a REIT, (ii) Fixed Rent for the applicable Leased Properties will escalate pursuant to the provisions of Sections 1.3 and 3.1.2 hereof, (iii) all of the Leased Properties are in material compliance with any and all applicable laws, codes, ordinances and regulations and other Legal Requirements (and Insurance Requirements) and have in full force and effect, for the benefit of the aforesaid tenant, the Facilities and the applicable Leased Properties, any and all necessary or appropriate material permits, approvals, licenses, Provider Agreements and other consents comparable to the Authorizations necessary or advisable for use thereof in accordance with the respective Primary Intended Uses applicable thereto, (iv) the respective Facilities as to which Fair Market Rental is being determined have been repaired, maintained and otherwise kept in a condition contemplated and required by Section 9.1 hereof such that the Leased Properties are in a first class condition without any deferred maintenance or necessary capital repairs or replacements, (v) no allowance for, or reduction in, the Fair Market Rental shall be made on account of the absence of leasing commissions, tenant improvement allowances and other comparable inducements that may be typically or often payable to a replacement tenant rather than an existing tenant, and (vi) the aforesaid tenant shall have available to it, with respect to each Leased Property as to which the Fair Market Rental is being determined, the Term that then remains, and such number of Extended Terms as then remain unexercised, with respect to such Leased Properties under the terms of this Lease.

     "Fair Market Value" shall mean the price that a willing buyer not compelled to buy (but ready, willing and able to operate the applicable Leased Properties for their Primary Intended Uses) would pay a willing seller not compelled to sell for the applicable Leased Properties, including all Capital Alterations, and (i) assuming the same are unencumbered by this Lease but that the buyer has available and in good standing all of the permits, approvals, licenses, Provider Agreements and other consents comparable to the Authorizations necessary or advisable for the use and operation of the applicable Leased Properties for their respective Primary Intended Uses, (ii) determined in accordance with the appraisal procedures set forth in Section 34; (iii) not taking into account any reduction in value resulting from any indebtedness to which such Leased Properties are subject except as expressly provided herein below; (iv) not determined based solely on the replacement costs of the applicable Leased Properties, (v) assuming the Leased Properties are in compliance with any and all material laws, ordinances, rules and regulations of any Governmental Authorities (including, but not limited to, all Legal Requirements) and any and all Insurance Requirements; and (vi) assuming the Leased Properties are in a first class condition and repair with no deferred maintenance items or capital repair or replacements required and the Tenant has timely and completely satisfied its repair, maintenance and replacement obligations hereunder. In determining such Fair Market Value, the positive or negative effect on the value of the Leased Properties attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance that is not removed, or to be removed, at or prior to the closing of the transaction as to which such Fair Market Value determination is being made shall be taken into account. Fair Market Value shall be determined as of the projected date of the Option Closing.

     "Fiscal Year" shall mean the twelve (12) month period from January 1 to December 31.

     "First Lease Year" shall mean the period from November 4, 2002 through October 31, 2003.

     "Fixed Rent" shall mean, for the period from November 4, 2002 through the Expiration Date, rent at an annual rate of Five Million Nine Hundred Sixty-Two Thousand Five Hundred and No/100 Dollars ($5,962,500), as such amount shall be increased from time to time during the Term as set forth in Section 1.3 and
Section 3.1.2 or, in the case of any New Lease, as such amount shall be adjusted pursuant to Section 42.1.1.

     "Fixtures" shall mean all permanently affixed equipment, machinery, elevators, conveyors, fixtures, commercial kitchen equipment, laundry equipment and other items of real and/or personal property, including, without limitation, all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigeration, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real property, together with all replacements, modifications, alterations and additions thereto.

     "Form SNDA" shall have the meaning set forth in Section 20.1.

     "Full Replacement Cost" shall mean the actual replacement cost of the applicable property including an increased cost of construction endorsement, without reduction or deduction for depreciation, as determined for any applicable property by an accredited appraiser approved by Landlord, and at Tenant's sole cost and expense, hereinafter referred to as "impartial appraiser", every five years during the Term, and at such other times that either party believes that the full replacement cost of such property has increased or decreased. Tenant shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to Landlord. The determination of such impartial appraiser shall be final and binding on the parties hereto.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

     "Governmental Authority" shall mean any court, board, agency, licensing agency, commission, office or authority or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, including, without limitation, CMS, the United States Department of Health and Human Services, any state licensing agency and/or any state Medicaid agency and any quasi-governmental authorities.

     "Hazardous Substances" shall mean and include Hazardous Waste, medical waste and any hazardous substance defined as such in the Occupational Safety & Health Act, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous substance or material, as now or at anytime hereafter in effect.

     "Hazardous Waste" shall mean and include any material that is defined as a hazardous waste under RCRA as now or at any time hereafter in effect.

     "Health Department" shall mean any federal, state or local health department, licensing agency, governing body or comparable agency.

     "Identification Period" shall have the meaning set forth in Section 24.2.

     "Impositions" shall mean, for each applicable Leased Property, collectively, all taxes (including, without limitation, all taxes imposed under the laws of the State in which the Leased Property is located), as such laws may be amended from time to time, and all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to, or are imposed upon, any rents from the applicable Leased Property or upon Tenant or its business conducted upon the applicable Leased Property (but excluding any tax based on the net income or net profit of Landlord derived from any such rents), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the applicable Leased Property or any rents therefrom or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to (including, without limitation, a "roll-back" of any such taxes or charges for periods prior to the date hereof), during or in respect of the Term hereof may be assessed or imposed on or in respect of, or be a lien upon, (a) Landlord or Landlord's interest in such Leased Property, (b) such Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with, such Leased Property or the leasing or use of such Leased Property or any part thereof by Tenant; provided, however, nothing contained in this Lease shall be construed to require Tenant to pay any tax based on net income imposed on Landlord or any other Person.

     "Initial Expiration Date" shall have the meaning set forth in Section 1.2.

     "Insurance Premiums" shall have the meaning set forth in Section 14.2.

     "Insurance Requirements" shall mean all terms of any insurance policy required by this Lease with respect to the applicable Leased Property(ies) and all requirements of the issuer of any such policy.

     "Intangibles" shall have the meaning set forth in Section 1.1.2(a).

     "Land" shall have the meaning set forth in Section 1.1.1.

     "Landlord Appraiser Notice" shall have the meaning set forth in Section
34.2.

     "Landlord's Appraiser" shall have the meaning set forth in Section 34.2.

     "Landlord Determination" shall have the meaning set forth in Section 34.1.

     "Landlord Indemnified Parties" shall mean Landlord's Affiliates and Landlord's and its Affiliates' agents, employees, owners, partners, members, managers, contractors, representatives, consultants, attorneys, auditors, officers and directors.

     "Landlord's Representatives" shall mean Landlord's agents, employees, contractors, consultants, attorneys, auditors, architects and other representatives.

     "LC Election" shall have the meaning set forth in Section 3.4.2.

     "Lease" shall have the meaning set forth in the preamble hereof.

     "Lease Guaranty" shall have the meaning set forth in the recitals hereto.

     "Lease Year" shall mean the First Lease Year and each twelve (12) month period of the Term after the First Lease Year.

     "Leased Improvements" shall have the meaning set forth in Section 1.1.

     "Leased Property" shall mean a parcel of Leased Land, the Leased Improvements located thereon and the Intangibles and the Easement Rights associated therewith from time to time leased by Landlord to Tenant hereunder.

     "Leased Property Condition Report" shall have the meaning set forth in
Section 9.1.1.

     "Legal Requirements" shall mean, as to any Leased Property or Facility, all federal, state, county, parish, municipal and other governmental statutes, laws, rules, orders, regulations, guidelines, ordinances, judgments, decrees and injunctions affecting such Leased Property and/or Tenant's Personal Property or the maintenance, construction, use, operation or alteration thereof, whether now or hereafter enacted and in force, including, without limitation, (i) Authorizations, (ii) building codes and zoning regulations and (iii) any statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions that (x) require repairs, modifications or alterations in or to such Leased Property, (y) adversely affect the use thereof or (z) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substances.

     "Lending Institution" shall mean any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, credit union, employees' welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, endowment fund, REIT, investment bank, commercial credit lending corporation, or other institutional lender or financial enterprise, in each case acting on its own behalf or as agent on behalf of other Lending Institutions.

     "Letter of Credit" shall have the meaning set forth in Section 3.4.2.

     "Limited Termination Election" shall have the meaning set forth in Section 17.2.

     "Litigation Costs" shall mean all costs reasonably incurred by Landlord or any Landlord Indemnified Parties in connection with the enforcement of any provision of this Lease and/or in connection with any third-party claim against Landlord, any Landlord Indemnified Parties or any Leased Property arising on account of or in connection with any default or Event of Default hereunder by Tenant, including, without limitation, costs reasonably incurred by Landlord or any Landlord Indemnified Parties in investigating, settling and/or prosecuting claims and for reasonable attorneys' and legal assistant fees and expenses, court costs and fees and reasonable consultant and witness fees and expenses.

     "Loan Guaranty" shall have the meaning set forth in the recitals hereto.

     "Loan Documents" shall have the meaning set forth in Section 17.1.20.

     "Loan Transaction" shall have the meaning set forth in the recitals hereto.

     "Losses" shall mean all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs and fees, including, without limitation, reasonable attorneys' and reasonable consultants' fees and expenses, and Environmental Costs.

     "Medicaid" shall mean that certain program of medical assistance, funded jointly by the federal government and the states for impoverished individuals who are aged, blind and/or disabled, and for members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. (S)(S) 1396 et seq.) and the regulations promulgated thereunder.

     "Medicare" shall mean that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, nursing facilities, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. (S)(S) 1395 et seq.) and the regulations promulgated thereunder.

     "Mezzanine Loan" shall have the meaning set forth in the recitals hereto.

     "Mezzanine Loan Agreement" shall have the meaning set forth in the Lease Guaranty.

     "Mezz Security" shall have the meaning set forth in Section 3.4.1.

     "Minimum Purchase Price" shall have the meaning set forth in Exhibit D attached hereto and made a part hereof.

     "Mortgage Loan Agreement" shall have the meaning set forth in the Lease Guaranty.

     "Net Operating Income" shall mean, for any period, the amount by which Operating Income for such period exceeds Operating Expenses for such period.

     "Net Worth" shall mean an amount equal to the total consolidated book value of the assets of the Tenant or each Tenant, as applicable minus the total consolidated liabilities of the Tenant or each Tenant, as applicable.

     "New Lease" shall have the meaning set forth in Section 42.1.

     "Notice" shall mean any note, notice, or report of any suit, proceeding, investigation, order, consent order, injunction, writ, award, or action related to or affecting or indicating the treatment, storage, handling, disposal, generation, spill, release or discharge of any Hazardous Substances in, on, under, about or affecting any of the Leased Properties or any violation of Environmental Laws as they apply to any Leased Property.

     "Officer's Certificate" shall mean a certificate of Tenant collectively, or each Tenant, as applicable, signed by the chairman of the board of directors, the president, the chief operating officer, the chief financial officer, the general counsel or the general partner or managing member, as applicable, of each Tenant in the case of a certificate of Tenant collectively, or of such particular Tenant in the case of a certificate of an individual Tenant.

     "Operating Expenses" shall mean, with respect to any or all of the Leased Properties, and without duplication, all costs and expenses incurred by Tenant determined on an accrual basis, relating to the operation, maintenance, repair, use and management of such Leased Property(ies), including, without limitation, utilities, repairs and maintenance, insurance, Impositions, advertising expenses, payroll and related taxes, equipment lease payments and actual management fees, but excluding (i) Fixed Rent, (ii) depreciation, amortization and other non-cash expenses of the Leased Property(ies); provided, however, that such costs and expenses shall be subject to reasonable adjustment by Landlord to normalize such costs and expenses, and (iii) capital expenditures.

     "Operating Income" shall mean all revenue derived from the operation of any or all of the Leased Properties or a Leased Property, as the case may be, by Tenant from whatever source, determined on an accrual basis, including, but not limited to, Patient Revenues, but excluding (a) sales, use and occupancy or other taxes on receipts required to be accounted for by Tenant to any Governmental Authority, (b) non-recurring revenues as reasonably determined by Landlord (e.g. proceeds from a sale of assets or refinancing), (c) Casualty Insurance Proceeds and Awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the Leased Property(ies) in question), and (d) any proceeds from the permitted sale or refinancing of any Leased Property or recapitalization of the applicable Tenant(s). In addition, if required by Landlord, income accrued but not paid in cash during an accounting period shall be adjusted for an allowance for doubtful accounts in a manner consistent with historical net realizable value.

     "Operational Transfer" shall have the meaning set forth in Section 39.1.2.

     "Operator Reports" shall have the meaning set forth in Section 8.2.3.5.

     "Option" shall have the meaning set forth in Section 38.

     "Option Closing" shall have the meaning set forth in Section 38.

     "Option Exercise Date" shall have the meaning set forth in Section 38.

     "Option Purchase Price" shall have the meaning set forth in Section 38.

     "Overdue Rate" shall mean on any date, a rate equal to four percent (4%) per annum above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law. Interest at the aforesaid rates shall be determined for actual days elapsed based upon a 360 day year.

     "P&S Agreement" shall have the meaning set forth in the recitals hereto.

     "Patient Revenues" shall mean any and all revenue and income derived from a Facility or the Facilities, as applicable, in the ordinary course of business from the provision of medical services or therapeutic care (exclusive of patient deposits).

     "Per Bed Allocation" shall have the meaning set forth in Section 11.3.1.

     "Permitted Encumbrances" shall mean (a) all easements, covenants, conditions, restrictions, agreements and other matters with respect to the Premises that are of record as of the date hereof; (b) all easements, covenants, conditions, restrictions, agreements and other matters with respect to the Premises, whether or not of record, of which Tenant has knowledge as of the date hereof or that are executed by Tenant or approved or consented to by Tenant; (c) any easements, covenants, conditions, restrictions or utility agreements entered into by Landlord with respect to a Leased Property after the date hereof; (d) any agreement required pursuant to any Legal Requirement entered into by Landlord with respect to a Leased Property after the date hereof; (e) any real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to a Leased Property(ies) that are not yet due and payable; (f) any zoning, building codes and other land use laws regulating the use or occupancy of any Leased Property(ies); (g) occupancy rights of residents and patients of the Facilities; and (h) any other matters affecting title to the Premises or any portion thereof caused by Tenant or its assignees or sublessees or their respective agents or employees.

     "Person" shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, Governmental Authority, endowment fund or other form of entity.

     "Plans and Specifications" shall have the meaning set forth in Section 11.2.1.

     "Policies" shall have the meaning set forth in Section 14.2.

     "Portfolio Coverage Ratio" shall mean the ratio of (i) the Cash Flow for all of the Facilities for the applicable period; to (ii) Fixed Rent and all other debt service and lease payments relating to such Facilities for the applicable period.

     "Premises" shall mean all of the Land, the Leased Improvements and the Intangibles from time to time leased hereunder by Landlord to Tenant.

     "Prior Period Fixed Rent" shall mean, for any Lease Year, the Fixed Rent for the immediately preceding Lease Year.

     "Prior Period Operating Income" shall mean, for any Lease Year, the Operating Income for the period commencing two (2) months prior to the commencement of the preceding Lease Year and expiring two (2) months prior to the Lease Year for which the Prior Period Operating Income is being determined generated by Tenant for all of the Leased Properties that are subject to this Lease during such period. By way of illustration only, if the Prior Period Operating Income were being determined for the Lease Year commencing as of November 1, 2005 and expiring October 31, 2006, the Prior Period Operating Income applicable to such Lease Year would be determined for the period commencing as of September 1, 2004 and expiring August 31, 2005 on the basis of the Leased Properties subject to this Lease during such period.

     "Primary Intended Use" shall mean, as to each Facility, the type of healthcare facility corresponding to such Facility on Schedule 1 attached hereto and made a part hereof.

     "Primary Loan" shall have the meaning set forth in the recitals hereto.

     "Prime Rate" shall mean, on any date, a rate equal to the annual rate on such date announced by the Wall Street Journal to be the "prime rate."

     "Property Removal Date" shall have the meaning set forth in Section 17.9.

     "Property Transfer Date" shall have the meaning set forth in Section 42.1.

     "Property Collateral" shall have the meaning set forth in Section 21.1.1.

     "Provider Agreements" shall mean any agreements under which healthcare facilities are eligible to receive payment under Medicare, Medicaid or any Third Party Payor Program from Governmental Authorities or non-public entities.

     "Rating Agencies" shall mean each of S&P, Moody's and Fitch or any other nationally recognized statistical rating agency that has been designated by Landlord.

     "RCRA" shall mean the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability act, in either case as amended from time to time.

     "Reimbursement Period" shall have the meaning set forth in Section 39.3.2.

     "REIT" shall mean a real estate investment trust.

     "REIT Requirements" shall have the meaning set forth in Section 35.

     "Renewal Option" shall have the meaning set forth in Section 1.2.

     "Rent" shall mean collectively, Fixed Rent and Additional Rent.

     "Rent Escalation Condition" shall mean, as to any Lease Year, that: the Prior Period Operating Income determined for such Lease Year equals or exceeds seventy-five percent (75%) of the Adjusted Base Year Operating Income determined on the basis of those Leased Properties that are subject to this Lease during the period for which the Prior Period Operating Income is determined. By way of illustration only, for purposes of determining whether the Rent Escalation Condition has been satisfied for the Lease Year commencing as of November 1, 2005 and expiring as of October 31, 2006, the Prior Period Operating Income for the period commencing as of September 1, 2004 and expiring as of August 31, 2005 would be compared to the Adjusted Base Year Operating Income for such period for the Leased Properties that are subject to this Lease during such period to determine whether such Prior Period Operating Income equals or exceeds seventy-five percent (75%) of the Adjusted Base Year Operating Income for such period.

     "Replacement Operator" shall have the meaning set forth in Section 24.2.

     "Reserve Event" shall have the meaning set forth in Section 8.2.3.2.

     "Restoration Plans and Specifications" shall have the meaning set forth in
Section 15.4.1.

     "Section 41 Date" shall have the meaning set forth in Section 41.

     "Section 41 Lease" shall have the meaning set forth in Section 41.

     "Security Amount" shall have the meaning set forth in Section 3.4.1.

     "Security Deposit" shall have the meaning set forth in Section 3.4.1.

     "Service Guarantors" shall have the meaning set forth in the Lease
Guaranty.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Successor Operator" shall have the meaning set forth in Section 39.1.2.

     "Tax Credit" shall have the meaning set forth in the P&S Agreement.

     "Tenant" shall have the meaning set forth in the preamble hereof.

     "Tenant Org Docs" shall have the meaning set forth in Section 10.1.

     "Tenant Parties" shall mean any Tenant's agents, employees, Affiliates, invitees, visitors, patients, contractors, subcontractors, physicians, licensees, officers, directors, representatives and comparable parties.

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     "Tenant's Appraiser" shall have the meaning set forth in Section 34.2.

     "Tenant's Personal Property" shall mean all motor vehicles, machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures or all other personal property, and consumable inventory and supplies, now owned or hereafter acquired by Tenant and located on the applicable Leased Property or used in Tenant's business on such Leased Property, including, without limitation, all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, except items, if any, included within the definition of Fixtures.

     "Tenant's Proportionate Share" shall mean each Tenant's allocable share of the Rent obligations set forth hereunder, which Tenant's Proportionate Share is expressed as a percentage and set forth on Schedule 2 attached hereto and made a part hereof and subject to adjustment as described in Sections 17.9, 41 and 42.

     "Term" shall have the meaning set forth in Section 1.2.

     "Terminated Lease Properties" shall have the meaning set forth in Section 17.2.

     "Third Appraiser" shall have the meaning set forth in Section 34.2.

     "Third Party Payor Programs" shall mean any third party payor programs pursuant to which healthcare facilities qualify for payment or reimbursement for medical or therapeutic cure or other goods or services rendered, supplied or administered to any admittee, occupant, resident or patient by or from any Governmental Authority, bureau, corporation, agency, commercial insurer, non-public entity, "HMO," "PPO" or any comparable party.

     "Transfer Authorization" shall have the meaning set forth in Section
39.1.2.

     "Transfer" shall have the meaning set forth in Section 24.1.

     "Transfer Criteria" shall have the meaning set forth in Section 24.2.

     "Transferred Premises" shall have the meaning set forth in Section 41.

     "Trans" shall mean Trans Healthcare, Inc., i.e. the "Parent" as defined in the Lease Guaranty.

     "Transition Authorizations" shall have the meaning set forth in Section 10.10.

     "Transition Notice" shall have the meaning set forth in Section 39.1.1.

     "Transition Property" shall have the meaning set forth in Section 39.1.1.

     "UCC" shall have the meaning set forth in Section 11.3.1.

     "Unsuitable For Its Primary Intended Use" shall mean a state or condition of the Facility(ies) located at the applicable Leased Property such that, by reason of Casualty or Condemnation, in the reasonable judgment of Landlord, the Facility(ies) cannot be operated for

                                       18

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its (their) primary intended use(s) taking into account, among other relevant factors, the number of usable beds affected by such Casualty or Condemnation; provided, however that such Facility(ies) shall not be deemed to be "Unsuitable For Its Primary Intended Use" if such Facility(ies) can, within eighteen (18) months after the occurrence of such Casualty or Condemnation, be restored to substantially the same state and condition as existed immediately prior to such Casualty or Condemnation.

     "Work" shall have the meaning set forth in Section 15.4.1.

     3. Rent.

          3.1 Fixed Rent.

               3.1.1 Rental Payments Tenant shall pay to Landlord, in advance and without demand, on or prior to the fifteenth (15th) day of each calendar month during the Term in lawful money of the United States of America, by wire transfer and pursuant to the wiring instructions attached hereto as Schedule 3.1.1, or at such place or to such person(s), firm(s) or corporation(s) as Landlord from time to time may designate in writing, Fixed Rent. Landlord may, by written notice to Tenant at any time and from time to time, elect to require that Rent (or portions thereof designated by Landlord) that is payable to Landlord hereunder be paid to a lock box. Fixed Rent (and Additional Rent in those instances described in Section 3.3 below) shall be paid by Tenant to Landlord in advance of the fifteenth (15th) day of each calendar month during the Term in equal, consecutive monthly installments; provided, however, that the first payment of Fixed Rent (and Additional Rent in those instances described in Section 3.3 below) shall be payable on November 4, 2002 and prorated for the period from and including November 4, 2002 through November 14, 2002, and the last monthly payment of Fixed Rent (and Additional Rent in those instances described in Section 3.3 below) shall be prorated as to any partial month.

               3.1.2 Rental Amounts. Fixed Rent for the First Lease Year shall be $5,962,500 per annum, payable by Tenant to Landlord in equal monthly installments of $496,875. Each Tenant's allocable share of Fixed Rent shall be equal to the product of (i) the Tenant's Proportionate Share for such Tenant set forth on Schedule 2 attached hereto and made a part thereof; and (ii) the Fixed Rent due hereunder, as applicable. Notwithstanding anything contained herein to the contrary, the existence of a Tenant's Proportionate Share and the allocation of Fixed Rent described in the preceding sentence or elsewhere in this Lease does not change the joint and several nature of the obligation of each Tenant to pay Rent hereunder and otherwise perform the duties and obligations of Tenant hereunder (it being acknowledged that each Tenant shall be jointly and severally liable for any and all obligations of each other Tenant hereunder, including, but not limited to, each individual Tenant's obligations to pay Rent). Commencing upon the second (2nd) Lease Year of the Initial Term, and upon the commencement of each Lease Year to occur thereafter during the Term (including during Extended Terms except as noted below with respect to the first Lease Year in any Extended Term), the Fixed Rent for such Lease Year shall be an amount equal to the sum of (i) the Prior Period Fixed Rent applicable to such Lease Year and (ii) the product of (a) the Prior Period Fixed Rent applicable to such Lease Year and (b) the amount equal to the greater of (x) three percent (3%) or
(y) fifty percent (50%) of the CPI Increase, expressed as a percentage, for such Lease Year for which such calculation is being performed; provided, however, that (i) the Fixed Rent for the first Lease Year of any Extended Term shall be in the amount determined and described in Section 1.3 above; and (ii) if the Rent Escalation Condition has not been satisfied with respect to such Lease Year (i.e. the Prior Period Operating Income for such Lease Year does not equal or exceed seventy-five percent (75%) of the Adjusted Base Year Operating Income allocable to the period for which the Prior Period Operating Income has been determined), the Fixed Rent for such Lease Year shall be equal to the Prior Period Fixed Rent. Notwithstanding anything contained herein to the contrary, if the Rent Escalation Condition fails with respect to any one or more Lease Years, the Fixed Rent determined for the next Lease Year with respect to which the Rent Escalation Condition is satisfied shall be determined as if the Rent Escalation Condition had been satisfied for all previous Lease Years and the Fixed Rent had been escalated pursuant to, and in accordance with, the terms of this Section
3.1.2 for all prior Lease Years. By way of illustration only, if: (xx) the Rent Escalation Condition has failed for both the Lease Year commencing as of November 1, 2006 and expiring as of October 31, 2007 and the Lease Year commencing as of November 1, 2007 and expiring October 31, 2008; but (yy) the Rent Escalation Condition is satisfied for the Lease Year commencing as of November 1, 2008 and expiring as of October 31, 2009, the Fixed Rent for the Lease Year commencing as of November 1, 2008 and expiring as of October 31, 2009 shall be determined as if the Rent Escalation Condition for the two preceding Lease Years (and all other Lease Years) had been satisfied such that the Fixed Rent for the Lease Year commencing as of November 1, 2008 and expiring as of October 31, 2009 shall include, and be determined on the basis of, the escalations for all prior Lease Years which would have occurred pursuant to this
Section 3.1.2 had the Rent Escalation Condition for all prior Lease Years been satisfied.

               3.1.3 Fixed Rent Determinations. Except with respect to the first Lease Year of any Extended Term, promptly after the publication of the Cost of Living Index for the tenth (10th) month during any Lease Year, Landlord shall calculate the CPI Increase and the Fixed Rent for the next Lease Year and submit its determination of Fixed Rent for the next Lease Year for Tenant's review and approval, which determination shall be deemed approved absent written notice from Tenant setting forth in reasonable specificity and detail any errors in such determination by Landlord and within five (5) Business Days after its submission to Tenant. The determination of Fixed Rent by Landlord shall be deemed correct and approved by Tenant absent manifest error in its determination on the part of Landlord. In the event Landlord and Tenant are unable to determine Fixed Rent for any Lease Year on or prior to the commencement of such Lease Year, Tenant shall pay Fixed Rent for such Lease Year assuming a three percent (3%) increase over Prior Period the Fixed Rent applicable to such Lease Year until the correct Fixed Rent is determined for such Lease Year. If the Fixed Rent ultimately determined for any such Lease Year exceeds the assumed amount, Tenant shall pay any deficiency, together with interest thereon, at the Prime Rate, with the first installment of Fixed Rent owing after such determination is made. If the Fixed Rent ultimately determined for any such Lease Year is less than the assumed amount, any excess amounts paid by Tenant on account of the Fixed Rent for such Lease Year shall be credited against the next installment of Fixed Rent due and owing hereunder. At either party's written request, following the determination of Fixed Rent for a particular Lease Year, both parties shall execute and enter into an amendment to this Lease memorializing the Fixed Rent payable with respect to such Lease Year promptly, and in any event within five (5) Business Days, after receipt of such request by the non-requesting party.

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

          3.2 Additional Rent. In addition to Fixed Rent payable with respect to the Premises, Tenant shall pay and discharge as and when due and payable the following (collectively "Additional Rent") (any costs or expenses paid or incurred by Landlord on behalf of Tenant that constitute Additional Rent shall be reimbursed by Tenant to Landlord promptly, and in any event within ten (10) Business Days, after the presentation by Landlord to Tenant of invoices therefor):

               3.2.1 Impositions. Subject to the escrow provisions contained in
Section 3.3 below, Tenant shall pay all Impositions when due, and regardless of the period to which they relate, and in any event before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall, promptly upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay same (and any accrued interest on the unpaid balance of such Imposition) in installments (provided no such installments shall extend beyond the Term) and, in such event, shall pay such installments during the Term before any fine, penalty, premium, further interest or cost may be added thereto.

               3.2.2 Utility Charges. Tenant shall pay any and all charges for electricity, power, gas, oil, water, sanitary and storm sewer, refuse collection, medical waste disposal and other utilities used or consumed in connection with each Leased Property during the Term. In the event Landlord is billed directly by any utility company for any utilities or services supplied to Tenant during the Term, Landlord shall send Tenant the bill and Tenant shall pay the same before it is due. Landlord shall have no obligation or liability with respect to any interruption or failure in the supply of any such utilities.

               3.2.3 Insurance Premiums. Tenant shall pay all premiums for the insurance coverage required to be maintained pursuant to Section 14 hereof.

               3.2.4 Other Charges. Tenant shall pay all other amounts, liabilities, obligations, costs and expenses paid or incurred with respect to the ownership, repair, replacement, restoration, maintenance and operation of the Premises.

               3.2.5 Late Payment of Rent. If any installment of Fixed Rent or Additional Rent (but only as to those Additional Rent payments that are payable directly to Landlord or Landlord's agent or assignee) shall not be paid on its due date, Tenant will pay to Landlord for such overdue installment, on demand,
(i) interest computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof and (ii) an administrative fee of One Thousand Dollars ($1,000.00). In the event of any failure by Tenant to pay any Additional Rent when due, Tenant shall promptly pay and discharge, as Additional Rent, every fine, penalty, interest and cost that may be added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of Rent.

               3.2.6 Consent Expenses. Tenant shall pay, as Additional Rent, on behalf of Landlord, or reimburse Landlord for, any and all of the costs and expenses paid or incurred by Landlord, including, without limitation, reasonable attorneys' fees, in connection with any of the following activities undertaken by or on behalf of Landlord under this Lease: (i) the review by Landlord or Landlord's Representatives of any notices, reports or other information required to be submitted to Landlord by Tenant pursuant to the terms hereof, including, without limitation, financial statements, Annual Capital Expenditure Budgets, Officer's Certificates, Estoppel Certificates, Annual Budgets and Operator Reports; (ii) any inspection performed by Landlord or any of Landlord's Representatives of one or more Leased Properties pursuant to any inspection rights granted hereunder; (iii) the exercise by Tenant of the Option, whether or not the purchase and sale of the Premises is consummated; (iv) the review, execution, negotiation or delivery of any consent, waiver, estoppel, subordination agreement or approval requested of Landlord by Tenant hereunder, including, without limitation, any request for consent to Alterations, any so-called "landlord's waiver", or the negotiation and approval of the terms of, and instruments associated with, any AR Financing; (v) the review by Landlord or Landlord's Representatives of any Plans and Specifications or Restoration Plans and Specifications; (vi) the review by Landlord or Landlord's Representatives, of any request by Tenant for any other approval or consent hereunder, or any waiver of any obligation of Tenant hereunder; (vii) the negotiation by Landlord or Landlord's Representatives of the terms of instruments requested by Landlord of Tenant in connection with any Facility Mortgage; (viii) any assistance provided by Landlord in connection with a permitted contest pursuant to Section 13; (ix) any review by Landlord of invoices, bills, receipts and other documents required to be reviewed by Landlord, in its reasonable discretion, to monitor Tenant's compliance with the terms of this Lease in respect of Impositions, utility charges, insurance premiums or any other provisions hereunder requiring Tenant to make payments to any third party; (x) the establishment and maintenance by Landlord or any Facility Mortgagee of any bank or investment account pursuant to Section 3.3 or 11.3; and (xi) any other negotiation, request or other activity comparable to any of the foregoing (collectively, such expenses, "Consent Expenses"). Tenant shall reimburse Landlord for (or pay on behalf of Landlord) any Consent Expenses promptly, and in any event within fifteen (15) Business Days, after the presentation by Landlord to Tenant of invoices therefor.

          3.3 Escrow Deposits.

               3.3.1 Escrow. Tenant shall, on the first day of the first calendar month commencing after the date on which the aggregate amount of Impositions and insurance premiums payable from and after November 4, 2002 is greater than or equal to the Tax Credit (the "Escrow Commencement Date"), and on the first day of each calendar month thereafter during the Term, pay to and deposit with Landlord a sum equal to one twelfth (1/12th) of the Impositions to be levied, charged, filed, assessed or imposed upon or against the Premises within one (1) year after the Escrow Commencement Date (or any subsequent twelve
(12) month period) and a sum equal to-one-twelfth (1/12th) of the premiums for the insurance policies required pursuant to Section 14 hereof that are payable within one (1) year after said Escrow Commencement Date (or any subsequent twelve (12) month period). If the amount of the Impositions to be levied, charged, assessed or imposed or insurance premiums to be paid within the one (1) year period following the Escrow Commencement Date (or any subsequent twelve
(12) month period) hereunder cannot be determined as of the Escrow Commencement Date (or the commencement of any subsequent twelve (12) month period), such amount for the purpose of computing the deposit to be made by Tenant hereunder shall be estimated by Landlord with an appropriate adjustment to be promptly made between Landlord and Tenant as soon as such amount becomes determinable. Landlord may, at its option, from time to time require that any particular deposit be greater than one-twelfth (1/12th) of the estimated Imposition and/or insurance premium amount payable within one (1) year after the Escrow Commencement Date (or the commencement of any subsequent twelve (12) month period), if such additional deposit is required to provide a sufficient fund from which to make payment of all Impositions on or before the next due date of any installment thereof, or to make payment of any required insurance premiums not later than the due date thereof. Tenant shall deliver to Landlord copies of all notices, demands, claims, bills and receipts in relation to the Impositions and insurance premiums promptly upon receipt thereof by Tenant. The actual or estimated amounts on account of Impositions and insurance premiums shall be adjusted annually.

               3.3.2 Landlord's Deposit. On the date hereof, Landlord shall deposit, in an account (the "Escrow Account") with Lending Institution satisfactory to Landlord or any Facility Mortgagee, in the sole discretion of Landlord or such Facility Mortgagee, an amount equal to the Tax Credit. The Tax Credit and escrow deposits made by Tenant pursuant to this Section 3.3 may be commingled with other assets of Landlord or such Facility Mortgagee. The Tax Credit shall be applied by Landlord or such Facility Mortgagee pursuant to the terms of this Section 3.3, in the same manner and fashion as an escrow deposit made by Tenant to Landlord pursuant to Section 3.3.3 for purposes of the payment of Impositions and insurance premiums.

               3.3.3 Use of Deposits. Tenant shall pay any and all Impositions and insurance premiums when due and regardless of whether or not the funds then held in the Escrow Account are sufficient to reimburse Tenant therefor. The Tax Credit and the sums deposited by Tenant under this Section 3.3 shall be held by Landlord or any Facility Mortgagee, and, provided that no Event of Default exists hereunder, shall be used to reimburse Tenant for any Impositions and/or insurance premiums, as applicable, paid by Tenant, upon delivery by Tenant to Landlord or such Facility Mortgagee, as applicable, of documentation evidencing the payment of such Impositions and/or insurance premiums, which reimbursement shall be provided within thirty (30) days after the presentation of such evidence. Any such deposits may be commingled with other assets of Landlord or such Facility Mortgagee, and shall be deposited in the Escrow Account and Landlord shall not be liable to Tenant or any other person for any consequent loss of principal or interest of funds held in the Escrow Account. Furthermore, Landlord and its Facility Mortgagee shall bear no responsibility for the financial condition of, nor any act or omission by, the Lending Institution at which the Escrow Account is located. The interest from such deposits shall be retained in the Escrow Account to be applied in accordance with the terms of this Section 3.3. If Tenant fails to pay any Impositions or insurance premiums when due and owing hereunder to the applicable taxing authority or insurance carrier, Landlord or any Facility Mortgagee may, but shall not be obligated to, pay such Impositions or insurance premiums from the funds in the Escrow Account pursuant to this Section 3.3. Upon the occurrence of any Event of Default, Landlord or any Facility Mortgagee may apply any funds held in the Escrow Account to cure such Event of Default or on account any damages suffered or incurred by Landlord in connection therewith.

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

               3.3.4 Deficits. Landlord shall have no liability whatsoever to Tenant if any deposits held by Landlord under this Section 3.3 are not sufficient to reimburse Tenant for any Imposition or insurance premium paid by Tenant. Landlord may change its estimate of any Imposition or insurance premium for any period on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other good faith reason. In such event, Tenant shall deposit with Landlord the amount in excess of the sums previously deposited with Landlord for the applicable period within ten (10) days after written request therefor from Landlord.

               3.3.5 Transfers; Refund. In connection with any assignment of the Landlord's interest under this Lease, the original Landlord named herein and each successor in interest shall have the right to transfer all amounts deposited pursuant to the provisions of this Section 3.3 and still in its possession to such assignee (as the subsequent holder of Landlord's interest in this Lease) and upon such transfer, the original Landlord named herein or the applicable successor in interest transferring the deposits shall thereupon be completely released from all liability with respect to such deposits so transferred, and Tenant shall look solely to said assignee, as the subsequent holder of Landlord's interest under this Lease, in reference thereto. As of the Expiration Date, any sums held by Landlord under this Section 3.3 (exclusive of interest) shall be: (i) first, applied to any credit owing from Tenant to Landlord pursuant to Section 4.3 on account of Impositions; and (ii) second, returned to Tenant, only as and when the conditions of Section 3.4.3 for the return of the Security Deposit have been met and provided that any and all Impositions or insurance premiums due and owing hereunder have been paid in full.

          3.4 Security Deposit.

               3.4.1 Cash Security Deposit; Application. Unless Landlord has made the LC Election, Tenant has paid Landlord upon the delivery of this Lease an amount equal to six (6) months of Fixed Rent (the "Security Amount") as security (the "Security Deposit") for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. Upon the occurrence of a Covenant Replacement Event, the Security Amount (and the Security Deposit) shall be increased by Tenant to an amount equal to two (2) years of Fixed Rent (determined from time to time as two (2) times the then applicable annual Fixed Rent), which Security Amount and Security Deposit shall be held, treated and applied in accordance with this Lease for all relevant purposes. Landlord may elect, in its sole discretion, to allow all or some portion of the Security Deposit to act as security for the Mezzanine Loan. Such unilateral election on the part of Landlord shall be made by written notice from Landlord to Tenant designating the portion of the Security Deposit that shall act as security for the Mezzanine Loan. Landlord may at any time, and from time to time, in its sole discretion, revoke such election or revise the portion of the Security Deposit that shall act as security for the Mezzanine Loan (the portion of the Security Deposit from time to time acting as security for the Mezzanine Loan, the "Mezz Security"). Promptly after any such election on the part of Landlord, Tenant shall execute such instruments, acknowledgements or agreements as Lender or Landlord shall reasonably require to govern the application, use, refund and replenishment of the Mezz Security. Notwithstanding anything contained herein to the contrary, Landlord shall have no liability or obligation to return that portion of the Security Deposit that constitutes any Mezz Security if and to the extent applied with respect to the Mezzanine Loan or such return is prevented by the terms of any agreement relative thereto. Upon the occurrence of an Event of Default, Landlord may, but shall not be required to, use, apply or retain the whole or any part of the Security Deposit (whether by drawing upon the Letter of Credit, or applying the cash Security Deposit held by it) for the payment of any Rent in default or for any other sum that Landlord may expend or be required to expend by reason of Tenant's default, including any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. Tenant shall not be entitled to any interest on the Security Deposit and Landlord may commingle the Security Deposit with its other funds. In case of a sale or transfer of the Premises by Landlord, or any cessation of Landlord's interest therein, whether in whole or in part, Landlord may pay over any unapplied part of the Security Deposit (or, in the case of any such partial transfer or cessation, such portion as Landlord allocates to such part of the Premises, in its reasonable discretion) or transfer the Letter of Credit if the LC Election has been made, with any fees incident to such transfer being paid by Tenant (which transfer, in the case of any such partial transfer or cessation, shall require Tenant to cause the Letter Credit to be reissued as separate Letters of Credit satisfying the requirements of Section 3.4.2 as to the remaining Leased Properties) to the successor owner of the Premises, and from and after such payment, Landlord shall be relieved of all liability with respect thereto. The provisions of the preceding sentence shall apply to every subsequent sale or transfer of the Premises or any part thereof.

               3.4.2 LC Election. At any time, and from time to time, Landlord may elect (such election, an "LC Election"), in its sole discretion and by written notice to Tenant, to cause Tenant to post the Security Deposit in the form of an irrevocable, standby Letter of Credit with a face value of the full Security Amount (the "Letter of Credit"). Promptly, and in any event within thirty (30) days after notice of the LC Election, Tenant shall deliver to Landlord a Letter of Credit satisfying the requirements of this Section 3.4.2 in the place and stead of the cash Security Deposit, whereupon Landlord shall return any portion of a cash Security Deposit made by Tenant to Landlord not previously applied by Landlord. The Letter of Credit shall: (a) be in form and substance acceptable to Landlord in its sole discretion; (b) name Landlord as its sole beneficiary; (c) expressly allow Landlord to draw upon it at any time, or from time to time, in whole or in part, by delivering to the issuer, at an office of the issuer located in New York, New York, Louisville, Kentucky or Chicago, Illinois, as set forth on the face of the Letter of Credit, written notice that Landlord is entitled to draw thereon pursuant to the terms of this Lease; (d) be issued by an FDIC-insured Lending Institution that is reasonably satisfactory to Landlord, but shall in all events have a credit rating of "AA" (or the equivalent) or higher from one of the Rating Agencies; and (e) be expressly unconditional, irrevocable and fully transferable. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than one (1) year. Tenant agrees that it shall from time to time, as necessary, (i) renew or replace the original and any subsequent Letter of Credit not less than thirty (30) days prior to its stated expiration date so that it will remain in full force and effect until the later of sixty (60) days after the last day of the Term or the date on which Tenant's obligations under this Lease are satisfied in full or (ii) deliver a cash Security Deposit in the Security Amount not less than thirty (30) days prior to the stated expiration date of such Letter of Credit. If Tenant fails to furnish such renewal or replacement at least 30 days prior to the stated expiration date of the Letter of Credit, Landlord, or its successor, may immediately draw upon such Letter of Credit and hold the proceeds thereof as a portion of the Security Deposit pursuant to the terms of this Lease. Any renewal of or replacement for the original or any subsequent Letter of Credit shall be in an amount not less than the Security Amount and shall otherwise meet the requirements for the original Letter of Credit as set forth above.

               3.4.3 Increase; Replacement of Security Deposit. Tenant, within five (5) Business Days after any increase in Fixed Rent hereunder, shall deposit with Landlord cash in, or increase the face amount of the Letter of Credit by, the amount necessary to ensure the Security Deposit hereunder continues to be equal to six (6) months' annual Fixed Rent based upon the increased Fixed Rent from time to time due hereunder (or two (2) times Fixed Rent in the event a Covenant Replacement Event has occurred). The Security Deposit (or any portion thereof) may be applied (or drawn upon from time to time in full or partial amounts in the case of the Letter of Credit and any renewals or replacements thereof) by Landlord for purposes of curing any Event of Default or Events of Default of Tenant hereunder (or as otherwise expressly provided in this Section 3.4), in which event Tenant shall replenish said Security Deposit in full, within ten (10) days after demand therefor, by paying to Landlord the amount so applied or drawn, or, in the case of the Letter of Credit, restoring the Letter of Credit to its full amount. Tenant's failure to timely restore the Security Deposit as aforesaid shall be an Event of Default. If: (a) no Event of Default has occurred and is continuing hereunder, (b) either (i) Landlord has not applied (or drawn upon) the Security Deposit to cure an Event of Default or (ii) Landlord has applied (or drawn upon) the Security Deposit to cure an Event of Default and Tenant has replenished or restored the same, and (c) Tenant has fully performed and satisfied all of its obligations under the Lease (including, without limitation and as applicable, its obligations relative to an Operational Transfer), then the Security Deposit, or such applicable portion thereof, shall be paid or returned to Tenant within sixty (60) days after the expiration or termination of this Lease and the surrender of the Premises to Landlord in the condition required hereunder; provided, however, that Landlord may retain an amount, as it shall reasonably determine, to secure the payment of any Rent, the amount of which Landlord is then unable to determine finally (and Landlord shall return any such retained amount to Tenant promptly following the final determination of such Rent amount and the full payment to Landlord of such
Rent). The Security Deposit shall not be deemed an advance payment of Rent or a measure of Landlord's damages for any default hereunder by Tenant, nor shall it be a bar or defense to any action that Landlord may at any time commence against Tenant.

          3.5 Survival. Tenant's obligation to pay any Rent owing hereunder with respect to any period on or prior to the expiration or termination of this Lease (including, without limitation, any Extended Terms), as this Lease applies to any or all of the Premises, shall survive any such expiration or termination.

          3.6 Net Lease. The Rent shall be paid absolutely net to Landlord, free of all Impositions, utility charges, operating expenses, insurance premiums or any other charge or expense in connection with the Premises, without any rights of deduction, set-off or abatement, so that this Lease shall yield to Landlord the full amount of the installments of Fixed Rent, throughout the Term (including, without limitation, any Extended Terms). This Lease is intended to be and shall be construed as an absolutely net lease pursuant to which Landlord shall not, under any circumstances or conditions, whether presently existing or hereafter arising, and whether foreseen or unforeseen by the parties, be required to make any payment or expenditure of any kind whatsoever or be under any other obligation or liability whatsoever, except as expressly set forth herein. Notwithstanding the provisions of this Section 3.6, Tenant shall retain

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the right to bring lawsuits against Landlord with respect to alleged defaults by
Landlord of its obligations hereunder or under other agreements to which Tenant and Landlord are parties.

          3.7 Lease Guaranty. On the date hereof, Tenant shall cause to be delivered to Landlord the Lease Guaranty made by Guarantor guaranteeing all of Tenant's obligations under this Lease.

     4. Impositions.

          4.1 Payment of Impositions. Subject to Section 13 relating to permitted contests, Tenant shall pay all Impositions payable during the Term as set forth in Section 3.2.1 and for any tax period occurring during the Term, irrespective of whether the Impositions for such tax period are due and payable after the Term. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant during the Term, the same shall be paid over to or retained by Tenant but only if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall exist hereunder, such refund shall be paid over to and retained by Landlord. If Tenant nevertheless receives such refund, Tenant shall, upon receipt, immediately pay such refund over to Landlord in full. Any such funds retained by Landlord due to an Event of Default shall be applied as Landlord shall determine in its sole discretion. In the event any Governmental Authority classifies any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Subject to the terms of Section 13, Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute tax contests to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall cooperate with Tenant in such protest, appeal, or other action to the extent required by law and reasonably requested by Tenant.

          4.2 Notice of Impositions. Landlord or Landlord's designee shall use reasonable efforts to give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge (which notice shall be deemed properly given if given pursuant to Section 33 hereof or by an e-mail notification to Tenant at cminer@thicare.com), and, if Tenant has not otherwise received notice or become aware of the applicable Impositions, Landlord's failure to give any such notice shall temporarily suspend Tenant's obligations hereunder to pay such Impositions only until such time as Tenant receives notice or otherwise becomes aware of such Impositions; provided, however, that if Landlord reasonably believes that Tenant is aware of such payable Impositions, then Landlord shall have no such obligation to notify Tenant thereof. In the event that Landlord fails to timely notify Tenant of any Impositions payable by Tenant of which Landlord has knowledge and of which Tenant has not otherwise received notice or become aware, then Landlord shall pay any fine or late fee resulting from the late payment of such Impositions, but only to the extent that such fine or late fee is due to delay in payment caused by such failure by Landlord to so advise Tenant. Tenant shall deliver to Landlord, not more than five (5) days prior to the due date of each Imposition, copies of the invoice for such Imposition, the check delivered for payment thereof and an original receipt evidencing such payment or other proof of payment satisfactory to Landlord.

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

          4.3 Adjustment of Impositions. Any Imposition imposed in respect of the tax-fiscal period during which the Term terminates or expires shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination or expiration, and Tenant's obligation to pay its prorated share thereof shall survive such termination or expiration.

     5. No Termination, Abatement, etc. Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of
(a) any damage to, or destruction of, any Leased Property or any portion thereof, from whatever cause, or any Condemnation of any Leased Property or any portion thereof (except as otherwise expressly and specifically provided in Section 15 or Section 16), (b) the interruption or discontinuation of any service or utility servicing any Leased Property, (c) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of any Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or eviction by paramount title, (d) any claim that Tenant has or might have against Landlord or any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties, (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, (f) revocation, suspension or non-renewal of any license, permit, approval or other Authorization necessary to operate any Facility, (g) any withholding, non-payment, reduction or other adverse change respecting any Facility Provider Agreement, Medicare, Medicaid or other Third Party Payor Program, (h) any admissions hold under Medicare, Medicaid or any Third Party Payor Program, or (i) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to
(i) modify, surrender or terminate this Lease or quit or surrender any Leased Property or any portion thereof, or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless and to the extent the obligations to pay the same shall be terminated by termination of this Lease as to any Leased Property other than by reason of an Event of Default.

     6. Premises; Tenant's Personal Property.

          6.1 Ownership of the Premises. Tenant acknowledges that the Premises are the property of Landlord and that Tenant has only the right to the possession and use of the Premises upon and subject to the terms and conditions of this Lease. Notwithstanding anything to the contrary contained in this Lease, in the case of any easement or other rights that are appurtenant to any Leased Property, Tenant agrees that Landlord does not make any representation or warranty relative to Landlord's title thereto or whether such appurtenances are

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encumbered. Tenant agrees that such appurtenances shall constitute Permitted
Encumbrances, as to which Tenant shall have the obligations set forth in Section
8.2.7 and Section 23.

          6.2 Tenant's Personal Property. Tenant may (and shall as provided herein below), at its sole expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Tenant's Personal Property and Tenant shall, subject to the terms of Section 21.1.1 and the conditions set forth below, and except for any Tenant's Personal Property that is purchased by Landlord pursuant to Section 36, remove the same upon the expiration or any prior termination of the Term as it relates to any Leased Property(ies) upon which the same are located. Tenant shall provide and maintain during the entire Term all such Tenant's Personal Property as shall be necessary to maintain the Authorizations in effect and to operate each Facility in compliance with all licensure and certification requirements, in compliance with all applicable and material Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use of each Leased Property. All of Tenant's Personal Property not removed on or prior to the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving notice thereof to Tenant and without any payment to Tenant and without any obligation to account therefor or otherwise dispose of the same in accordance with applicable law. Pursuant to the terms of Section 9.1.3, Tenant shall, at its expense, restore the Premises to the condition required by Section 9.1.3, including, without limitation, repair of all damage to the Premises caused by the removal of Tenant's Personal Property, whether effected by Tenant or Landlord.

     7. Condition and Use of Each Leased Property.

          7.1 Condition of Each Leased Property. Tenant acknowledges receipt and delivery of possession of each Leased Property and that Tenant has examined and otherwise has knowledge of the condition of each Leased Property prior to the execution and delivery of this Lease and has found each Leased Property to be in good order and repair and satisfactory for its purposes hereunder. Tenant is leasing each Leased Property "as is" "where is" and Tenant waives any claim or action against Landlord in respect of the condition of each Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF ANY LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR OTHERWISE, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT EACH LEASED PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT.

          7.2 Use of Each Leased Property.

               7.2.1 Primary Intended Use. During the entire Term, Tenant shall use each Facility (including, without limitation, the Leased Improvements thereon) solely for its Primary Intended Use and shall operate each Facility in a manner consistent with a first class, high quality healthcare facility and sound reimbursement principles under Medicare, Medicaid and any applicable Third Party Payor Programs. Tenant shall not use any Leased Property or any portion thereof for any use other than the Primary Intended Use(s) of the Facility(ies) located

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

thereon without the prior written consent of Landlord, which consent shall not be unreasonably withheld. No use shall be made or permitted to be made of any Leased Property, and no acts shall be done, that would cause the cancellation of any insurance policy covering such Leased Property or any part thereof, nor shall Tenant sell or otherwise provide to occupants or patients therein, or permit to be kept, used or sold in or about such Leased Property, any article that may be prohibited by any Legal Requirements or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters' regulations. The Authorizations for any Facility shall, to the maximum extent permitted by law, relate and apply exclusively to such Facility.

               7.2.2 Authorizations Appurtenant. Tenant acknowledges and agrees that, subject to all applicable Legal Requirements, the Authorizations, are appurtenant to the Facilities to which they apply, both during and following the termination or expiration of the Term. In jurisdictions where the CONs or any other Authorizations are issued to a Tenant or its subtenant, as the Facility operator, Tenant agrees that, in connection with an Operational Transfer, it shall cooperate with Landlord, in accordance with Section 39.1 hereof, to turn over all of Tenant's rights in connection with such CONs or other Authorizations to Landlord or Successor Operator, as applicable. This Section 7.2.2 shall survive the expiration or earlier termination of this Lease.

          7.3 Security Agreement. To the fullest extent permitted by applicable law, Tenant hereby grants to Landlord a first and best security interest in, and lien upon, subordinate to no other lien, all Authorizations issued to, leased or licensed to, or held by, Tenant, including, but not limited to, Tenant's interest in and rights under all Facility Provider Agreements, with respect to the Facilities and any CONs issued, leased or licensed to any Tenant (collectively, "Authorization Collateral") to secure the performance of all of Tenant's obligations under this Lease, including, but not limited to, its obligation to engage in, assist with and facilitate any Operational Transfer. Tenant represents and warrants to Landlord that attached hereto on Schedule 7.3 is a detailed list and description of all of the Authorization Collateral. In connection with an Event of Default or an Operational Transfer, Landlord shall have, as to each Leased Property, all the rights and remedies of a secured party under the laws of the State in which such Leased Property is located with respect to the Authorization Collateral for the Facility(ies) located on such Leased Property. Tenant, as debtor, shall (i) execute (if appropriate or necessary) and deliver to Landlord, as the secured party, upon execution of this Lease by Tenant, UCC-1 financing statements in proper form, and thereafter, from time to time, execute and deliver to Landlord such extensions and/or updates of such financing statements as are required for the purpose of perfecting and maintaining the priority of the security interest and lien granted to Landlord herein, (ii) execute such additional security agreements, fixture filings and other documents as Landlord may reasonably require, and (iii) perform any other acts reasonably necessary to the perfection of such security interest and lien. Tenant consents to the filing of such financing statements by Landlord and agrees that the provisions of this Section 7.3 shall constitute a security agreement for the purposes contemplated hereby. Notwithstanding anything contained herein to the contrary, Tenant shall not (under any circumstances) grant any lien upon, security interest in and to or otherwise pledge, encumber, hypothecate, transfer or assign, in whole or in part, the Authorization Collateral to any Person, irrespective of the priority of such security interest, pledge or hypothecation. The security interest and lien granted by this

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

Section 7.3 shall be in addition to any lien of Landlord that may now or at any time hereafter be provided by law.

          7.4 Granting of Easements, etc. Landlord may, from time to time, with respect to any Leased Property: (i) grant easements, covenants and restrictions, and other rights in the nature of easements, covenants and restrictions, (ii) release existing easements, covenants and restrictions or other rights in the nature of easements, covenants or restrictions that are for the benefit of the applicable Leased Property, (iii) dedicate or transfer unimproved portions of the applicable Leased Property for road, highway or other public purposes, (iv) execute petitions to have the applicable Leased Property annexed to any municipal corporation or utility district, (v) execute amendments to any easements, covenants and restrictions affecting the applicable Leased Property and (vi) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interests in the applicable Leased Property) without the necessity of obtaining Tenant's consent provided that such easement or other instrument is not materially detrimental to the conduct of the business of Tenant on the applicable Leased Property. If any easement, covenant, release or comparable instrument contemplated by this Section 7.4 is materially detrimental to the conduct of business by the applicable Tenant(s) at a Leased Property, Landlord shall obtain Tenant's prior written consent to the proposed easement, covenant or restriction or comparable instrument, which consent shall not be unreasonably withheld (and which consent shall be deemed given if not expressly denied by Tenant, in writing, within ten (10) Business Days of Tenant's receipt of such request).

     8. Negative and Affirmative Covenants of Tenant.

          8.1 Negative Covenants. Tenant covenants and agrees with Landlord that:

               8.1.1 Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Landlord, neither any Tenant nor any Person having a direct or indirect interest, ownership or beneficial interest in any Tenant or any Guarantor shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or otherwise transfer any interest, direct or indirect, in any Tenant, any Guarantor (except as may otherwise be expressly and specifically permitted in the Lease Guaranty with respect to Trans and certain Service Guarantors), any of the Leased Properties or any part thereof, whether voluntarily or involuntarily.

               8.1.2 Liens; Waste. No Tenant shall create, incur, assume or suffer to exist any lien, charge, encumbrance, easement or restriction on any portion of any of the Leased Properties except for Permitted Encumbrances. No Tenant shall commit or suffer to be committed any waste on any Leased Property, nor shall any Tenant cause or permit any material nuisance thereon.

               8.1.3 Issuance of Equity Interests. No Tenant shall issue or allow to be created any stocks or shares or partnership or membership interests in any Tenant, or other ownership interests other than the stocks, shares, partnership or membership interests and other ownership interests that are outstanding or exist on the date hereof or any security or other instrument that by its terms is convertible into or exercisable or exchangeable for stock, shares,

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

partnership or membership interests or other ownership interests in any Tenant that are outstanding or exist on the date hereof.

               8.1.4 Change in Business. No Tenant (exclusive of Trans Healthcare of Ohio, Inc.) shall cease to be a single-purpose entity existing for the sole purpose of operating the applicable Leased Property(ies) for its/their Primary Intended Use(s), or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than in continuance of its present business. No Tenant shall amend, modify or alter its Tenant Org Docs in any material respect without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole discretion.

               8.1.5 Primary Intended Use. No Tenant shall (i) change, consent to, or otherwise acquiesce in, the change of the Primary Intended Use of any Facility; or (ii) reduce, or consent to, or otherwise acquiesce in, the reduction of the number of licensed beds at any Facility without Landlord's prior written consent, which consent shall not be unreasonably withheld.

               8.1.6 Debt Cancellation. No Tenant shall cancel or otherwise forgive or release any claim or debt owed to any Tenant by any Person, except for adequate consideration and in the ordinary course of such Tenant's business.

               8.1.7 Affiliate Transactions. No Tenant shall enter into, or be a party to, any transaction with an Affiliate of any Tenant or any of the partners, members or shareholders of any Tenant except in the ordinary course of business and on terms that are fully disclosed to Landlord in advance and are no less favorable to any Tenant or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

               8.1.8 Zoning. No Tenant shall initiate or consent to any zoning reclassification of any portion of any of the Leased Properties or seek any variance under any existing zoning ordinance or use (or permit the use of) any portion of any of the Leased Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Landlord.

               8.1.9 Assets; Investing. No Tenant (exclusive of Trans Healthcare of Ohio, Inc. in accordance with the Lease Guaranty only) shall purchase or own any property other than property necessary for, or incidental to, the operation of the applicable Facility(ies) for its/their Primary Intended Use(s). No Tenant (exclusive of Trans Healthcare of Ohio, Inc. to the extent expressly and specifically permitted under the Loan Documents and the Lease Guaranty) shall purchase or otherwise acquire, hold, or invest in securities (whether capital stock or instruments evidencing indebtedness) of any Person. No Tenant (exclusive of Trans Healthcare of Ohio, Inc. to the extent expressly and specifically permitted under the Loan Documents and the Lease Guaranty) shall make loans or advances to, any Person (other than any Guarantor provided no Event of Default then exists), except for cash balances temporarily invested in short-term or money market securities.

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

               8.1.10 Contracts. No Tenant shall execute or modify any material contracts or agreements with respect to any Facility except for contracts and modifications approved by Landlord (which approval shall not be unreasonably withheld). Contracts made in the ordinary course of business and in an amount less than $100,000.00 shall not be considered "material" for purposes of this Section.

               8.1.11 Subordination of Payments to Affiliates. After the occurrence of an Event of Default and until such Event of Default is cured, no Tenant shall make any payments or distributions (including, without limitation, salary, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to any Guarantor or any Affiliate of any Tenant or any Guarantor, or any shareholder, member, partner or other equity interest holder of Tenant, any Guarantor or any Affiliate of any Tenant or Guarantor.

               8.1.12 No Joint Assessment. No Tenant shall suffer, permit or initiate the joint assessment of any Leased Property (i) with any other real property constituting a tax lot separate from such Leased Property, or (ii) with any portion of such Leased Property that may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes that may be levied against such personal property shall be assessed or levied or charged to such Leased Property.

               8.1.13 Principal Place of Business. No Tenant shall change its principal place of business without first giving Landlord thirty (30) days prior notice. No Tenant shall change its jurisdiction of organization or its name without first obtaining the written consent of Landlord.

               8.1.14 ERISA.

                    8.1.14.1 No Tenant shall engage in any transaction that would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Landlord of any of its rights under this Lease) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

                    8.1.14.2 Each Tenant shall deliver to Landlord such certifications or other evidence from time to time throughout the Term, as requested by Landlord in its sole discretion, that (A) such Tenant is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) such Tenant is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

               (i) equity interests in such Tenant are publicly offered securities, within the meaning of 29 C.F.R. (S) 2510.3-101(b)(2);

               (ii) less than twenty-five percent (25%) of each outstanding class of equity interests in such Tenant are held by "benefit plan investors" within the meaning of 29 C.F.R. (S) 2510.3-101(f)(2); or

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

               (iii) such Tenant qualifies as an "operating company" or a "real estate operating company" within the meaning of 29
     C.F.R. (S) 2510.3-101(c) or (e).

               8.1.15 Other Indebtedness. No Tenant shall create, incur, assume, or permit to exist any indebtedness other than (i) trade debt incurred in the ordinary course of Tenant's business (which shall not include so-called "accounts receivable" financing, which shall be governed by the terms of Section 21.2); or (ii) any AR Financing pursuant to Section 21.2.

               8.1.16 Guaranties. Except in connection with the Loan Transaction, no Tenant shall create, incur, assume, or permit to exist any guarantee of any loan or other indebtedness except for the endorsement of negotiable instruments for collection in the ordinary course of business.

               8.1.17 Use-Specific Negative Covenants. No Tenant shall:

                    8.1.17.1 Transfer any Authorizations to any location other than the Facility operated by such Tenant or as otherwise required by the terms of this Lease nor pledge any Authorizations as collateral security for any loan or indebtedness except as required by the terms of this Lease.

                    8.1.17.2 Rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of (i) any Authorization for any Facility or (ii) any applicable Facility Provider Agreement for any Facility.

                    8.1.17.3 Amend or otherwise change any Facility's authorized bed capacity and/or the number or type of beds, and/or licensing category or type and/or the number of beds participating in governmental payment programs approved by the applicable state licensing agency, CMS or other Governmental Authority without (x) Landlord's prior written consent, which may be given or denied in Landlord's sole discretion and, (y) in connection with any temporary reduction of the number of beds, written evidence from each applicable Governmental Authority that such reduction is temporary.

                    8.1.17.4 Replace or transfer all or any part of any Facility's licensed beds to another site or location, change the type of licensed beds at any Facility or reduce the number of licensed beds at any Facility.

                    8.1.17.5 Apply for approval to (i) move any licensed beds to another site or location, (ii) change the type of licensed beds at any Facility or (iii) reduce the number of licensed beds at any Facility.

                    8.1.17.6 Jeopardize in any manner any Tenant's participation in Medicare, Medicaid or any Third Party Payor Programs to which any Tenant is subject at any time during the Term.

                    8.1.17.7 Pledge any receivables as collateral security for any loan or indebtedness other than as specifically permitted by the terms of
Section 7.3 of this Lease.

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

                    8.1.17.8 Enter into any patient or resident care agreements with patients or residents or with any other Persons that deviate in any material respect from the standard form customarily used by any Tenant at the applicable Facility.

                    8.1.17.9 Change the terms of any Facility Provider Agreement, any Third Party Payor Program or its normal billing payment or reimbursement policies and procedures with respect thereto (including, without limitation, the amount and timing of finance charges, fees and write-offs); provided that a Tenant may enter into changes that do not have a material adverse effect on (x) the business or financial position or results of operations of such Tenant, (y) the ability of such Tenant to perform, or of Landlord to enforce, the terms of this Lease or the value of the Leased Properties taken as a whole.

                    8.1.17.10 Assign or transfer any of its interest in any Authorization or assign, pledge, hypothecate, transfer or remove, or permit any other person to assign, transfer, pledge, hypothecate or remove, any records pertaining to any Facility including, without limitation, patient records and medical and clinical records (except for removal of such patient records as directed by the patients owning such records).

          8.2 Affirmative Covenants. Until all of Tenant's obligations hereunder have been performed and discharged in full, Tenant covenants and agrees to and for the benefit of Landlord as follows:

               8.2.1 Perform Obligations. Tenant shall perform or cause to be performed, as and when due, all of its obligations under this Lease, the Authorizations (including, but not limited to, any Facility Provider Agreements), any Permitted Encumbrances, any Insurance Requirements and any material Legal Requirements. Prior to the date hereof, Tenant has taken all necessary action to obtain all Authorizations (including, but not limited to, the Facility Provider Agreements) required for the operation of each of the Facilities for its Primary Intended Use and shall take all necessary action to maintain such Authorizations (including, but not limited to, the Facility Provider Agreements) during the Term.

               8.2.2 Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant's construction, occupancy, maintenance, or operation of any Facility or any portion thereof for its Primary Intended Use, Tenant will cause such proceedings to be vigorously contested in good faith, and will, without limiting the generality of the foregoing, use all reasonable commercial efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

               8.2.3 Documents and Information.

                    8.2.3.1 Furnish Documents. Tenant shall timely deliver to Landlord such financial statements, reports, certificates and other information as is required pursuant to the terms of Section 25 hereof, including, but not limited to, the Census Information and Operator Reports, within the applicable time periods specified in Section 25.

                    8.2.3.2 Furnish Information. Tenant shall (i) promptly supply Landlord with such information concerning its financial condition, licensing, affairs and

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

property as Landlord may reasonably request from time to time hereafter and in the format reasonably designated by Landlord; (ii) promptly notify Landlord in writing of any condition or event that constitutes a breach of any term, condition, warranty, representation, or provision of this Lease or any other agreement between Landlord or its Affiliates and Tenant, Guarantor or any of their Affiliates, and of any adverse change in the financial condition of any Tenant, Guarantor or any Affiliate of Tenant or Guarantor and of any Event of Default; (iii) maintain a standard and modern system of accounting; (iv) permit Landlord or any of Landlord's Representatives to have reasonable access to and to examine all of its books and records regarding the financial condition of any or all of the Facilities at any time or times hereafter during business hours and after two (2) Business Days' prior oral or written notice; and (v) permit Landlord, at Landlord's expense, to copy and make abstracts from any and all of said books and records. Tenant shall notify Landlord, in writing and within five
(5) Business Days, if any Tenant is advised, in writing, formally or informally, by its insurance carrier, reinsurance provider, accountants, actuary, any Governmental Authority, or any Third Party Payor Program provider of any actual, pending, threatened or contemplated increase in its reserves for expenses relating to malpractice or professional liability claims or any material increase in the premium costs for malpractice or professional liability insurance (any of the foregoing, a "Reserve Event").

                    8.2.3.3 Further Assurances and Information. Tenant shall, upon request of Landlord from time to time, execute, deliver, and furnish such documents as may be necessary or appropriate to consummate fully the transactions contemplated under this Lease. Promptly, and in any event, within ten (10) days after a request from Landlord, Tenant shall provide to Landlord such additional information regarding Tenant, Tenant's financial condition or the Facilities as Landlord, or any existing or proposed creditor of Landlord or Ventas, Inc. (including, without limitation, any existing or proposed Facility Mortgagee), or any auditor or underwriter of Landlord or Ventas, Inc., may require from time to time.

                    8.2.3.4 Material Communications. Tenant shall transmit to Landlord, within two (2) Business Days after receipt thereof (or immediately with respect to any correspondence related to an "immediate jeopardy" event), any Actuarial Correspondence and material communication affecting one or more Facilities, Tenant, Guarantor, any Affiliate of Tenant or Guarantor, this Lease, the Legal Requirements, the Insurance Requirements, the Facility Provider Agreements or the Authorizations, and Tenant shall promptly respond to inquiries by Landlord with respect to such information. Tenant shall notify Landlord in writing promptly after Tenant obtains knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, any Tenant, any Guarantor, any affiliate of any Tenant or any Guarantor or any Facility that may affect the right to operate one or more of the Facilities, any Facility Provider Agreements, any of the Authorizations, the right to receive regular reimbursement under Medicare, Medicaid or any other Third Party Payor Program or Landlord's title to any Facility or Tenant's interest therein.

                    8.2.3.5 Operator Reporting; Actuarial Reports. Tenant shall provide Landlord with accurate and complete copies of any and all of the census information concerning the number of licensed beds occupied by bona fide residents or patients, all cost reports, surveys, survey deficiency reports, monthly financial statements and other reports, materials and information concerning Tenant, the Facilities and each Tenant's business

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operations and compliance with material laws, ordinances, rules, regulations,
Authorizations and Facility Provider Agreements that are submitted by Tenant to any Governmental Authorities or any provider pursuant to any Third Party Payor Program (including any Health Department or CMS), for any of the Facilities (the "Operator Reports") promptly, and in any event, within three (3) Business Days, after the submission thereof. Tenant shall provide Landlord with any and all Actuarial Reports received by, or prepared by or on behalf of, Landlord within ten (10) Business Days after the receipt or submission thereof by or to any Tenant. All Operator Reports shall be accurate in all material respects as of the date of such Operator Reports.

               8.2.4 Compliance With Laws. Tenant shall comply with all Insurance Requirements and all material Legal Requirements, and keep all Authorizations and Facility Provider Agreements in full force and effect. Except as otherwise provided in Section 3.3, Tenant shall pay when due all Impositions of every kind and nature that due and payable by Tenant at any time during the Term. Tenant shall be solely responsible for compliance with all material Legal Requirements and Landlord shall have no responsibility for such compliance.

               8.2.5 Existence and Change in Ownership. Each Tenant shall maintain its respective existence throughout the Term. Any change in the ownership of Tenant, directly or indirectly, in whole or in part, shall require Landlord's prior written consent. Landlord's consent to a change in ownership may be given or withheld in Landlord's sole discretion.

               8.2.6 Financial Covenants. The following financial covenants shall be met throughout the term of this Lease:

                    8.2.6.1 Coverage Ratio. Tenant shall maintain for each fiscal quarter a Coverage Ratio with respect to each Facility of not less than
1.00 to 1.00.

                    8.2.6.2 Net Worth. Each Tenant shall maintain for each fiscal quarter a Net Worth of not less than the net worth on the day of "closing" minus $500,000. Tenant shall maintain during each fiscal quarter an aggregate Net Worth of not less than net worth at the date of closing less $2,000,000.

                    8.2.6.3 Portfolio Coverage Ratio. Tenant shall maintain for each fiscal quarter a Portfolio Coverage Ratio of not less than 1.25 to 1.00.

                    8.2.6.4 Minimum Occupancy. Each Tenant shall maintain a minimum occupancy rate in the applicable Facility of seventy-five percent (75%) by patients for which full reimbursement is provided in accordance with the terms of the applicable Facility Provider Agreements. Tenant shall maintain an aggregate minimum occupancy rate in all of the Facilities for each quarter of eighty percent (80%) by patients for which full reimbursement is provided in accordance with the terms of the applicable Facility Provider Agreements.

               8.2.7 Permitted Encumbrances. Tenant shall, at its own cost and expense, fully observe, perform and comply with all Permitted Encumbrances as the same apply to or bind Landlord or the Premises. No Tenant shall cause, or permit its respective Tenant Parties to cause, whether by act or omission, any breach of, default under or termination of any Permitted Encumbrance applicable to or binding upon Landlord or the Premises.

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

          8.3 Authorization Non-Compliance. In the event that Tenant shall receive a complaint or notice from a private party to any Third Party Payor Program or Governmental Authority alleging, asserting or suggesting that Tenant is not in substantial compliance with any Legal Requirement, license, permit, approval, CON, certification for reimbursement under Medicare or Medicaid (including any Facility Provider Agreement) or other Authorization, Tenant shall within two (2) Business Days, send notice to Landlord, whereupon Tenant shall remedy any condition causing such complaint noncompliance, as applicable, promptly, and in any case within any cure period allowed therefor by the applicable agency or authority, in the case of such non-compliance.

     9. Maintenance of Facilities.

          9.1 Maintenance and Repair.

               9.1.1 Facility Repair. Tenant, at its sole expense, shall keep each Leased Property (and Tenant's Personal Property) in good and safe order and repair, except for ordinary wear and tear and damage by Casualty and Condemnation (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such Leased Property, Tenant's Personal Property, or any portion thereof). Without limitation of the foregoing, Tenant shall promptly make all necessary and appropriate repairs and replacements (capital and otherwise) to each Facility, of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise), including, but not limited to, any roof repairs or replacements or parking lot repairs or replacements, such that the Leased Properties are maintained in a first class operating and structural condition. Tenant shall maintain, repair and replace each Facility such that no material deferred maintenance items exist at, in or on any Leased Property at any time and all systems, components, and elements (structural and otherwise) have a useful life determined in the exercise of Landlord's reasonable judgment that exceeds the then applicable Expiration Date by not less than three (3) years (and not less than seven (7) years as to structural items). Tenant shall have in place service and maintenance contracts with duly licensed contractors or repair services (which contractors or repair services shall be acceptable to Landlord in its sole discretion) providing for regular maintenance and repair of any and all major systems serving any Leased Property, including, but not limited to, the HVAC systems, life safety systems, plumbing systems and elevator and conveyor systems. Landlord may from time to time as to any one or more Leased Properties, and at Tenant's sole expense (but no more than once every two (2) years at Tenant's expense), cause an engineer designated by Landlord in its sole discretion, to inspect one or more Leased Properties and issue a report (a "Leased Property Condition Report") with respect to the condition of any such Leased Properties. Tenant shall, at its own cost and expense, make any and all repairs or replacements recommended by such Leased Property Condition Report that are required to be performed by this Section 9.1. All repairs shall be made in a good and workmanlike manner and in accordance with all Legal Requirements relating to such work. Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or usefulness of the applicable Leased Property or any part thereof for its Primary Intended Use. Landlord shall not under any circumstances be required to repair, replace, build or rebuild any improvements on any Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to any Leased

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

Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain any Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or thereafter enacted.

               9.1.2 Notice of Non-Responsibility. Except as expressly set forth in this Lease, nothing contained in this Lease and no action or inaction by Landlord shall be construed as: (i) constituting the consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer, materialman or vendor to, or for the performance of, any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to any Leased Property or any part thereof; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that might create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in any Leased Property, or any portion thereof. Landlord may post, at Tenant's sole cost, such notices of non-responsibility upon, or of record against, any Leased Property to prevent the lien of any contractor, subcontractor, laborer, materialmen or vendor providing work, services or supplies to Tenant from attaching against the Premises. Tenant agrees to promptly execute and record any such notice of non-responsibility at Tenant's sole cost.

               9.1.3 Vacation and Surrender. Tenant shall, upon the expiration or sooner termination of the Term as to any Leased Property, vacate and surrender the applicable Leased Property to Landlord in a first class condition consistent with the requirements of Section 9.1.1, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear and damage from Casualty or Condemnation. Any Leased Property shall be returned to Landlord in a broom clean condition, free and clear of Tenant's Personal Property (subject to the terms of Section 21.1.1 and except for Tenant's Personal Property that Landlord elects to acquire pursuant to Section 36 hereof) but including any and all Alterations, which shall be and remain the property of Landlord as part of such Leased Property (except for Alterations that Landlord requests, in writing, that Tenant remove, which Alterations shall be promptly and completely removed by Tenant). Tenant shall repair, at Tenant's sole cost, any damage to a Leased Property resulting from the removal of any Alterations or Tenant's Personal Property therefrom, whether effected by Tenant or Landlord.

          9.2 Encroachments. If any of the Leased Improvements on any Leased Property shall, at any time, encroach upon any property, street or right-of-way adjacent to such Leased Property, then, promptly upon the request of Landlord, Tenant shall, at its expense, subject to its right to contest the existence of any encroachment and, in such case, in the event of any adverse final determination, either (i) obtain valid waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, whether the same shall affect Landlord or Tenant, or (ii) make such changes in the Leased Improvements, and take such other actions, as Tenant, in good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to

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

continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such encroachment. Any such alteration shall be made in conformity with the applicable requirements of Section 11. Tenant's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall not be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.

     10. Tenant's Representations and Warranties. Tenant hereby makes the following representations and warranties, as of the date hereof, to Landlord and acknowledges that Landlord is granting the Lease in reliance upon such representations and warranties. Tenant's representations and warranties shall survive and, except to the extent otherwise specifically limited, shall continue in full force and effect until Tenant's obligations hereunder have been performed in full.

          10.1 Organization and Good Standing. Each Tenant other than Trans Healthcare of Ohio, Inc. is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware or Maryland. Trans Healthcare of Ohio, Inc. is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Tenant is qualified to do business in and is in good standing under the laws of the State in which the Facility operated by such Tenant is located. Each Tenant other than Trans Healthcare of Ohio, Inc. is a single member limited liability company, the sole members of which are identified on
Schedule 1 attached hereto. Tenant has delivered true and complete copies of the documents, certificates and agreements pursuant to which each Tenant is organized to do business (the "Tenant Org Docs").

          10.2 Power and Authority. Each Tenant has the power and authority to execute, deliver and perform this Lease and to make itself jointly and severally liable for the obligations of each of other Tenant. Each Tenant has taken all requisite action necessary to authorize the execution, delivery and performance of such Tenant's obligations under this Lease.

          10.3 Enforceability. This Lease constitutes a legal, valid, and binding obligation of each Tenant enforceable in accordance with its terms.

          10.4 Consents. The execution, delivery and performance of this Lease will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any Governmental Authority, or any other person or entity.

          10.5 No Violation. The execution, delivery and performance of this Lease (i) do not and will not conflict with, and do not and will not result in a breach of, any Tenant Org Docs; and (ii) do not and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Tenant or any of the Facilities.

          10.6 Reports and Statements. All reports, statements (financial or otherwise), certificates and other data furnished by or on behalf of Tenant or any Guarantor to Landlord in connection with this Lease, and all representations and warranties made herein or in any certificate or other instrument delivered in connection herewith, are true and correct in all

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

material respects and do not omit to state any material fact or circumstance necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading as of the date of such report, statement, certificate or other data.

          10.7 No Default. As of the date hereof, (i) there is no existing Event of Default under this Lease; and (ii) no event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default.

          10.8 Adverse Matters. No Tenant nor any of their respective representatives, officers, directors, members, contractors, subcontractors, agents or employees have been disqualified from participating in either the Medicare or Medicaid programs. Without limitation of the foregoing, no Tenant nor any of their respective officers, directors, members or managing employees or other contractors, subcontractors, employees or agents has engaged in any activities that are prohibited under criminal law, or are cause for civil penalties or mandatory or permissive exclusion from Medicare, or any other state health care program. There is no, and there shall continue to be no, threatened, existing or pending revocation, suspension, termination, probation, restriction, limitation or nonrenewal affecting any Tenant or any Facility with regard to participation in Medicare, Medicaid or any Third Party Payor Programs or the applicable Authorizations to which any Tenant or Facility presently or at any time hereafter is/are subject.

          10.9 Certification. Each Tenant has obtained, or will obtain pursuant to the terms of the P&S Agreement, within thirty (30) days and one hundred twenty (120) days with respect to the Facility Provider Agreement for Medicare, any and all Authorizations necessary or advisable to operate its Facility for its Primary Intended Use. Each Tenant has obtained, or will obtain pursuant to the terms of the P&S Agreement within thirty (30) days and one hundred twenty
(120) days with respect to the Facility Provider Agreement for Medicare, all of the Authorizations, including, but not limited to, the Facility Provider Agreements, necessary to be, and to continue to be, validly licensed and Medicare and Medicaid certified to operate its applicable Facility in accordance with the applicable rules and regulations of the State in which the applicable Facility is located and federal Governmental Authorities, including, but not limited to, CMS.

          10.10 Transition Permits. As to those Authorizations necessary or advisable for the operation of each Facility for its Primary Intended Use that the Tenant operating such Facility has not received as of the date hereof (contemplated and characterized by the P&S Agreement as Transition Permits), such Tenant has obtained from the prior owner or operator of the applicable Facility the right to rely upon, use and employ such consents, approvals, licenses, permits or permissions from any Governmental Authorities and any providers under any Third Party Payor Programs (the "Transition Authorizations") as are necessary or advisable to allow such Tenant to operate the applicable Facility(ies) until replacement Authorizations are obtained and to receive regular reimbursement under Medicaid, Medicare, and any other Third Party Payor Programs until such Tenant receives the Authorizations necessary to replace such Transition Authorizations.

          10.11 Facility Provider Agreements. Each Tenant is (or will be, pursuant to the terms of the P&S Agreement within thirty (30) days after the date hereof), and shall continue

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

to be, certified, by and the holder of, valid Facility Provider Agreements with Medicare and Medicaid, issued by the applicable Health Departments and/or CMS.

          10.12 No Reimbursement Audits or Appeals. There are no current, pending or outstanding reimbursement audits regarding Medicaid, Medicare or Third Party Payor Programs nor any appeals pending at any Facility that (x) are not applicable in the ordinary course to skilled nursing facilities, hospitals or assisted living facilities, as applicable, comparable to the Facilities and
(y) could result in a material adverse effect on the results from operations for the applicable Facility.

          10.13 No Recoupments Efforts. There are no current or pending recoupment efforts regarding Medicaid, Medicare or Third Party Payor Programs at (or with respect to) any Facility that (x) are not applicable in the ordinary course to skilled nursing facilities, hospitals or assisted living facilities, as applicable, comparable to the Facilities and (y) could result in a material adverse effect on the results of operations of the applicable Facility. Tenant is not a participant in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds.

          10.14 Professional Liability Reserves. For each Facility, the applicable Tenant has made reserves for expenses relating to malpractice and professional liability claims that are adequate and complete in the exercise of commercially reasonable judgment and normal commercial practice, which reserves have been approved by its independent auditors and its independent actuary.

          10.15 Primary Intended Use. Each Facility is being operated for its Primary Intended Use and contains the number of licensed beds described on
Schedule 1 attached hereto and made a part hereof.

          10.16 Compliance with Laws. Each Tenant is in substantial compliance with all applicable federal, state and local laws, regulations and guidelines (including any government payment program requirements and disclosure of ownership and related information requirements), quality and safety standards, accepted professional standards and principles that apply to professionals providing services to nursing facilities, assisted living facilities and/or rehabilitation hospitals, in each case, as applicable, accreditation standards, and requirements of the applicable state licensing agency, CMS and all other Governmental Authorities including, without limitation, those requirements relating to the physical structure and environment of each Leased Property, licensing, quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting. No Tenant has committed any act which may give any Governmental Authority the right to cause Tenant to lose any applicable Authorizations.

          10.17 Ownership of Authorizations. The Authorizations, including without limitation, each CON:

               (i) are not and have not been, transferred to any location other than the Leased Property to which such Authorizations relate;

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

               (ii) are not and have not been, pledged as collateral security for any loan or indebtedness other than pursuant to the terms of this Lease; and

               (iii) are held free from restrictions or known conflicts that would materially impair the use or operation of each Facility for its Primary Intended Use, and are not provisional, probationary or restricted in any way.

          10.18 Third Party Payor Programs. There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation, fine, civil monetary penalty, recoupment or non-renewal affecting any Tenant or any Leased Property in respect of any Third Party Payor Programs to which Tenant or any Facility presently is subject. All Medicaid, Medicare, and private insurance cost reports and financial reports submitted by any Tenant have been and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports or financial reports for any Leased Property remain "open" or unsettled.

     11. Alterations.

          11.1 Alterations. Without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion, Tenant shall not
(x) make any Capital Alterations on or to any Leased Property, (y) enlarge or reduce the size of any Facility and/or (z) make any Capital Alterations or other Alterations that would tie in or connect with any improvements on property adjacent to the Land. Tenant may, without Landlord's prior written consent, make any alterations, additions, or improvements (collectively, with the alterations described in items (x) - (z) of the preceding sentence, "Alterations") to any Leased Property if such Alterations are not of the type described in either clause (x), (y) or (z) above, so long as in each case: (i) the same do not (A) decrease the value of the Leased Property, (B) affect the exterior appearance of the Leased Property, or (C) affect the structural components of the Leased Property or the main electrical, mechanical, plumbing or ventilating and air conditioning systems for any Facility, (ii) the same are consistent in terms of style, quality and workmanship to the original Leased Property and Fixtures,
(iii) the same are constructed and performed in accordance with the provisions of Section 11.2 below and (iv) the cost thereof does not exceed, in the aggregate, $200,000.00 for any consecutive twelve (12) month period with respect to any single Facility. Except for those limited Alterations that expressly do not require Landlord's consent pursuant to the preceding sentence, all Alterations shall be subject to Landlord's prior written consent, which Landlord may give or withhold in its sole discretion. To the extent Landlord's prior written consent shall be required in connection with any Alterations, Landlord may impose such conditions thereon in connection with its approval thereof as Landlord deems appropriate. Notwithstanding the foregoing, Landlord agrees that painting, landscaping, and replacement of floor, wall and window coverings shall be deemed Alterations that do not require Landlord's consent, regardless of the cost thereof, so long as the same meet the requirements of clauses (ii) and
(iii) above.

          11.2 Construction Requirements for all Alterations. Whether or not Landlord's review and approval is required, for all Alterations of any Leased Property, the following shall apply and shall be in addition to and not in lieu of any other requirements that Landlord may impose on Tenant in connection with the making of any Alterations:

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

               11.2.1 Plans and Specifications. Prior to commencing any Alterations, Tenant shall have submitted to Landlord a written proposal setting forth in reasonable detail such Alteration and shall provide to Landlord for approval, such plans and specifications, permits, licenses, construction budgets and other information (collectively, the "Plans and Specifications") as Landlord shall request, showing in reasonable detail the scope and nature of the Alteration that Tenant desires to construct.

               11.2.2 Permits. Such construction shall not commence until Tenant shall have procured and paid for all municipal and other governmental permits and authorizations required therefor (as well as any permits or approvals required in connection with any Permitted Encumbrance), and Landlord shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no liability, cost or expense to Landlord; and (ii) any Plans and Specifications required to be filed in connection with any such application that require the approval of Landlord as hereinabove provided shall have been so approved by Landlord.

               11.2.3 No Impairment. Such construction shall not, and prior to commencement of such construction Tenant's licensed architect or engineer shall certify to Landlord that such construction shall not, impair the structural strength of any component of the applicable Facility or overburden or impair the operating efficiency of the electrical, water, plumbing, HVAC or other building systems of any such component.

               11.2.4 Compliance Certification. Prior to commencing any Alterations, Tenant's licensed architect or engineer shall certify to Landlord that the Plans and Specifications conform to and comply with all Insurance Requirements and all applicable building, subdivision and zoning codes, laws, ordinances, regulations and other Legal Requirements imposed by any Governmental Authorities having jurisdiction over the Leased Property.

               11.2.5 Parking. During and following completion of such construction, the parking that is located at the applicable Facility or on the Land relating to such Facility shall remain adequate for the operation of such Facility for its Primary Intended Use and in no event shall such parking be less than is required by any applicable Legal Requirements or was required by any applicable Legal Requirements or was located in such Facility or on the Land relating to such Facility prior to such construction.

               11.2.6 Materials; Quality. All work done in connection with such construction shall be done promptly and in a good and workmanlike manner using first-class materials and in conformity with all Legal Requirements.

               11.2.7 As-Builts. Promptly following the completion of the construction of any Alterations, Tenant shall deliver to Landlord: (i) "as built" drawings of such Capital Alterations, certified as accurate by the licensed architect or engineer selected by Tenant to supervise such work, and copies of any new or revised certificates of occupancy; and (ii) a certificate from Tenant's licensed architect or engineer certifying to Landlord that such Alterations or Capital Alterations have been completed in compliance with the Plans and Specifications and all applicable Legal Requirements.

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

               11.2.8 Certificate of Occupancy. If, by reason of the construction of any Capital Alteration, a new certificate of occupancy for any component of the applicable Facility is required, Tenant shall obtain such certificate in compliance with all applicable Legal Requirements and furnish a copy of the same to Landlord promptly upon receipt thereof.

               11.2.9 Lien Waivers. Upon completion of any Alteration or Capital Alteration, Tenant shall promptly deliver to Landlord final lien waivers from each and every general contractor and subcontractor that provided goods or services in connection with such Alteration or Capital Alteration indicating that such contractor or subcontractor has been paid in full for such goods or services, together with such other evidence as Landlord may reasonably require to satisfy Landlord that no liens have been created in connection with such Alteration or Capital Alteration.

          11.3 Capital Expenditures Accounts.

               11.3.1 Capital Expenditure Account. Commencing on the fifteenth
(15th) day of the first full month of the first Lease Year and on every fifteenth (15th) day of each month to occur thereafter during the Term, Tenant shall deposit (the "Capital Expenditure Deposits") in an interest-bearing account (the "Capital Expenditure Account") under the sole dominion and control of Landlord (or any Facility Mortgagee) entitled "capital expenditure holdback account", an amount for each Leased Property equal to one-twelfth (1/12) of the product of (x) $300.00 in the case of each Facility for which the Primary Intended Use is "Senior Nursing Facility" or "Assisted Living Facility" or $500.00 in the case of each Facility for which the Primary Intended Use is "Hospital" (the "Per Bed Allocation"); and (y) the aggregate number of patient beds in such Leased Property. Landlord may reasonably increase the Per Bed Allocation by written notice to Tenant, which reasonable increase shall occur not more than once every two (2) years. The Capital Expenditure Account shall be maintained with a Lending Institution reasonably satisfactory to Landlord (or any Facility Mortgagee) and Tenant hereby grants to Landlord a first priority security interest in the Capital Expenditure Account pursuant to the Uniform Commercial Code (the "UCC") of the State which governs the protection of such security interest. The Capital Expenditure Account shall be used for funding repairs, replacements and capital improvements to be made on any Leased Property from time to time, but in no event shall the Capital Expenditure Account be used for funding repairs or additions to, or replacement of, any of Tenant's Personal Property. All such repairs, replacements and capital improvements funded by the Capital Expenditure Account shall be deemed to be a part of the Premises and be performed subject to the terms of Sections 11.1 and 11.2 relative to Alterations. On the express condition that no Event of Default then exists hereunder, Tenant may request, by written notice to Landlord, that Landlord disburse monies deposited in the Capital Expenditures Account for the purpose of making repairs, replacements and capital improvements on any Leased Property and Landlord shall disburse monies on account of such repairs, replacements and capital improvements promptly after the presentation of invoices therefor provided that: (i) such repairs, replacements and capital improvements are contemplated by the Annual Capital Expenditure Budget; (ii) such repairs, replacements and capital improvements have been completed in a good, workmanlike and lien-free fashion and in compliance with all Legal Requirements and the terms of Section 11.2 applicable to any Alterations; and (iii) Tenant has paid for any Capital Expenditure Difference. Any repairs, replacements or capital improvements that are not contemplated by the Annual Capital Expenditure Budget shall be subject to

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

Landlord's reasonable approval. If Tenant's capital expenditures at the Premises in any Lease Year shall exceed the Capital Expenditure Deposits for such Lease Year (the "Capital Expenditure Difference"), Tenant shall fund the remaining cost of such Capital Expenditure Difference. Any interest that accrues on the funds in the Capital Expenditure Account shall at all times remain in the Capital Expenditure Account. At the expiration of the Term, any funds remaining in the Capital Expenditure Account shall become the property of Landlord unless Landlord determines, in its sole discretion, that no capital repairs or replacements are necessary from and after the Expiration Date to place the Leased Properties in the condition required by Section 9.1 hereof, in which event such funds shall be returned to Tenant.

               11.3.2 Annual Capital Expenditure Budget. Within ninety (90) days prior to the commencement of each calendar year, Tenant shall deliver to Landlord, at Tenant's expense, a budget (the "Annual Capital Expenditure Budget") setting forth Tenant's reasonable estimate of the repairs, replacements and capital improvements to the Premises that Tenant anticipates will be necessary in such calendar year to comply with the maintenance, repair and replacement obligations contained in Section 8 hereto and maintain the Leased Properties in a first class condition. The Capital Expenditure Budget shall be subject to Landlord's review and approval (which approval shall not be unreasonably withheld) for purposes of determining and confirming that the repairs, replacements and capital improvements are sufficient to satisfy Tenant's obligations pursuant to Section 8 hereof; provided, however, that the grant by Landlord of its approval to any Annual Capital Expenditure Budget shall not be deemed a consent, acknowledgement or agreement on Landlord's part that such repairs, replacements or capital improvements are sufficient to satisfy Tenant's obligations pursuant to Section 8 hereunder. Tenant shall perform any and all repairs, replacements or capital improvements contemplated by the Annual Capital Expenditure Budget within twenty-four (24) months after the commencement of the Lease Year to which such Annual Capital Expenditure Budget relates. If Tenant has not completed such repairs, replacements or capital improvements within such twenty-four (24) month period, Landlord may, but shall not be obligated to, complete such repairs, replacements or capital improvements, in which case, Landlord may disburse funds from the Capital Expenditure Account sufficient to pay for such repairs, replacements or capital improvements and Tenant shall pay the cost of any deficiency.

     12. Liens. Subject to the provisions of Section 13 below governing a permitted contest by Tenant, Tenant will not, directly or indirectly, create or allow to remain, and will promptly discharge at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon any Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) Permitted Encumbrances consented to in writing by Landlord in its sole discretion, (b) restrictions, liens and other encumbrances that are consented to in writing by Landlord, or any easements permitted to be granted pursuant to the provisions of this Lease, (c) liens for those taxes of Landlord that Tenant is not required to pay hereunder, (d) liens for Impositions or for sums resulting from noncompliance with Legal Requirements, so long as (1) the same are not yet payable or (2) such liens are in the process of being contested as permitted by Section 13, (e) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed in good faith or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the work giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made

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

therefor or (2) any such liens are in the process of being contested as permitted by Section 13, and (f) any liens that are expressly the responsibility of Landlord hereunder. Notwithstanding the foregoing, Tenant shall bond over any lien affecting the applicable Leased Property if Landlord shall request, or if any applicable Facility Mortgagee shall so require.

     13. Permitted Contests. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings, conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by
Section 12, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge, or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the applicable Leased Property, (b) neither the applicable Leased Property nor any Rent therefrom nor any part thereof or interest therein would be reasonably likely to be in danger of being sold, forfeited, attached or lost, (c) Tenant shall indemnify and hold harmless Landlord from and against any Losses incurred by Landlord and the Landlord Indemnified Parties in connection therewith or as a result thereof, (d) Tenant shall give such security as may be demanded by Landlord to insure ultimate payment of, or compliance with, the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such non-payment or non-compliance; provided, however, the provisions of this Section 13 shall not be construed to permit Tenant to contest the payment of Rent or any other sums payable by Tenant to Landlord hereunder,
(e) in the case of the contest of an Insurance Requirement, the coverage required by Section 14 shall be maintained, and (f) if such contest is resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, pay to the appropriate payee the amount required to be paid, together with all interest and penalties accrued thereon, within ten (10) days after such determination (or within such shorter period as may be required by the terms of such determination), and comply, within any cure period allowed therefor by the applicable agency or authority (or if no such cure period shall be allowed or specified by the applicable agency or authority, promptly and diligently following the effective date of such determination); provided, however, that this subsection (f) is not intended, and shall not be construed, to afford Tenant any cure or grace period beyond the effective date of any final unappealable determination. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify and save Landlord and the Landlord Indemnified Parties harmless against any Losses of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom. The terms of this
Section 13 shall survive the expiration or sooner termination of this Lease.

     14. Insurance.

          14.1 General Insurance Requirements. Tenant shall obtain and maintain, or cause to be maintained, insurance for Tenant and the Leased Properties providing at least the following coverages:

               14.1.1 Coverage for loss or damage by fire, lightning, wind and such other perils as are included in a standard "all risk" or "special causes of loss" endorsement and

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

against loss or damage by other risks and hazards covered by a standard property insurance policy including, without limitation, riot, civil commotion, vandalism, malicious mischief, burglary and theft on the Leased Improvements and of the Tenant's Personal Property at each Leased Property, including contingent liability from "Operation of Building Laws", "Demolition Costs" and "Increased Cost of Construction" endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the Full Replacement Cost of such Leased Property; (B) containing an agreed amount endorsement with respect to the Leased Improvements and Tenant's Personal Property at the Leased Properties waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000.00) for all such insurance coverage; and (D) containing (a) an "Ordinance or Law Coverage" or "Enforcement" endorsement and (b) "demolition" insurance (in an amount equal to at least ten percent (10%) of the value of the Leased Improvements at any Leased Property) and "increased cost of construction" insurance (equal to at least twenty-five percent (25%) of the value of the Leased Improvements), if any of the Leased Improvements or the use of any Leased Property shall at any time constitute legal non-conforming structures or uses. In addition, each Tenant shall obtain: (y) if any portion of the Leased Improvements at any Leased Property is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the Full Replacement Cost of such portion of such Leased Improvements or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance satisfactory to Landlord in the event that any Leased Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this
Section 14.1.1.

               14.1.2 Commercial general liability insurance against claims for personal injury, bodily injury, death or damage to the Leased Properties occurring upon, in or about each Leased Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, excluding umbrella coverage, of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence with a minimum Two Million and No/100 Dollars ($3,000,000.00) general aggregate with limits applying on a "per location" basis; (B) to continue at not less than the aforesaid limit until required to be changed by Landlord by reason of changed economic conditions making such protection inadequate; (C) to cover at least the following: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; (5) contractual liability covering indemnities, if any, given by Tenant contained in the Facility Mortgage, if any, applicable to the Leased Property, to the extent the same is available; (6) broad form property damage; (7) personal injury (including death resulting therefrom); (8) healthcare professional liability and (9) a liquor liability endorsement if alcoholic beverages are sold at any Leased Property; and (D) providing for a deductible not in excess of Ten Thousand and No/100 Dollars ($10,000.00).

               14.1.3 Business interruption insurance (A) with loss payable to Landlord; (B) covering all risks required to be covered by the insurance provided for in Section 14.1.1 above and Section 14.1.11 below; (C) in an amount sufficient to avoid any co-insurance penalty and to provide proceeds that will cover a period of not less than eighteen (18) months

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

from the date of casualty or loss; (D) containing an extended period of indemnity endorsement that provides that after the physical loss to the applicable Leased Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration twenty-four (24) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of coverage shall be an annual aggregate amount equal to the projected gross revenue from the Leased Properties, assuming the aggregate occupancy at the Facilities equals ninety-five percent (95%). The amount of coverage shall be adjusted annually by Landlord to reflect the projected gross revenue during the succeeding eighteen (18) month period.

               14.1.4 At all times during which Alterations or structural construction or repairs are being made with respect to any of the Leased Improvements, and only if the Leased Properties' coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Section 14.1.1 above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 14.1.1 above, (3) including permission to occupy the Leased Properties, and (4) with an agreed amount endorsement waiving co-insurance provisions.

               14.1.5 Workers' compensation, subject to the statutory limits of the State in which the applicable Leased Property is located, and employer's liability insurance with a limit of at least One Hundred Thousand and No/100 Dollars ($100,000.00) per accident and per disease, per employee, and Five Hundred Thousand and No/100 Dollars ($500,000.00) aggregate in respect of any work or operations on or about any Leased Property, or in connection with Leased Property or its operation (if applicable).

               14.1.6 Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about any Leased Property (including "system breakdown coverage") in an amount equal to or greater than the repair and full replacement cost of such equipment and insurance against loss of occupancy or use arising from any breakdown of such equipment in such amounts as are generally required by institutional lenders for properties comparable to the Leased Properties.

               14.1.7 Umbrella liability insurance in addition to primary coverage in an amount not less than Twenty-Five Million and No/100 Dollars ($25,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under Section 14.1.2 above that cover all claims typically covered by an umbrella liability policy including all legal liability imposed upon the applicable Tenant and all court costs and attorneys' fees in connection with the operation and maintenance of the Leased Properties.

               14.1.8 Motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000.00).

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

               14.1.9 If alcoholic beverages are sold at any Leased Property, so-called "dramshop" insurance or other liability insurance required in connection with the sale of alcoholic beverages.

               14.1.10 Insurance against employee dishonesty in an amount not less than six (6) months of gross revenue from the Leased Properties and with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000.00).

               14.1.11 If the insurance required under Section 14.1.1 above excludes coverage for acts of terrorism, Tenant shall provide terrorism insurance coverage in an amount equal to the lesser of (1) the Full Replacement Cost of the Leased Properties or (2) the maximum amount of such insurance that is reasonably commercially available, unless at the time of determination: (A) it is not available at commercially reasonable rates; (B) terrorism insurance is not commonly maintained by owners of other similar properties and (C) terrorism insurance is not required for loans similar to the Primary Loan and secured by property similar to the Leased Properties.

               14.1.12 Such other reasonable insurance and in such reasonable amounts as Landlord or any Facility Mortgagee, if applicable, from time to time may reasonably request against such other insurable hazards or casualties that at the time are commonly insured against for property similar to the Leased Properties located in or around the region in which the Leased Properties are located including, without limitation, sinkhole, mine subsidence and environmental insurance, due regard being given to the height and type of the applicable Leased Property, construction, location, use and occupancy.

          14.2 Policies; Certificates. All insurance provided for in Section
14.1 above shall be obtained under valid and enforceable policies (the "Policies") and, to the extent not specified above, shall be subject to the approval of Landlord as to deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Landlord, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Landlord of payment of the premiums then due thereunder (the "Insurance Premiums"), shall be delivered by Tenant to Landlord. Tenant shall deliver certified copies of the Policies to Landlord within thirty (30) days of the date hereof and thereafter upon request. All Policies must have a term of not less than one (1) year.

          14.3 Blanket Policies. Any blanket Policy shall specifically allocate to each Leased Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only such Leased Property in compliance with the provisions of
Section 14.1.

          14.4 Additional Insured. All Policies provided for or contemplated by
Section 14.1 above, except for the Policy referenced in Section 14.1.5, shall name each applicable Tenant as the insured and Landlord and any Facility Mortgagee and its/their successors and/or assigns as the additional insured, as its/their interests may appear, and in the case of property damage, terrorism insurance, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in

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

favor of Landlord or any Facility Mortgagee, as applicable, providing that the loss thereunder shall be payable to Landlord or such Facility Mortgagee, as applicable.

          14.5 Policy Requirements. All Policies of insurance provided for in
Section 14.1 shall contain clauses or endorsements to the effect that:

          (i) no act or negligence of Tenant or any Tenant Party, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord or any Facility Mortgagee is concerned;

          (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty
     (30) days' written notice to Landlord, any Facility Mortgagee and any other party named therein as an additional insured;

          (iii) neither Landlord nor any Facility Mortgagee shall be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

          (iv) to the extent available at commercially reasonable rates, a waiver of subrogation rights as to Landlord and any Facility Mortgagee.

          14.6 Evidence of Compliance. If at any time Landlord is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Landlord shall have the right, without notice to Tenant, to take such action as Landlord deems necessary to protect its interest in the Leased Properties, including, without limitation, the obtaining of such insurance coverage as Landlord in its sole discretion deems appropriate and all premiums incurred by Landlord in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Tenant to Landlord upon demand and until paid and shall bear interest at the Overdue Rate.

          14.7 Foreclosure; Transfer. In the event of foreclosure of any Facility Mortgage or other transfer of title to any Leased Property, all right, title and interest of the applicable Tenant in and to the Policies that are not blanket Policies then in force concerning the Leased Properties and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Landlord, Facility Mortgagee or other transferee in the event of such other transfer of title.

          14.8 Insurance Company. The Policies shall be issued by one or more domestic primary insurance companies, duly qualified in the jurisdictions where the Leased Properties are located and rated A: VII or better by A.M. Best and having a claims-paying ability of at least "AA" or its equivalent by each of the Rating Agencies, or by a syndicate of insurers through which at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having such claims-paying ability ratings (provided that all such carriers shall have claims-paying ability ratings of not less than "A" or the equivalent by each of the Rating Agencies).

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

     15. Damage and Destruction.

          15.1 Notice of Casualty. If any Leased Property shall be destroyed, in whole or in part, or damaged by Casualty, Tenant shall give prompt written notice thereof to Landlord and any Facility Mortgagee, in no event more than three (3) Business Days after the occurrence of a Casualty. Within fifteen (15) days after the occurrence of a Casualty, or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord: (i) the date of the Casualty; (ii) the nature of the Casualty; (iii) a description of the damage or destruction caused by the Casualty, including, but not limited to, the type of Leased Property damaged, the area of the Leased Improvements damaged and the general extent of such damage; (iv) a preliminary estimate of the cost to repair, rebuild, restore or replace the Leased Property; (v) a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Leased Property; (vi) a description of the anticipated property insurance claim, including, but not limited to, the name of the insurer, the insurance coverage limits, the deductible amounts, the expected settlement amount and the expected settlement date; and (vii) a description of the business interruption claim, including, but not limited to, the name of the insurer, the insurance coverage limits, the deductible amounts, the expected settlement amount and the expected settlement date. Tenant shall provide Landlord with copies of any and all material correspondence to and from the insurance provider within five (5) Business Days after Tenant's receipt or submission thereof and provide any other information reasonably requested by Landlord.

          15.2 Substantial Destruction. Except as otherwise set forth herein, if a Facility is substantially destroyed or rendered Unsuitable For Its Primary Intended Use by a Casualty at any time during the Term, Landlord may elect to terminate this Lease with respect to the Leased Property on which such Facility is located by providing written notice to Tenant within ninety (90) days of the date upon which Tenant notifies Landlord of the Casualty, which termination shall be effective as of the date of Tenant's receipt of such notice. If Landlord elects to terminate, then, subject to the requirements of any Facility Mortgage binding upon or secured by the Leased Property, Landlord shall receive any and all of the insurance proceeds payable by reason of the Casualty (the "Casualty Insurance Proceeds") and Tenant shall immediately pay to Landlord an amount equal to any uninsured deductible, and as of the date of such termination, the applicable Leased Property shall be deleted from this Lease and the provisions of Section 17.9 governing a deletion of a Leased Property after Casualty shall be applicable. If Landlord does not elect to terminate, then Tenant shall promptly rebuild and restore the Leased Property in accordance with
Section 15.4 below and Landlord shall make the Casualty Insurance Proceeds available to Tenant for such restoration only pursuant to, and in accordance with, Section 15.5 below. The term "substantially destroyed" means any Casualty resulting in the loss of use of fifty percent (50%) or more of the licensed beds at the Facility located on the relevant Leased Property or that would require more than fifty percent (50%) of the value of the Leased Improvements to restore.

          15.3 Partial Destruction. If a Leased Property is damaged by a Casualty but the Facility(ies) located on such Leased Property is not substantially destroyed or rendered Unsuitable For Its Primary Intended Use, then, subject to the requirements of any Facility Mortgage binding upon, or secured by, the Leased Property, Tenant shall restore the Leased Property in accordance with the requirements of Section 15.4 below and Landlord shall make the

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

Casualty Insurance Proceeds available to Tenant for such restoration pursuant to
Section 15.5 below. Notwithstanding the foregoing, if such Casualty shall occur during the final two (2) Lease Years of the Term, then Landlord shall have the right to terminate this Lease with respect to such Leased Property and retain any Casualty Insurance Proceeds, by delivering notice of such election to Tenant within ninety (90) days of its receipt of notice from Tenant of such Casualty, which termination shall be effective as of the date such notice of termination from Landlord is received by Tenant, whereupon Tenant shall immediately pay to Landlord the amount of any uninsured deductible and the applicable Leased Property shall be deleted herefrom pursuant to Section 17.9 below governing the deletion of a Leased Property in connection with a Casualty.

          15.4 Restoration.

               15.4.1 Commencement of Restoration. Within forty-five (45) days after the soonest to occur of (i) Tenant's receipt of notice from Landlord directing Tenant to restore a Leased Property damaged or destroyed by a Casualty, (ii) in the case of a Casualty that results in Landlord having the option to terminate this Lease as to the affected Leased Property pursuant to
Section 15.2 or 15.3, the expiration of the period in which Landlord may exercise such option to terminate if Landlord fails to affirmatively elect to terminate this Lease with respect to such Leased Property, or (iii) in the case of damage to a Leased Property by Casualty that does not result in the substantial destruction or the rendering Unsuitable For Its Primary Intended Use of the applicable Facility(ies), and that does not occur during the final two Lease Years of the Term, the date of such Casualty, Tenant shall furnish to Landlord complete plans and specifications (the "Restoration Plans and Specifications") describing the work Tenant intends to undertake to restore the applicable Leased Property (the "Work") for Landlord's review and approval, which approval shall not be unreasonably withheld. The Restoration Plans and Specifications shall be prepared in accordance with good and customary construction and design practices and bear the signed approval thereof by an architect licensed to do business in the State where the applicable Leased Property is located and shall be accompanied by a written estimate from the architect containing the projected cost of completing the Work. The Restoration Plans and Specifications shall contemplate Work of such nature, quality and extent that, upon the completion thereof, the Leased Property shall be at least equal in value and general utility to its value and general utility prior to the Casualty and shall be adequate to operate the applicable Facility(ies) for its Primary Intended Use. Prior to commencing any Work, Tenant shall satisfy all of the terms and conditions set forth in Sections 11.2.1 through 11.2.4 hereof relative to Alterations as to the Work and the Restoration Plans and Specifications.

               15.4.2 Permits. Prior to the commencement of the Work, Tenant shall furnish to Landlord certified or photostatic copies of all permits and contracts required by any and all applicable Legal Requirements or Insurance Requirements in connection with the commencement and conduct of the Work.

               15.4.3 Conduct of Work. Upon satisfaction of the requirements set forth in Section 15.4.1 and Section 15.4.2 above, Tenant shall perform the Work diligently and in a good, workmanlike and lien-free fashion, in accordance with
(i) the Restoration Plans and Specifications; (ii) the permits and contracts referred to in Section 15.4.2 above; and (iii) all applicable Legal Requirements and other requirements of this Lease.

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

          15.5 Disbursement of Insurance Proceeds. Tenant shall use its best efforts to complete the Work on or prior to the estimated completion date provided by its architect. If Landlord is required or elects to apply any Casualty Insurance Proceeds toward repair or restoration of the applicable Facility, provided Tenant is diligently performing the Work in accordance with this Lease, Landlord shall disburse such Casualty Insurance Proceeds as and when required by Tenant in accordance with normal and customary practice for the payment of a general contractor in connection with construction projects similar in scope and nature to the Work, including, at Landlord's option, the withholding of 10% of each disbursement of such Casualty Insurance Proceeds until the Work is completed as evidenced by a certificate of occupancy or similar evidence issued upon an inspection by the applicable Governmental Authority and proof has been furnished to Landlord that no lien or liability has attached or will attach to the applicable Leased Property or to Landlord in connection with the Work. Upon the completion of the Work and the furnishing of such proof, the balance of the Casualty Insurance Proceeds payable to Tenant on account of the Work shall be paid to Tenant as and when the terms of Sections
15.4.1 through 15.4.3 have been complied with. Prior to any final disbursement of Casualty Insurance Proceeds, Tenant shall satisfy all of the conditions set forth in Sections 11.2.5 through 11.2.9 relative to Alterations as to the Work, as well as provide evidence reasonably satisfactory to Landlord that any amounts required to be paid by Tenant in connection with such Work pursuant to Section
15.6 below have been paid in full. Notwithstanding anything contained herein to the contrary, any Facility Mortgagee may retain and disburse the Casualty Insurance Proceeds and Tenant shall comply with the requests and requirements of such Facility Mortgagee in connection with the Work and the disbursement of Casualty Insurance Proceeds.

          15.6 Insufficient Proceeds/Risk of Loss. If the Casualty Insurance Proceeds are not sufficient to pay the costs of the Work in full, Tenant shall be responsible, at its sole cost and expense, to complete the Work. Tenant expressly assumes all risk of loss, including, without limitation, a decrease in the use, enjoyment or value, of the Leased Property from any Casualty whatsoever, whether or not insurable or insured against. Tenant shall pay any insurance deductible and any other uninsured Losses.

          15.7 Excess Proceeds. Provided no Event of Default exists and this Lease is not terminated pursuant to Section 15 with respect to the Leased Property on which the applicable Facility is located, Tenant shall be entitled to any amount by which the Casualty Insurance Proceeds exceed the amount necessary to complete the Work, which excess Casualty Insurance Proceeds shall be promptly paid by Landlord to Tenant only following the disbursement of Casualty Insurance Proceeds necessary to complete the Work in accordance with
Section 15.5.

          15.8 Landlord's Inspection. During the progress of the Work, Landlord and Landlord's Representatives may, from time to time, inspect the Work and the Leased Property. If, during such inspection or otherwise, Landlord and Landlord's Representatives determine that the Work is not being done in accordance with the Restoration Plans and Specifications, this Lease or any Legal Requirements, Landlord will give prompt written notice to Tenant, setting forth in reasonable specificity and detail any defect in the Work. Upon the receipt of any such notice, Tenant will cause corrections to be made to any such defect.

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     16. Condemnation.

          16.1 Parties' Rights and Obligations. If during the Term there is any Condemnation of all or any part of any Leased Property, the rights and obligations of the parties shall be determined by this Section 16.

          16.2 Total Taking. If any Leased Property is totally taken by Condemnation, this Lease shall terminate as to such Leased Property on the Date of Taking, in which event the provisions of Section 17.9 governing the deletion of one or more Leased Properties from this Lease upon a Condemnation shall apply.

          16.3 Partial Taking. If any portion of any Leased Property is taken by Condemnation, this Lease shall remain in effect as to such Leased Property if the Facility(ies) located thereon is not thereby rendered Unsuitable For Its Primary Intended Use as reasonably determined by Landlord, but if the Facility(ies) is/are thereby rendered Unsuitable For Its Primary Intended Use, this Lease shall terminate as to such Leased Property on the Date of Taking, in which event the provisions of Section 17.9 governing the deletion of one or more Leased Properties from this Lease upon a Condemnation shall apply. If, as a result of any such partial taking by Condemnation, this Lease is not terminated as provided above, Tenant's obligation to make payments of Rent and to pay all other charges required under this Lease shall remain unabated during the Term notwithstanding such Condemnation (provided that Landlord shall credit against such payments any amount of any Award specifically attributable to Tenant pursuant to Section 16.5).

          16.4 Restoration. If there is a partial taking by Condemnation of any Leased Property and this Lease remains in full force and effect pursuant to
Section 16.3, Tenant at its cost shall accomplish all necessary restoration, which restoration activities shall be performed in accordance with the terms and conditions applicable to Work under Section 15.

          16.5 Award-Distribution.

               16.5.1 Partial Taking. In the event of any partial taking by Condemnation of any Leased Property, the entire Award shall belong to and be paid to Landlord, except that, subject to the rights of the Facility Mortgagees, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, the following:

                    (i) a sum specifically attributable to Tenant's Personal Property and any reasonable removal and relocation costs included in the Award; and

                    (ii) a sum specifically attributable to the cost of restoring the Leased Property in accordance with Section 16.4 hereof; and

                    (iii) a sum specifically attributable to the interruption of business operations, which sum shall be credited against payments of Rent and other charges due from Tenant to Landlord under this Lease.

               16.5.2 Total Taking. In the event of a total taking by Condemnation of any Leased Property, the Award shall be solely the property of Landlord, whether such

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damages shall be awarded as compensation for diminution in value of the leasehold or the fee estate of the Premises, provided, however, Tenant shall be entitled to any damages specifically attributable to reasonable removal and relocation costs included in the Award.

          16.6 Temporary Taking. The taking of any Leased Property, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the Condemnor has continued for longer than four (4) months. During any such four (4) month period all the provisions of this Lease shall remain in full force and effect and Rent shall not be abated or reduced during such period of taking.

          16.7 Facility Mortgagee. Notwithstanding anything contained herein to the contrary, in the event that any Facility Mortgagee elects to require that any Casualty Insurance Proceeds in connection with any Casualty, or the Award in connection with any Condemnation, be applied by Landlord to reduce the outstanding principal balance of any loan secured by any Leased Property, Landlord may elect, in its sole discretion and by written notice to Tenant, delivered promptly after the receipt of written notice by Landlord of such election from Facility Mortgagee, to terminate this Lease as to the Leased Property affected by such Casualty or Condemnation, in which event the provisions of Section 17.9 governing a deletion of one or more Leased Properties from this Lease after a Casualty or Condemnation shall apply. Notwithstanding anything contained in Section 15 or Section 16 hereof, Tenant shall remain liable for any uninsured portion of any Casualty or the cost of any restoration not covered by an Award in the event this Lease is terminated as to the applicable Leased Property pursuant to Section 15 or Section 16 hereof.

     17. Default.

          17.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Lease:

               17.1.1 Payment Default. Tenant fails to make payment of the Rent or any other sum payable under or pursuant to the terms of this Lease when the same becomes due and payable.

               17.1.2 Certain Covenant Defaults. Tenant fails to observe or perform any term, covenant or agreement on its part to be performed or observed pursuant to Section 3.4.3, Section 8.1.17, Section 8.2.1, Section 8.2.6, Section 8.3, Section 14.2, Section 14.5, Section 12, item (f) of Section 13, or Section 14.1.

               17.1.3 General Covenant Defaults. Tenant fails to observe or perform any material term, covenant or condition of this Lease not specifically provided for in this Section 17.1 and such failure is not cured within a period of thirty (30) days after receipt of notice from Landlord.

               17.1.4 Licensure, Authorization or Facility Provider Agreement Defaults. The receipt of written notice or formal notice of any pending, threatened or contemplated, or the occurrence of any, (i) determination by applicable Governmental Authorities of Tenant's non-compliance with Legal Requirements applicable to any Leased Property, or (ii) revocation of any license, permit, approval or other Authorization (including,

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without limitation, any CON) required for the lawful operation of a Leased
Property in accordance with its Primary Intended Use, or (iii) other circumstances under which (a) Tenant is, or may be, required by a determination of any such Governmental Authority to cease operations of such Facility in accordance with its Primary Intended Use or (b) any Facility Provider Agreement or reimbursement agreement, or certification of Tenant under Medicare or Medicaid pursuant thereto, is, or may be, terminated, in whole or in part, prior to the expiration of the term thereof or, without the prior written consent of Landlord in each instance (which consent may be withheld in Landlord's sole and absolute discretion), is not (or may not be) renewed or extended, in whole or in part, upon the expiration of the stated term thereof. The receipt by any Facility of any "Level A" (or its equivalent) violation under Medicare or Medicaid, as applicable, or the statement of charges or deficiencies with respect to such Facility under Medicare or Medicaid.

               17.1.5 Representations and Warranties. Any representation or warranty made by or on behalf of Tenant under or in connection with this Lease or any document, financial statement, certificate or agreement delivered by or on behalf of Tenant in connection with this Lease (including, but not limited to, any Officer's Certificate or Estoppel Certificate) proves to have been false or misleading in any material respect on the day when made or deemed made.

               17.1.6 Bankruptcy. Any Tenant, Guarantor or any Affiliate of Tenant or Guarantor:

                    (i) admits in writing its inability to pay its debts generally as they become due;

                    (ii) files a petition in bankruptcy or a petition to take advantage of any bankruptcy, reorganization or insolvency act;

                    (iii) makes an assignment for the benefit of its creditors;

                    (iv) consents to the appointment of a receiver for itself or for the whole or any substantial part of its property; or

                    (v) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof.

               17.1.7 Bankruptcy Petition. Any petition is filed by or against any Tenant, any Guarantor or any Affiliate of any Tenant or any Guarantor either under federal bankruptcy laws, or any other proceeding is instituted by or against any Tenant, any Guarantor or any Affiliate of Tenant or any Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Tenant, Guarantor or any Affiliate of any Tenant or any Guarantor, or for any substantial part of the property of any Tenant, any Guarantor or any Affiliate of any Tenant or any Guarantor, and such proceeding is not dismissed within sixty (60) days after institution thereof, or any Tenant, any Guarantor or any Affiliate of any Tenant or any Guarantor

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shall take any action to authorize or effect any of the actions set forth above in this Section 17.1.7.

               17.1.8 Liquidation. Any Tenant, any Guarantor or any Affiliate of any Tenant or any Guarantor is liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution.

               17.1.9 Levy. The estate or interest of any Tenant in any Leased Property or any part thereof is levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of sixty (60) days after commencement thereof or thirty (30) days after receipt by such Tenant of notice thereof from Landlord or any other Person (unless such Tenant shall be contesting such lien or attachment in good faith in accordance with Section 13 hereof).

               17.1.10 Receiver. Any receiver, trustee, custodian or other similar official is appointed for any Tenant, any Guarantor or any of the Facilities and any such appointment is not dismissed within sixty (60) days after the date of such appointment and prior to the entry of a final, unappealable order approving such appointment.

               17.1.11 Final Unappealable Determination. If a final unappealable determination shall have been made by any applicable Governmental Authority of any Tenant's non-compliance with material Legal Requirements applicable to any Facility, or of the revocation of any Authorization required for the operation of any Facility for its Primary Intended Use, or any other circumstances under which any Tenant is required by a final unappealable determination of any such Governmental Authority to cease operations of such Leased Property for its Primary Intended Use.

               17.1.12 Reduction in Number of Licensed Beds. There is a reduction in the number of licensed beds set forth on Schedule 17.1.12 attached hereto or a change in the type of licensed beds for any Facility in violation of the requirements of this Lease.

               17.1.13 Failure to Correct Deficiencies. Any Tenant shall fail to correct, within the time deadlines set by any Medicare, Medicaid, licensing or similar agency, any deficiency that justifies either of the following actions by such agency with respect to any Facility and such agency commences either of the following actions:

               (1) a termination of any Facility Provider Agreement or Third Party Payor Program; or

               (2) a ban on new admissions generally or on admission of patients otherwise qualifying for Medicaid or Medicare coverage.

               17.1.14 Material Fines. Any Leased Property is assessed material fines or penalties by any state or any Medicare, Medicaid, health, reimbursement, licensing or similar agency having jurisdiction over any Tenant or any Leased Property.

               17.1.15 Determination of Deficiency. With respect to any Facility, any Governmental Authority (a) makes a substandard quality of care determination regarding

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such Facility, which determination is not corrected within ninety (90) days provided that (i) if the determination in question is of such a nature that it cannot be reasonably cured within ninety (90) days; and (ii) Tenant is diligently pursuing a cure, such ninety (90) day cure period may be reasonably extended to up to one hundred eighty (180) days in the aggregate); (b) makes a determination that such Facility is not in substantial compliance with any applicable regulatory requirements, which determination is not corrected within ninety (90) days provided that (i) if the determination in question is of such a nature that it cannot be reasonably cured within ninety (90) days; and (ii) Tenant is diligently pursing a cure, such ninety (90) day cure period may be reasonably extended to up to one hundred eighty (180) days in the aggregate);
(c) designates any portion of such Facility or the entirety of such Facility as part of a "poor performing chain"; (d) cites deficiencies at the scope or severity of "G", "H" or higher with respect to such Facility and for which no plan of correction is in place within ten (10) days of receipt of such deficiency statement; (e) cites deficiencies at the scope and severity of "G", "H" or higher with respect to such Facility for which a plan of correction has been filed but not approved by such Governmental Authority, with such designation, determination or action continuing unremedied for a period of ninety (90) days provided that (i) if the designation, determination or action in question is of such a nature that it cannot be reasonably cured within ninety
(90) days; and (ii) Tenant is diligently pursuing a cure, such ninety (90) day cure period may be reasonably extended to up to one hundred eighty (180) days in the aggregate) (ten (10) days for immediate jeopardy deficiencies) following any Tenant's first receipt of notice of such designation, determination or action; or (f) takes adverse regulatory action with respect to such Facility, including, without limitation, the imposing of civil money penalties, with such designation, determination or action continuing unremedied for a period of sixty
(60) days (ten (10) days for immediate jeopardy deficiencies) following any Tenant's receipt of notice of such designation, determination or action.

               17.1.16 Cessation of Services. Except pursuant to the terms hereof, any cessation of operations at any Facility.

               17.1.17 Reporting Obligations. Any Tenant fails to observe or perform any term, covenant or other obligation of Tenant set forth in Section
8.2.6 or Section 25 hereof and such failure is not cured within a period of five
(5) days after receipt of notice thereof from Landlord.

               17.1.18 Admissions Hold. Any ban or limitation upon the admission of patients or residents to any Facility by any Governmental Authority having jurisdiction over the licensure of Medicare or Medicaid certification of such Facility is imposed and such ban or limitation is not removed within ten (10) days (three (3) days for immediate jeopardy deficiencies); provided, however, that if Tenant files a plan of correction with respect to such ban or limitation within ten (10) days of the imposition of such ban or limitation, the continuance of such ban or limitation shall not mature into an Event of Default until sixty (60) days after the imposition of such ban or limitation.

               17.1.19 Encumbrances. An Encumbrance Event of Default as described in Section 8.2.7 occurs.

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               17.1.20 Lease Guaranty; Cross Default. (i) Any Guarantor shall be in material default pursuant to the Lease Guaranty beyond applicable notice and cure periods (if any) therein contained; (ii) Tenant, Guarantor or any borrower pursuant to the Loan Transaction shall be in material default beyond applicable notice and cure periods pursuant to any of the loan agreements, notes, mortgages, deeds of trust or other security instruments evidencing or securing the Loan Transaction (such documents, the "Loan Documents"); or (iii) Tenant, Guarantor or any Affiliate of Tenant or Guarantor shall be in default beyond any applicable notice and cure periods pursuant to the terms of any note, mortgage, deed of trust, security agreement and/or loan agreement evidencing or securing a loan or financial accommodation provided by Landlord or any Affiliate of Landlord to any such parties.

               17.1.21 Reserve Event. The occurrence of any Reserve Event.

          17.2 Existence and Continuation. An Event of Default shall be deemed to be existing and continuing if Landlord shall have, prior to any cure of such Event of Default by Tenant, exercised, or informed Tenant in writing of its intent to exercise, any remedy available to Landlord with respect to such Event of Default pursuant to Section 17.3 or otherwise, regardless of whether or not Tenant shall have remedied such Event of Default subsequent to such exercise or notification by Landlord.

          17.3 Remedy Election. Upon the occurrence of any Event of Default, Landlord may, at its option and by written notice to Tenant, terminate this Lease (i) as to the Premises or (ii) as to any one or more of the Leased Property(ies) (selected in Landlord's sole discretion and by written notice to Tenant), upon receipt of which notice by Tenant, Tenant shall have no right to cure the Event of Default in question, all rights of Tenant under this Lease shall cease as to the Leased Property(ies) so specified, and, if the Leased Property(ies) so specified is/are less than all of the Premises, the provisions of Section 17.9 shall apply. Notwithstanding any Limited Termination Election, Tenant shall pay, to the maximum extent permitted by law, as Additional Rent, all Litigation Costs as a result of any Event of Default hereunder. Landlord shall have all rights at law and in equity available to Landlord as a result of an Event of Default or Tenant's material breach of this Lease. As to any Event of Default, Landlord may elect, in its sole discretion, to (i) exercise its rights pursuant to Section 39 relative to an Operational Transfer by delivering a Transition Notice to Tenant as to any Leased Property(ies) that is/are the subject of an Event of Default; and (ii) terminate (a "Limited Termination Election") this Lease as to less than all of the Leased Properties (the Leased Property(ies) as to which Landlord elects to terminate this Lease, the "Terminated Lease Properties"). If Landlord exercises a Limited Termination Election, each remaining Tenant shall be liable for any and all damages owing from Tenant applicable to a Terminated Lease Property pursuant to this Section
17. Without limitation of the foregoing, if Landlord makes a Limited Termination Election, the provisions of Section 17.9 governing a deletion of one or more Leased Properties from this Lease shall apply to the Terminated Lease Properties; provided, however, that the deletion of such Terminated Lease Properties from this Lease shall be absolutely without limitation upon Tenant's obligation (on a joint and several basis) for the damages and other amounts owing on account of the Event of Default giving rise to the deletion herefrom of the Terminated Lease Properties.

          17.4 Certain Remedies. If an Event of Default shall have occurred, Tenant shall, to the maximum extent permitted by law, if and to the extent required by Landlord so to

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do, immediately surrender to Landlord the Leased Property(ies) specified by
Landlord and as to which the Lease has been or may be terminated pursuant to
Section 17.2 or otherwise and quit the same, and Landlord may enter upon and repossess such Leased Property(ies) by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all personal property from such Leased Property(ies) subject to the rights of any occupants or patients and to any requirement of law.

          17.5 Damages. To the extent permitted by law, neither (a) the termination of this Lease pursuant to Section 17.2, (b) the repossession of any or all of the Leased Properties or any portion thereof, (c) the failure of Landlord to relet any or all of the Leased Properties or any portion thereof,
(d) the reletting of any or all of the Leased Properties or any portion thereof,
(e) the failure of Landlord to collect or receive any rentals due upon any such reletting, nor (f) the election by Landlord not to terminate the Lease but rather to seek all damages provided at law or in equity, shall relieve Tenant of any of its liabilities or obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination of this Lease (or any termination of this Lease as to less than all of the Leased Properties in the event of a Limited Termination Election or the election by Landlord not to terminate this Lease as to such Leased Properties, but rather to pursue its damages at law or in equity), without limitation of
Section 17.6 and Section 19 below, Tenant shall forthwith pay to Landlord, at Landlord's option, as liquidated damages with respect to Rent for the Premises (or the Terminated Lease Properties in the event of any Limited Termination Election), either:

          (A) the sum of:

               (i) the unpaid Rent that had been earned at the time of termination (or the unpaid Rent as to the Terminated Lease Properties in the event of a Limited Termination Election), which Rent shall bear interest at the Overdue Rate from the date of such termination; and

               (ii) the then net present value (computed using a discount rate equal to the Prime Rate) of the amount of unpaid Rent (or the unpaid Rent as to the Terminated Lease Properties in the event of a Limited Termination Election) for the balance of the Term not previously collected pursuant to clause (B) below following the date of termination (excluding, however, any period following termination on account of which Landlord previously collected Rent pursuant to clause (B) below) without any obligation or deemed obligation on the part of Landlord to mitigate damages, or

          (B) each installment of Rent hereof and other sums payable hereunder (or such Rent and other sums as to the Terminated Lease Properties in the event of a Limited Termination Election) as the same becomes due and payable, to the extent that such Rent and other sums exceed the rent and other sums actually collected by Landlord for the corresponding period pursuant to any reletting (without any obligation or deemed obligation on the part of Landlord to mitigate damages) of the Premises (or the Terminated Properties in the event of a Limited Termination Election).

     Notwithstanding anything contained herein to the contrary, in the event that Landlord elects damages pursuant to clause (A) or clause (B) above, Landlord may subsequently elect to

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collect damages pursuant to the other of clause (A) and clause (B) above. In case of any Event of Default, Landlord may, with or without terminating this Lease, (x) relet any or all of the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms that may, at Landlord's option, be equal to, less than or exceed the period that would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to relet the same, and (y) make such reasonable alterations, repairs and decorations in the applicable Leased Property(ies) or any portion thereof as Landlord, in its reasonable judgment, considers advisable or necessary for the purpose of reletting the applicable Leased Property(ies); and such reletting and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet any Leased Property, or, in the event that any Leased Property is relet, for failure to collect the rent under such reletting. To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant's being evicted or dispossessed, or in the event of Landlord's obtaining possession of any Leased Property, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or any other Event of Default.

          17.6 Waiver. If this Lease is terminated pursuant to this Section 17, whether in whole or, in the case of any Limited Termination Election, in part, Tenant waives, to the maximum extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of proceedings to enforce the remedies set forth in this Section 17, and
(c) the benefit of any moratorium laws or any laws now or hereafter in force exempting property from liability for rent or for debt.

          17.7 Application of Funds. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (if and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order that Landlord may determine.

          17.8 Nature of Remedies. To the extent permitted by law, the rights and remedies of Landlord under this Lease, at law and in equity shall be cumulative and may be exercised concurrently or successively, on one or more occasions, as Landlord deems appropriate in its sole discretion, as often as occasion therefor arises. To the extent permitted by law, each such right and remedy shall be in addition to all other such rights and remedies, and the exercise by Landlord of any one or more of such rights and remedies shall not preclude the simultaneous or subsequent exercise of any or all other such rights and remedies. Without limiting the generality of the foregoing, liquidated damages in respect of Rent provided for in clauses (A) and (B) of Section 17.5 hereof, and in Section 19 hereof, shall be payable by Tenant in addition to, and not in lieu of, any other damages suffered by Landlord in connection with any default or Event of Default by Tenant (including, without limitation, Litigation Costs and costs of reletting).

          17.9 Deletion of Properties. In the event that this Lease is terminated as to one or more Deleted Properties (but not all of the Premises) pursuant to Section 17.2 or as to one or more Leased Properties (but not all of the Premises) in connection with a Casualty or Condemnation, the provisions of this Section 17.9 shall be applicable. Without necessity of any

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further action of the parties, this Lease shall terminate as to the Deleted
Property(ies), and the Deleted Property(ies) shall be separated and removed herefrom, at such time (such date, the "Property Removal Date") as Landlord delivers written notice to Tenant (or Tenant delivers written notice to Landlord in certain limited instances herein expressly set forth) exercising its termination rights pursuant to Section 15, Section 16 or Section 17.2 (any of the foregoing, a "Deletion Notice"). As of the applicable Property Removal Date, this Lease shall be automatically and ipso facto amended to: (i) delete and eliminate the Deleted Property(ies) herefrom; (ii) exclude the applicable Deleted Properties from the definition of Premises; (iii) reduce the Fixed Rent payable hereunder by an amount equal to the product of: (x) the aggregate Tenant's Proportionate Share(s) applicable to all of the Deleted Properties; and
(y) the aggregate Fixed Rent in effect under this Lease as of the Property Removal Date; (iv) Exhibit C attached hereto and made a part hereof and the Base Year Operating Income shall be amended and reduced, respectively, to delete and eliminate the Deleted Property(ies) therefrom and reduce the Base Year Operating Income(s) applicable to the remaining Leased Property(ies) by the amount of the Allocated Base Year Operating Income applicable to the Deleted Properties for the purposes of determining whether the Rent Escalation Condition has been satisfied and otherwise; and (v) Schedule 2 attached hereto and made a part hereof shall be revised to remove the allocation of rents and the Tenant's Proportionate Share(s) for all of the Deleted Property(ies), and the Tenant's Proportionate Shares applicable to the remaining Facilities set forth on
Schedule 2 attached hereto shall be recalculated so that each such Tenant shall have a Tenant's Proportionate Share equal to the percentage that the Fixed Rent for the Facility(ies) operated by such Tenant comprises of the aggregate Fixed Rent for all Facilities remaining under this Lease such that the aggregate of all of the remaining Tenant's Proportionate Shares equals one hundred percent (100%). With respect to any Terminated Lease Property(ies), the terms of items
(iii) and (v) above shall be without limitation upon the liability of Tenant (joint and several) for the rental amounts allocated to the Terminated Lease Property(ies), and, (a) in case of any termination of this Lease as a result of any Event of Default, any damages resulting from the Event of Default that resulted in the deletion of such Terminated Lease Property(ies) herefrom; and
(b) in case of any termination of this Lease pursuant to Section 15 or Section 16 hereof, any obligations owed by Tenant to Landlord on account of such termination under Section 15 or Section 16 hereof. Tenant shall execute and enter into an amendment to this Lease reflecting the elimination of any Deleted Property(ies) herefrom promptly (and in any event within ten (10) Business Days after) after Landlord submits such amendment to Tenant for execution.

     18. Landlord's Right to Cure Tenant's Default. If an Event of Default shall have occurred and be continuing, Landlord, without waiving or releasing any obligation of Tenant or the Event of Default, may (but shall be under no obligation to) at any time thereafter make such payments or perform such acts for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon any or each Leased Property or any portion thereof for the purpose of curing such Event of Default and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate in connection with curing such Event of Default. No such entry shall be deemed an eviction of Tenant. All sums so paid or advanced by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred, together with interest thereon (to the maximum extent permitted by law) as Additional Rent hereunder at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The

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obligations of Tenant and rights of Landlord contained in this Section 18 and in
Section 17 above shall survive the expiration or earlier termination of this Lease.

     19. Holding Over. If Tenant shall, for any reason, remain in possession of any Leased Property after the expiration or earlier termination of the Term as to such Leased Property, such possession shall, at the option of Landlord, in its sole discretion as to each such Leased Property, be as a month-to-month tenant during which time Tenant shall pay as rental each month (which rental constitutes liquidated damages with respect to Rent, and not a penalty for the period to which it relates), two (2) times the aggregate of the Fixed Rent payable by Tenant pursuant to the provisions of this Lease, in each case, with respect to the Leased Property(ies) in question (determined on the basis of the aggregate Tenant's Proportionate Share of each applicable Tenant for the affected Leased Properties without adjustment or removal of the Tenant's Proportionate Share for such Leased Property pursuant to Section 17.9 hereof). During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease with respect to the Leased Property(ies) in question (including, but not limited to, its obligation to pay Additional Rent), but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the applicable Leased Property(ies). Landlord shall have the right to terminate Tenant's month-to-month tenancy at any time after giving Tenant ten (10) days' prior written notice, and at any time thereafter, Landlord may re-enter and take possession of the Premises. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease. The terms of this Section 19 shall be without limitation upon any other right Landlord may have hereunder, at law or in equity, on account of any holdover with respect to the applicable Leased Property(ies). The obligations of Tenant and the rights of Landlord contained in this Section 19 shall survive the expiration or earlier termination of this Lease.

     20. Subordination.

          20.1 Subordination. This Lease and all rights of Tenant hereunder are subject and subordinate to all Facility Mortgages that may now or hereafter affect Landlord's interest in any Leased Property, and to all renewals, modifications, consolidations, replacements and extensions of all Facility Mortgages; provided, however, that such subordination is conditioned upon the delivery by Landlord and the applicable Facility Mortgagee of a normal and customary Subordination, Non-Disturbance and Attornment Agreement. Tenant acknowledges that the form of Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit F (the "Form SNDA") is a commercially reasonable and customary subordination, non-disturbance and attornment agreement. Tenant shall execute and enter into the Form SNDA within five (5) Business Days after the submission thereof by Landlord or any Facility Mortgagee to Tenant. In confirmation of the subordination of this Lease, Tenant also agrees to execute and deliver promptly (and in any event within ten (10) Business Days) any other commercially reasonable and customary agreement (in recordable form, if requested) that Landlord or any Facility Mortgagee may request to evidence such subordination.

          20.2 Attornment. If the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of a Facility Mortgage, then Tenant shall, at the option of such purchaser or assignee, as the case may

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be, (x) attorn to such party and perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if such party were the landlord originally named in this Lease, or (y) enter into a New Lease with such party, as landlord, pursuant to Section 41 hereof for the remaining Term and otherwise on the same terms and conditions of this Lease, except that such successor landlord shall not be (i) liable for any previous act, omission, breach, default or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset that theretofore shall have accrued to Tenant against Landlord; (iii) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification, amendment or prepayment shall have been approved in writing by the Facility Mortgagee through or by reason of which, such successor landlord shall have succeeded to the rights of Landlord under this Lease or, in case of any such prepayment, such prepayment of rent has actually been delivered to such successor landlord; or (iv) liable for any security deposited pursuant to this Lease unless such security has actually been delivered to such successor landlord. Nothing contained in this Section
20.2 shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

          20.3 Mortgagee Cure Rights. If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, or abatement of Rent, setoff or counterclaim not otherwise expressly permitted by the terms of this Lease, or to declare a default hereunder, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to each Facility Mortgagee whose name and address shall have previously been furnished to Tenant, (ii) Landlord shall have failed to cure the same after the delivery of such notice as may be herein required and within the time limits set forth in this Lease, and (iii) following the giving of such notice to each Facility Mortgagee, no Facility Mortgagee shall have remedied such act or omission (x) in the case of an act or omission that is capable of being remedied without possession of the applicable Leased Property, within the cure period available to Landlord under this Lease plus thirty (30) days; and (y) in the case of any act or omission that is incapable of being remedied without possession of the applicable Leased Property, within thirty (30) days following the date on which possession is obtained (either by such Facility Mortgagee or by a receiver in an action commenced by such Facility Mortgagee).

          20.4 Modifications. Tenant shall execute any modification of this Lease reasonably requested by any Facility Mortgagee or prospective Facility Mortgagee to cause the terms of this Lease to conform with customary and reasonable mortgage financing requirements, provided that such modifications (i) do not materially adversely increase the obligations of Tenant hereunder or materially diminish Tenant's rights under this Lease, (ii) do not increase Rent payable hereunder, and (iii) are requested by any such Facility Mortgagee or prospective Facility Mortgagee only at the time of its initial loan advance or any subsequent extension of the maturity date of its loan or material modification of the terms of its loan.

     21. Property Collateral.

          21.1 Landlord's Security Interest. The parties intend that, if an Event of Default occurs and is continuing under this Lease, Landlord will control Tenant's Personal Property so that Landlord or its designee or nominee can operate, sell or re-let each Facility for

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its Primary Intended Use. Accordingly, to implement such intention, and for the purpose of securing the payment and performance obligations of Tenant hereunder, Landlord and Tenant agree as follows:

               21.1.1 Property Collateral. Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest and an express contractual lien upon all of Tenant's right, title and interest in and to Tenant's Personal Property and any and all products, rents, proceeds and profits thereof in which Tenant now owns or hereafter acquires an interest or right, including, but not limited to, any leased Tenant's Personal Property (collectively, the "Property Collateral"). This Lease constitutes a security agreement pursuant to and in accordance with the UCC covering all such Tenant's Personal Property. The security interest granted to Landlord in this Section 21.1 with respect to Tenant's Personal Property may be subordinated (in Landlord's sole discretion) to any security interest granted in connection with the financing or leasing (e.g., title retention agreements) from a Lending Institution of all or any portion of the Tenant's Personal Property, provided, however, that in connection with such financing and/or leasing, Landlord shall furnish Tenant's financiers' with an intercreditor agreement in form and substance acceptable to Landlord in its sole discretion. This security agreement and the security interest created herein shall survive the expiration or earlier termination of this Lease. Tenant hereby authorizes Landlord to file such financing statements, continuation statements and other documents as may be necessary or desirable to perfect or continue the perfection of Landlord's security interest in the Property Collateral pursuant to the UCC. In addition, if required by Landlord at any time during the Term, Tenant shall execute and deliver to Landlord, in form reasonably satisfactory to Landlord, additional security agreements, financing statements, fixture filings and such other documents as Landlord may reasonably require to perfect or continue the perfection of Landlord's security interest in the Property Collateral. Upon the occurrence of an Event of Default, Landlord shall be entitled to exercise any and all rights or remedies available to a secured party under the UCC, or available to a landlord under the laws of the State(s) where the applicable Leased Property(ies) is (are) located, with respect to Tenant's Personal Property, including the right to sell the same at public or private sale.

               21.1.2 Name Change. Tenant shall give Landlord at least thirty
(30) days' prior written notice of any change in any Tenant's name, identity, jurisdiction of organization or corporate structure. With respect to any such change, Tenant will promptly execute and deliver such instruments, documents and notices and take such actions, as Landlord deems necessary or desirable to create, perfect and protect the security interests of Landlord in the Property Collateral.

          21.2 Accounts Receivable Financing. Tenant may obtain so-called "Accounts Receivable" financing with respect to any Facility (or its operations therein) ("AR Financing") provided (i) the terms and conditions of this Section 21 have been satisfied; (ii) Tenant obtains Landlord's consent to the terms thereof; and (ii) no Event of Default exists hereunder. Landlord shall not unreasonably withhold its consent to any AR Financing provided that the amount of such AR Financing is reasonable given the financial condition of Tenant and the applicable Leased Properties and Landlord is presented with an intercreditor agreement on terms acceptable to it in its reasonable discretion.

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     22. Risk of Loss. During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of each Leased Property in consequence of the damage or destruction thereof by fire, the elements, act of terrorism, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and those claiming from, through or under Landlord) is assumed by Tenant, and Landlord shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Tenant to any abatement of Rent.

     23. Indemnification. Notwithstanding the existence of any insurance provided for herein, and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify, save harmless and defend Landlord and the Landlord Indemnified Parties from and against all Losses (including, without limitation, Litigation Costs), to the maximum extent permitted by law, imposed upon or incurred by, or asserted or alleged against, Landlord or any Landlord Indemnified Parties by reason of: (a) any accident, injury to, or death of, persons or loss of, or damage to, property occurring on or about any Leased Property (except to the extent caused by the gross negligence or willful misconduct of Landlord); (b) any use, misuse, non-use, condition, maintenance or repair of any Leased Property by Tenant, any Tenant Parties or anyone claiming under Tenant or any Tenant Parties; (c) any Impositions; (d) any failure on the part of Tenant, any Tenant Parties or anyone claiming under Tenant or any Tenant Parties to perform or comply with any of the terms of this Lease; (e) claims for work or labor performed or materials supplied to Tenant or any Tenant Parties;
(f) any material breach by Tenant of any of its representations and warranties hereunder; (g) any breach or default under any Authorization by any Tenant (or any Facility) or any revocation of any Authorizations (including, but not limited to, any Facility Provider Agreement); (h) any negligence or misconduct on the part of Tenant or any Tenant Parties; (i) the non-performance of any of the terms and provisions of any and all existing and future subleases of any Leased Property to be performed by the subtenant thereunder; and/or (j) the claims of any broker or finder made in connection with this Lease except to the extent claiming under the written agreements of Landlord. Any amounts that become payable by Tenant under this Section 23 shall be paid within ten (10) Business Days after demand by Landlord, and if not timely paid, shall bear interest at the Overdue Rate from the date of such demand to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or any Landlord Indemnified Parties with counsel acceptable to Landlord in its reasonable discretion and shall not, under any circumstances, compromise or otherwise dispose of any suit, action or proceeding without obtaining Landlord's written consent. Tenant shall have the right to control the defense or settlement of any claim provided that (A) Tenant shall first confirm in writing to Landlord that such claim is within the scope of this indemnity and that Tenant shall pay any and all amounts required to be paid in respect of such claim; and (B) any compromise or settlement shall require the prior written approval of Landlord, which approval shall not be unreasonably withheld provided Landlord (or the applicable Landlord Indemnified Parties) are irrevocably released from all liabilities in connection with such claim as part of such settlement or compromise. Landlord shall have the right to approve counsel engaged to defend such claim and, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim. If Tenant does not act promptly and completely to satisfy its indemnification obligations hereunder, Landlord may resist and defend any such claims or causes of action against Landlord or any Landlord Indemnified Party at Tenant's sole cost. The terms of this Section 23 shall survive the expiration or sooner termination of this Lease.

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     24. Assignment; Sublease.

          24.1 Prohibition. Tenant shall not, without Landlord's prior written consent, which may be withheld in Landlord's sole discretion, either directly or indirectly, or through one or more step transactions or tiered transactions, voluntarily or by operation of law, (a) assign, convey, sell, pledge, mortgage, hypothecate or otherwise encumber, transfer or dispose of all or any part of this Lease or any Tenant's leasehold estate hereunder, (b) sublease all or any part of any Leased Property; (c) engage the services of any Person for the management or operation of all or any part of any Leased Property; (d) convey, sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of any stock or partnership, membership or other interests (whether equity or otherwise) in any Tenant (which shall include any conveyance, sale, assignment, transfer, pledge, hypothecation, encumbrance or disposition of any stock or partnership, membership or other interests (whether equity or otherwise) in any controlling Person(s)), if such conveyance, sale, assignment, transfer or disposition results, directly or indirectly, in a change in control of such Tenant (or of such controlling Person(s)); (e) dissolve, merge or consolidate any Tenant (which shall include any dissolution, merger or consolidation of any controlling Person(s)) with any other Person, if such dissolution, merger or consolidation, directly or indirectly, results in a change in control of such Tenant (or in such controlling Person(s)); (f) sell, convey, assign, or otherwise transfer all or substantially all of the assets of any Tenant (which shall include any sale, conveyance, assignment, or other transfer of all or substantially all of the assets of any controlling Person(s)); (g) sell, convey, assign, or otherwise transfer any of the assets of any Tenant if the consolidated net worth of such Tenant immediately following such transaction is not at least equal to the greater of (1) the consolidated net worth of such Tenant immediately prior to such transaction and (2) the consolidated net worth of such Tenant; or (h) enter into or permit to be entered into any agreement or arrangement to do any of the foregoing or to grant any option or other right to any Person to do any of the foregoing (each of the aforesaid acts referred to in clauses (a) through (h) being referred to herein as a "Transfer"). Without limitation of the foregoing, a Transfer shall include a Change of Control of Trans.

          24.2 Change of Control of Trans. Without limitation of the terms of the Section 24.1, a Change of Control of Trans shall be a Transfer within the meaning of Section 24.1 of this Lease requiring the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. By way of illustration only, and without limitation of Landlord's rights hereunder, for purposes of determining whether to consent (or deny its consent) to a Change of Control of Trans or any Replacement Operator, Landlord may consider any or all of the following criteria and factors ("Transfer Criteria"): (i) the operating history of the acquiring Person or the Replacement Operator (or their respective principals and Affiliates) with respect to healthcare facilities comparable to the Facility as well as its (and their) general expertise and experience as an operator of healthcare facilities; (ii) the number of licensed beds operated by the acquiring Person or the Replacement Operator (or their respective Affiliates), as the case may be, in the State of Maryland and the State of Ohio;
(iii) the general reputation and character of the acquiring Person or the Replacement Operator (or their respective principals and Affiliates); (iv) the ability or inability of the acquiring Person or the Replacement Operator, as the case may be, to accurately provide and make the representations and warranties contained in Section 10.8 of this Lease as to the acquiring Person or the Replacement Operator, as the case may be, as well as their respective Affiliates and principals; and (v) the solvency and

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creditworthiness of the acquiring Person or Replacement Operator, as the case may be. If Landlord does not consent, in writing, to a Change of Control of Trans, Tenant shall have the right, but not the obligation, to attempt for a period of sixty (60) days after its receipt of such determination from Landlord (the "Identification Period") to locate, identify and submit to Landlord a replacement operator (or replacement operators) (a "Replacement Operator") for all (but not less than all) of the Facilities to assume and accept Tenant's obligations hereunder pursuant to an assignment of this Lease by Tenant to such Replacement Operator. On or prior to the expiration of the Identification Period, Tenant may submit to Landlord for its review and consideration a list prospective Replacement Operators to accept an assignment of the Lease and operate the Facilities on behalf of Tenant. Any assignment of this Lease to a Replacement Operator shall be a Transfer within the meaning of Section 24.1 of this Lease, which Transfer shall require Landlord's prior written consent. Landlord may consent, or deny its consent, to an assignment of this Lease to a Replacement Operator in its sole discretion, and, no such assignment shall be effective absent such consent. Landlord may (but shall not be obligated to) consider the Transfer Criteria for purposes of evaluating any such proposed assignment to a Replacement Operator. Landlord shall notify Tenant as to whether Landlord has elected to approve or disapprove such Transfer within fifteen (15) Business Days after receipt of notice of the prospective Replacement Operators and the failure by Landlord to provide such notice shall be deemed a denial of its consent to such Transfer. If Landlord approves any such Transfer to a Replacement Operator, Landlord shall also approve the Change of Control of Trans at such time as: (i) the conditions to the approval of Landlord to such Change of Control in Section 2.4.2(d) of the Mezzanine Loan Agreement and Section 2.4.2.2(b) or Section 8.2(b) of the Mortgage Loan Agreement have been satisfied; and (ii) Tenant and Replacement Operator have executed assignment instruments evidencing such Transfer acceptable to Landlord.

          24.3 Permitted Assignments and Subleases. Any purported Transfer made without the prior written consent of Landlord shall be absolutely null and void. If Landlord consents to any Transfer, such Transfer shall not be effective and valid unless and until the applicable transferee executes and delivers to Landlord any and all documentation reasonably required by Landlord. Any consent by Landlord to a particular Transfer shall not constitute consent or approval of any subsequent Transfer, and Landlord's written approval shall be required in all such instances. No consent by Landlord to any Transfer shall be deemed to release any Tenant from its obligations hereunder and such Tenant shall remain fully liable for payment and performance of all obligations under this Lease.

          24.4 Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may (without prejudice to, or waiver of its rights), collect rent from the assignee, subtenant or occupant. Landlord may apply the net amount collected to the Rent herein required to be paid by Tenant, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 24. With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations received under any sublease by Tenant is greater than the total Fixed Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord sixty-five percent (65%) of such excess received from any subtenant and such amount shall be deemed a component of the Additional Rent.

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     25. Financial Statements and Reporting.

          25.1 Maintenance of Books and Records. Tenant shall keep and maintain, or cause to be kept and maintained, proper and accurate books and records, in accordance with GAAP in all material respects, reflecting the financial affairs of each Tenant. Landlord shall have the right from time to time during normal business hours upon reasonable notice to the applicable Tenant to examine such books and records at the office of such Tenant or other Person maintaining such books and records and to make such copies or extracts thereof as Landlord shall request.

          25.2 Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year, Tenant shall furnish to Landlord, in hard copy and electronic format, and presented on a consolidated and consolidating as well as on a property-by-property basis, financial statements prepared for such Fiscal Year with respect to Tenant, including a balance sheet and operating statement as of the end of such Fiscal Year, together with related statements of income and members' or partners' capital for such Fiscal Year, audited by a "Big Four" accounting firm or a nationally recognized, independent certified public accounting firm reasonably satisfactory to Landlord, whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP, applied on a consistent basis, and shall not be qualified as to the scope of the audit or as to the status of any Tenant as a going concern. Together with Tenant's annual financial statements, Tenant shall furnish to Landlord an Officer's Certificate certifying as of the date thereof whether, to the best of Tenant's knowledge, there exists an event or circumstance that constitutes an Event of Default or that, with the giving of notice or the passage of time, or both, would constitute an Event of Default, and if such Event of Default or latent Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Together with Tenant's annual financial statements, Tenant shall furnish to Landlord, in hard copy and electronic format:

               (i) a statement of cash flows for each Leased Property; and

               (ii) such other information as Landlord shall reasonably request.

          25.3 Quarterly Financial Information. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter (based on a Fiscal Year), Tenant shall furnish to Landlord, in hard copy and electronic format, and presented on a consolidated and consolidating as well as a property-by-property basis, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to Tenant, including a balance sheet and operating statement as of the end of such fiscal quarter, together with related statements of income, members' or partners' capital and cash flows for such fiscal quarter and for the portion of the Fiscal Year ending with such fiscal quarter, which statements shall be accompanied by (i) an Officer's Certificate certifying that the same are true and correct and were prepared in accordance with GAAP, applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments and (ii) an Officer's Certificate certifying as of the date thereof whether, to the best of Tenant's knowledge, there exists an event or circumstance that constitutes an Event of Default or that, with the giving of notice or the passage of time, or both, would constitute an Event of Default and if such Event of Default or

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latent Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Each such quarterly statement shall show the separate operations of each Leased Property, including, without limitation, (1) a breakdown of Patient Revenues and other revenues itemized by payor type and a reasonably detailed breakdown of operating expenses and (2) patient census information by payor type (collectively, "Census Information"). Each such quarterly report shall be accompanied by the following, in hard copy and electronic format:

               (i) a statement in reasonable detail showing the calculation of Net Operating Income for each Facility for the trailing four fiscal quarters, in each case, ending at the end of such fiscal quarter;

               (ii) a then current occupancy report for each Facility; and

               (iii) such other information as Landlord shall reasonably request.

          25.4 Certification of Compliance with Financial Covenants. Simultaneously with the delivery of the quarterly and annual financial statements contemplated by Sections 25.2 and 25.3, and as part of the applicable Officer's Certificate, Tenant shall certify to and for the benefit of Landlord that (i) Tenant (or each Tenant, as applicable) is in compliance with the covenants contained in Section 8.2.6 for the applicable period, or a list of such covenants with which such Tenant is not in compliance for the applicable period and (ii) a clear, reasonably detailed explanation of the calculations of Coverage Ratio, Net Worth, Portfolio Coverage Ratio, debt to equity ratio and the minimum occupancy rates for the relevant period, as applicable.

          25.5 Reports of Material Adverse Events. As soon as available, and in any event within thirty (30) days after the end of each calendar month, Tenant shall furnish a report describing in reasonable detail the occurrence during such calendar month of any event that is reasonably likely to result in a material adverse effect on the ability of Tenant to perform any material provision of this Lease, or the value, use or enjoyment of any of the Leased Properties or the operation thereof. Tenant shall, simultaneously with delivering such report, furnish, in hard copy and electronic format and presented on a consolidated and consolidating as well as a property-by-property basis, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Tenant, including a balance sheet and operating statement as of the end of such month, together with related statements of income, members' or partners' capital and cash flows for such month and for the portion of the Fiscal Year ending with such month, which statements shall be accompanied by (i) an Officer's Certificate certifying that the same are true and correct and were prepared in accordance with GAAP, applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments and (ii) an Officer's Certificate certifying as to any material variances from the approved Annual Budget on a line-item basis. Each monthly report shall show the separate operations of each Leased Property, including, without limitation, the Census Information for such Leased Property. Each such monthly report shall be accompanied by the following in hard copy and electronic format:

               (i) a statement setting forth in reasonable detail the calculation of Net Operating Income for each Facility for the trailing twelve (12) months, in each case, ending at the end of that month;

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               (ii) then current occupancy report for each Facility; and

               (iii) such other information as Landlord shall reasonably request.

          25.6 Report of Compliance with Authorizations. As soon as available, and in any event within ninety (90) days after the end of each calendar year, Tenant shall furnish to Landlord true and complete copies of a report regarding the compliance of each Facility with all Authorizations for such Facility.

          25.7 Weekly and Monthly Cash Flow and Census Reports. Upon Landlord's written request, as soon as available, and in any event within five (5) days after preparation thereof, each Tenant shall furnish to Landlord the weekly and monthly consolidated cash flow reports of each Tenant and consolidated patient census reports for each Tenant.

          25.8 Quarterly Deficiency Reports. As soon as available, and in any event no later than thirty (30) days after the end of each fiscal quarter, Tenant shall furnish to Landlord (i) the quarterly consolidated survey deficiency summary report, indicating for each Facility, whether any survey, citation or report alleging any deficiency with respect to such Facility has been issued during the prior month and, if so, setting forth the identity of the Governmental Authority that issued such survey, citation or report, a description of the alleged deficiency and the timetable or deadline for remedying same and the applicable Tenant's plan for curing such deficiency and
(ii) to the extent existing, all actuarial reports relating to all professional liability claims. Tenant shall also deliver to Landlord promptly after request therefor by Landlord any other Facility specific survey reports reasonably requested by Landlord.

          25.9 Reduction in Licensed Beds. As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter, Tenant shall deliver to Landlord copies of Officer's Certificates, setting forth whether any Event(s) of Default has/have occurred and is/are continuing with respect to the reduction of the number of licensed beds at any Facility or the revocation of certification for reimbursement under Medicare or Medicaid with respect to any Facility.

          25.10 Notices from Governmental Authorities. As soon as available, and in any event within ten (10) days of receipt, Tenant shall deliver to Landlord any and all notices (regardless of form) from any Governmental Authority (i) that any Authorization for any Facility or the Medicare certification or Medicaid certification of any Facility is the subject of any enforcement action, revocation or suspension, or is subject to assessment for civil monetary penalties or is the subject of any overpayment claim or recoupment claim or (ii) that action is pending or being considered to revoke or suspend any Authorization or to institute enforcement actions of any kind.

          25.11 Medicare and Medicaid Filings. Upon the request of Landlord, within five (5) days of the earlier of (i) the date of the required filing of cost reports for any Facility with the Medicaid agency or (ii) the date of actual filing of such cost report for any Facility with such agency, Tenant shall furnish to Landlord a complete and accurate copy of the annual Medicaid cost report for each Facility, which will be prepared by an independent certified public accountant or by an experienced cost report preparer acceptable to Landlord in its sole discretion,

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and promptly furnish to Landlord any amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to such reports.

          25.12 Medicare and Medicaid Deficiency Reports. As soon as available, and in any event within two (2) days of receipt, Tenant shall deliver to Landlord a copy of any Medicare, Medicaid or other Governmental Authority survey or report and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction, shall also furnish or cause to be furnished to Landlord, a copy of the plan of correction generated from such survey or report for a Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicare or Medicaid for existing patients or for new patients to be admitted with Medicare or Medicaid coverage, by the date required for cure by such agency (plus any extensions of time granted by such agency).

          25.13 Annual Budgets. Tenant has previously delivered to Landlord the Annual Budget for each Leased Property for the 2002 Fiscal Year. At least thirty
(30) days prior to the commencement of each subsequent Fiscal Year during the Term, Tenant shall deliver to Landlord for approval an Annual Budget presented on a consolidated and consolidating as well as a property-by-property basis for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions to the Annual Budget.

          25.14 Financial Statements of Guarantor. As soon as available, and in any event within one hundred (100) days after the close of each Fiscal Year, Tenant shall cause Guarantor to furnish to Landlord, in hard copy and electronic format and presented on a consolidated and consolidating as well as an individual entity basis, financial statements prepared for such year with respect to Guarantor, including a balance sheet and operating statement as of the end of such year, together with related statements of income and members' or partners' capital for such Fiscal Year, audited by a "Big Four" accounting firm or a nationally recognized, independent certified public accounting firm reasonably satisfactory to Landlord, whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP, applied on a consistent basis, and shall not be qualified as to the scope of the audit or as to the status of any Guarantor as a going concern. Together with Guarantor's annual financial statements, Tenant shall cause Guarantor to furnish to Landlord an Officer's Certificate certifying as of the date thereof whether, to the best of Tenant's knowledge, there exists an event or circumstance that constitutes an Event of Default or that, with the giving of notice or the passage of time, or both, would constitute an Event of Default by any Guarantor under the Lease Guaranty, and if such Event of Default or latent Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

          25.15 Estoppel Certification. Together with every Officer's Certificate required to be provided hereunder, or otherwise upon request by Landlord in connection with a proposed sale or refinancing of any Leased Property(ies) by Landlord or otherwise (in any such case within five (5) Business Days), Tenant shall provide an "Estoppel Certificate" certifying to Landlord and Landlord's designees (which certificate may be relied upon by Landlord and any prospective purchaser or prospective Facility Mortgagee of any Leased Property or any other designee) the following information:

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               (i) this Lease is unmodified and is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications);

               (ii) the dates to which Rent has been paid, each Tenant's Proportionate Share and the amount of Rent by Facility;

               (iii) all Facilities are in good standing with respect to all necessary federal, state and local licenses, permits and other Authorizations (including, but not limited to, all of the Facility Provider Agreements);

               (iv) each Facility that participates in the Medicare program is in compliance with the terms of its Facility Provider Agreement relative to Medicare and in good standing with the Medicare program;

               (v) each Facility that participates in the Medicaid program is in compliance with the terms of its Facility Provider Agreement relative to Medicaid and in good standing with the Medicaid program;

               (vi) each Facility that participates in any Third Party Payor Program is in compliance with the terms of such program and is in good standing thereunder;

               (vii) the current number of licensed beds at each Facility;

               (viii) Tenant is not in default in the performance of its obligations under this Lease or, if a default or an Event of Default exists, specifying the same in reasonable detail;

               (ix) Landlord is not in default pursuant to the terms of this Lease;

               (x) the representations and warranties of Tenant contained in
     Section 10 of the Lease are true and correct in all material respects;

               (xi) such other information, certifications and assurances as Landlord (or any prospective purchaser or prospective Facility Mortgagee) shall reasonably require or request as part of an Estoppel Certificate or otherwise;

               (xii) no Facility has a TAG of "G" or higher or is the subject of any admissions hold; and

               (xiii) no Facility or Tenant is the subject of any litigation, investigation, suit or proceeding for which adequate insurance coverage is not available under existing insurance policies maintained by Tenant.

Any Estoppel Certificate shall, at Landlord's request, be delivered together with complete and accurate copies (originals of which shall be made available for inspection upon request by Landlord) of all licenses, permits and other Authorizations necessary to operate the Facilities in accordance with all applicable laws.

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          25.16 SEC Reports. As soon as reasonably available, copies of any
Forms 10K, 10Q and 8K, and any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information that any Tenant, Guarantor or Affiliate of Tenant or Guarantor files with the SEC or any other Governmental Authority. Promptly upon the furnishing thereof to the shareholders of any Tenant, Guarantor or Affiliate of Tenant or Guarantor, copies of all statements, reports, notices and proxy statements so furnished.

          25.17 Supplemental Information. Such supplements to the foregoing documents and such other information and reports (including, without limitation, non-financial information), as any Landlord or Facility Mortgagee may reasonably request, provided such supplements, and such information and reports, are consistent with the types of supplements, reports and information generally utilized by such institutions within the financing industry.

          25.18 Weekly and Monthly Cash Flow and Census Information. On a weekly basis to the extent requested by Landlord, (a) a weekly cash flow report of each Tenant and (b) a weekly patient census report (reported separately for hospitals and nursing centers and broken down by payor source) for each Tenant, in form reasonably acceptable to Landlord. On a monthly basis during the Term, (i) a monthly cash flow report for each Tenant; (ii) a monthly patient census report for each Tenant; (iii) a monthly survey deficiency summary report in form reasonably acceptable to Landlord and listing each of the Facility with an indication of whether any survey, citation or report alleging a deficiency in relation to such Facility has been issued with respect thereto during the period covered by such report and, if so, setting forth the identity of the agency or Governmental Authority that issued such citation or report, a description of the alleged deficiency, the proposed plan for remedying such deficiency and the timetable or deadline for curing the same; and (iv) a monthly summary of accounts receivable with respect to each Facility and all of the Facilities in form acceptable to Landlord.

          25.19 Quarterly Meetings; Facility Level Meetings and Reviews. On a quarterly basis, Tenant shall permit, and upon request by Landlord, shall make appropriate arrangements for, Landlord and/or Landlord's Representatives to discuss the affairs, operations, finances and accounts of Tenant, Guarantor and their respective Affiliates with, and be advised as to the same by, senior officers of Tenant (and such of Tenant's independent accountants and other financial advisors as would be relevant to the topic(s) of the particular meeting), all as Landlord may deem appropriate for the purpose of verifying any report(s) delivered by Tenant to Landlord under this Lease or for otherwise ascertaining compliance with this Lease by Tenant or the business, operational or financial condition of Tenant, Guarantor and/or their respective Affiliates and/or any of their respective Facilities. Without limitation of the foregoing, from time to time promptly following receipt of written notice from Landlord to Tenant (and in any event within five (5) Business Days of such receipt), Tenant shall permit, and shall make appropriate arrangements for, Landlord and/or Landlord's Representatives to discuss the business, operational and financial condition of specific Facility(ies) designated by Landlord with, and be advised as to the same by, appropriate personnel of Tenant and its Affiliates having operational and accounting responsibilities for the Facility(ies) so specified by Landlord and to review, and make abstracts from and copies of, the books, accounts and records of Tenant and its Affiliates relative to any such Facility(ies), in each case provided, and on the condition, that any such discussions or reviews, abstracting or copying shall not materially interfere with Tenant's business operations relative to any affected Facility(ies). Unless otherwise agreed in writing by

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Landlord and Tenant, all of the discussions, reviews, abstracting and copying referenced in this Section 25.19 shall occur during normal business hours.

          25.20 Authorizations. Not later than thirty (30) days after the commencement of any Fiscal Year during the Term, Tenant shall submit accurate and complete copies of any and all Authorizations (together with any renewals or extensions thereof) certified by Tenant as accurate and complete in an Officer's Certificate.

          25.21 Format. Notwithstanding anything contained herein to the contrary, Tenant shall submit the financial information, reports, operating budgets and other financial data contemplated by Section 25 to Landlord in paper and electronic form, in a format acceptable to Landlord in the exercise of its reasonable discretion.

     26. Landlord's Right to Inspect. Tenant shall permit Landlord, Landlord's Representatives, any then current or prospective Facility Mortgagee or other lender to Landlord, any then current or prospective investment banker, mortgage broker or other professional engaged by Landlord, any prospective purchaser of any Leased Property or any investor in Landlord or any Affiliate of Landlord and/or, any prospective lessee, and its and their respective authorized representatives, to enter upon and conduct a physical inspection of any Leased Property during normal business hours and, except in an emergency, upon not less than three (3) Business Days' prior written notice, subject to any security, health, safety or confidentiality requirements of any Governmental Authority relating to the Premises, or imposed by law or applicable regulations or any insurance requirement, and provided that no such entry or inspection shall materially interfere with Tenant's business operations within the affected Leased Property(ies). Landlord shall use reasonable efforts not to interfere, or allow any person entering upon any Leased Property pursuant to the rights granted to Landlord under this Section 26 to interfere, with the conduct of Tenant's business operations at the applicable Leased Property in the exercise of Landlord's rights pursuant to this Section 26. Landlord shall, and does hereby indemnify, defend and hold Tenant and Tenant's agents, employees and officers harmless from and against any Losses actually suffered or incurred by Tenant or Tenant's agents, employees or officers as a result of any injury to, or death of, persons, or damage to property, resulting from any entry upon the Leased Properties by Landlord (or any Person entering thereon pursuant to the rights granted to Landlord under this Section 26) pursuant to this Section 26. Nothing contained in this Section 26 shall limit or impair Landlord's right to immediately enter upon and inspect the Premises, or any of Landlord's other rights or remedies, upon the occurrence of any Event of Default by Tenant.

     27. No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

     28. Single Lease. Tenant hereby acknowledges that the agreement between Landlord and Tenant to treat this as single lease in all respects, was and is of primary importance to Landlord, and Landlord would not have entered into this Lease without there being such an

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agreement and such treatment of this Lease. All rights and obligations under this Lease relating to the Premises shall apply to each Leased Property and any default under this Lease pertaining to a single Leased Property or to the Premises or any portion thereof shall be an Event of Default pertaining to the Premises; provided, however, that in connection with any Event of Default, Landlord may elect to exercise its rights only as to one or more of the Leased Properties. Without limiting the generality of the foregoing, the parties hereto acknowledge that this Lease constitutes a single lease of the Premises and is not divisible notwithstanding any references herein to any individual Leased Property and notwithstanding the possibility that certain individual Leased Properties may be deleted herefrom pursuant to the express provisions of this Lease under certain limited circumstances. The parties hereto expressly intend that this Lease, notwithstanding the possibility that certain individual Leased Properties may be deleted herefrom under certain limited circumstances expressly provided for in this Lease, be treated as a single lease for all purposes whatsoever, including Extended Terms, any assignment of the leasehold estate by Tenant (as approved by Landlord), and in the context of Tenant's attempted rejection, assumption and/or assignment of this Lease in any bankruptcy or other insolvency proceeding affecting any Tenant, in which case the parties hereto intend for such rejection to terminate this Lease with respect to the entire Premises or such assumption to apply with respect to the entire Premises, i.e., all but not less than all of the Leased Properties. Notwithstanding anything contained herein to the contrary, the existence of Tenant's Proportionate Share and the allocation of Rent described in Section 3.1.2 hereof and elsewhere does not change the joint and several nature of each Tenant's obligation to pay Rent hereunder (it being acknowledged that each Tenant shall be jointly and severally liable for any and all obligations of each other Tenant hereunder, including, but not limited to, each individual Tenant's obligation to pay Rent hereunder). This Lease does not constitute, and may not be enforced (except at Landlord's sole discretion in connection with a Limited Termination Election) or treated as, a separate lease for any individual Leased Property. Notwithstanding the foregoing, the right of possession and leasehold right granted to each Tenant hereunder is limited to the applicable Facility operated by such Tenant as specified on Schedule 1 attached hereto and made a part hereof and the Leased Property on which such Facility is located.

     29. Acceptance of Surrender. No surrender to Landlord of this Lease or of any Leased Property or any part of any thereof, or of any interest herein or therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

     30. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in any Leased Property.

     31. Conveyance by Landlord. Landlord may, without the consent or approval of Tenant, sell, transfer, assign, pledge, encumber, hypothecate, convey or otherwise dispose of all or any portion of the Premises. If Landlord or any successor owner of any Leased Property shall sell, transfer, assign, convey or otherwise dispose of any Leased Property in accordance with the terms hereof other than as security for a debt, and the purchaser, grantee, assignee or transferee

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of the Leased Property(ies) shall expressly assume all obligations of Landlord hereunder with respect to such Leased Property(ies) arising or accruing from and after the date of such sale, conveyance, transfer, assignment or other disposition, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease with respect to such Leased Property(ies) arising or accruing from and after the date of such sale, conveyance, transfer, assignment or other disposition as to such Leased Property(ies) and all such future liabilities and obligations with respect to such Leased Property(ies) shall thereupon be binding upon such purchaser, grantee, assignee or transferee. In the event of any such sale, transfer, assignment, conveyance or other disposition (other than as security for a debt) of less than all of the Premises, the provisions of Section 41 hereof governing New Leases shall apply.

     32. Quiet Enjoyment. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy each Leased Property for the Term hereof, free of any claim, interruption or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all Permitted Encumbrances. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have all rights and remedies available at law or in equity, except as otherwise provided herein, by separate and independent action, to pursue any claim or claims it may have against Landlord as a result of any breach by Landlord of the covenant of quiet enjoyment contained in this Section 32.

     33. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered by mail (registered or certified mail, return receipt requested), in which case such notice shall be deemed received three (3) Business Days after its deposit, by confirmed facsimile, in which case such notice shall be deemed received the same day, or by reputable nationally recognized overnight courier service, in which case such notice shall be deemed received the next Business Day, addressed to the respective parties, as follows:

          (a)  if to any Tenant:

               c/o Trans Healthcare, Inc.
               4660 Trindle Road
               Suite 103
               Harrisburg, Pennsylvania  17011
               Attention:  President, CEO
               Facsimile:  (717) 730-8722

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          with a copy to:

               Latsha Davis & Yohe, P.C.
               4720 Old Gettysburg Road
               Suite 101
               Harrisburg, Pennsylvania  17108-0825
               Attention:  Douglas C. Yohe
               Facsimile:  (717) 761-2286

          (b)  if to Landlord:

               Ventas Realty, Limited Partnership
               c/o Ventas, Inc.
               333 West Wacker Drive
               Suite 2700
               Chicago, Illinois 60606
               Attention:  Asset Manager
               Facsimile:  (312) 596-3850

          with a copy to:

               Ventas, Inc.
               4360 Brownsboro Road
               Suite 115
               Louisville, Kentucky 40207
               Attention:  General Counsel
               Facsimile:  (502) 357-9001

or to such other address as either party may hereunder designate in writing.

     34. Appraisals.

          34.1 Appraisals. If Tenant timely and properly exercises the Option or a Renewal Option, Landlord promptly shall deliver to Tenant its determination of: (i) Fair Market Value and the Option Purchase Price; or (ii) Fair Market Rental and Fixed Rent for the first Lease Year of the applicable Extended Term, as the case may be (the "Landlord Determination"). If Tenant reasonably and in good faith disputes or disagrees with any Landlord Determination, Landlord and Tenant shall act mutually, reasonably and in good faith for a period of thirty
(30) days to agree upon the Fair Market Value or the Fair Market Rental, as the case may be. If Landlord and Tenant are unable to agree upon the Fair Market Rental (and the resultant Fixed Rent for the first Lease Year of the applicable Extended Term) or the Fair Market Value (and the resultant Option Purchase Price) of any Leased Property(ies) for purposes of Section 36 or Section 1.3, respectively, such amounts shall be determined pursuant to the appraisal procedures set forth in Sections 34.2 through 34.5 below.

          34.2 Appointment of Appraisers. Within ten (10) Business Days after the expiration of the thirty (30) day negotiation period described in Section
34.1 above, Landlord

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shall, by written notice to Tenant, propose an appraiser meeting the requirements of Section 34.3 below (the "Landlord Appraiser Notice", and such identified appraiser, "Landlord's Appraiser"). Within five (5) Business Days after its receipt of the Landlord Appraiser Notice, Tenant shall, by written notice to Landlord, either accept or contest Landlord's Appraiser as the sole and final appraiser for the purposes of determining the Fair Market Rental or the Fair Market Value, as the case may be. If Tenant accepts Landlord's Appraiser as the sole and final appraiser for such purposes, then Landlord's Appraiser shall perform the necessary appraisal and determine the Fair Market Rental or the Fair Market Value, as the case may be, in accordance with the appraisal requirements set forth in the definition of "Fair Market Rental", or "Fair Market Value", as applicable (a "Conforming Appraisal"). The results of such Conforming Appraisal made by Landlord's Appraiser shall thereupon constitute the final determination of Fair Market Rental or Fair Market Value, as the case may be. If Tenant contests Landlord's Appraiser as the sole and final appraiser for the purposes of determining the Fair Market Rental or the Fair Market Value, as the case may be, then: (i) Tenant shall, within five (5) Business Days after its receipt of the Landlord Appraiser Notice, appoint an appraiser meeting the requirements of Section 34.3 below ("Tenant's Appraiser") and notify Landlord in writing of such appointment, and (ii) Landlord's Appraiser and Tenant's Appraiser shall perform independent Conforming Appraisals within fifteen (15) Business Days thereafter. If Tenant fails to timely appoint Tenant's Appraiser, Tenant shall be deemed to have accepted Landlord's Appraiser as the sole and final appraiser for the purpose of determining Fair Market Rental or Fair Market Value, as the case may be, and the Conforming Appraisal of Landlord's Appraiser shall control. If the results of such Conforming Appraisals differ by less than five percent (5%) of the lower of such results, then Fair Market Value or Fair Market Rental, as the case may be, shall be deemed to be the arithmetic average of such results. If the results of such Conforming Appraisals differ by five percent (5%) or more of the lower of such results, then Landlord's Appraiser and Tenant's Appraiser shall, within five (5) Business Days of the completion of such Conforming Appraisals, select a third appraiser meeting the requirements of Section 34.3 below (the "Third Appraiser"), which Third Appraiser shall perform a Conforming Appraisal within fifteen (15) Business Days thereafter. Upon completion of such third Conforming Approval, the Fair Market Rental or Fair Market Value shall be determined as follows: the result of such Conforming Appraisals that differs the most (either higher or lower) from the middle result shall be discarded and Fair Market Value or Fair Market Rental, as the case may be, shall be deemed to be the arithmetic average of the results contained in the two (2) remaining Conforming Appraisals.

          34.3 Qualifications of Appraisers. Each of Landlord's Appraiser, Tenant's Appraiser and any Third Appraiser must (a) be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and/or a person employed by an accounting firm that, at the time of such appointment, is one of the four (4) largest public accounting firms in the United States and (b) have not less than five (5) years experience, including substantial expertise, in valuing hospitals and nursing centers and/or determining the fair market rental value of hospitals and nursing centers.

          34.4 Binding Nature. The determination of Fair Market Rental or Fair Market Value pursuant to this Section 34 shall be final and binding upon the parties for purposes of determining Fair Market Rental (and the resultant Fixed Rent for the first Lease Year of any

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Extended Term) or the Fair Market Value (and resultant Option Purchase Price), as applicable, and shall not be subject to judicial review.

          34.5 Costs. Tenant shall pay the actual fees and expenses of all of the appraisers appointed hereunder, which costs shall be Consent Expenses for all relevant purposes.

     35. General REIT Provisions. Tenant understands that, in order for Landlord's general partner, Ventas, Inc., to qualify as a REIT, certain requirements (the "REIT Requirements") must be satisfied, including, without limitation, the provisions of Section 856 of the Code. Accordingly, Tenant agrees, and agrees to cause its Affiliates, permitted subtenants, if any, and any other parties subject to its control by ownership or contract, to reasonably cooperate with Landlord to ensure that the REIT Requirements are satisfied, including, but not limited to, providing Landlord or Ventas, Inc. with information about the ownership of Tenant and its Affiliates. Tenant agrees, and agrees to cause its Affiliates, upon request by Landlord or Ventas, Inc., to take all action reasonably necessary to ensure compliance with the REIT Requirements.

     36. Landlord's Option to Purchase the Tenant's Personal Property. Effective on not less than ninety (90) days' prior written notice given at any time within one hundred eighty (180) days prior to the expiration of the Term, but not later than ninety (90) days prior to such expiration, or within thirty (30) days after the termination of this Lease if this Lease is terminated in whole or in part, or within thirty (30) days after the dispossession of Tenant of any of the Leased Properties prior to the expiration of the Term, Landlord or any Successor Operator shall have the option to purchase all or any portion of Tenant's Personal Property located at the Leased Property(ies) in question, if any, for a purchase price equal to the unamortized portion of the original cost based upon the economic useful life, as defined by the American Hospital Guide (or, if such guide ceases to be published by the American Hospital Association, a substitute guide or other economic useful life reference book mutually agreed upon by Landlord and Tenant, each acting reasonably), subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, UCC-1 financing statements and other encumbrances to which such Tenant's Personal Property is subject. The notice from Landlord or any Successor Operator exercising such right shall specify that portion of the Tenant's Personal Property that Landlord or any Successor Operator have elected to acquire. Promptly following demand by Landlord (but in any event within thirty (30) days following such demand), Tenant shall deliver to Landlord a computation and statement, in form, content and detail reasonably satisfactory to Landlord, of the purchase price described above as of the date of such expiration, termination or dispossession, as the case may be, for all of Tenant's Personal Property located at the Leased Property(ies) in question. If Landlord reasonably and in good faith disputes or disagrees with Tenant's calculation of such purchase price, Landlord shall so notify Tenant in writing, whereupon the parties shall act mutually, reasonably and in good faith for a period of ten
(10) days to agree upon such purchase price. If the parties are unable to agree upon such purchase price, then Landlord's calculation, absent manifest error, shall control and be binding on the parties. Tenant shall execute and deliver such assignments, conveyance documents, bills of sale and other instruments as Landlord shall reasonably require to evidence such conveyance and otherwise reasonably assist Landlord with such conveyance.

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     37. Compliance With Environmental Laws.

          37.1 Hazardous Substances. Tenant shall not place or hold any Hazardous Substances on or at any of the Leased Properties, except as is necessary or reasonable in the ordinary course of its business. If Tenant's business requires the use of any Hazardous Substances, other than such cleaning materials as are typically found in healthcare facilities, Tenant shall notify Landlord in writing and shall comply in all material respects with hazard communication and notification requirements of the Occupational Safety and Health Act and any other Environmental Laws with respect to such Hazardous Substances. Tenant shall comply in all material respects with any and all Environmental Laws in connection with its use, operation and management of the Leased Properties. Tenant shall not cause or allow any asbestos to be incorporated into any Leased Improvements or Alterations that it makes or causes to be made on or to any of the Leased Improvements where the presence of such asbestos would pose a risk to human health or safety or result in a violation of Environmental Laws. Tenant shall not place, hold or dispose of any Hazardous Substances on, under or at any of the Leased Properties except as specifically allowed pursuant to this Section 37.1. Tenant further agrees that it shall not use any of the Leased Properties as a treatment, storage, or disposal (whether permanent or temporary) facility for Hazardous Waste as defined under RCRA. If Tenant, in the ordinary course of its business, generates Hazardous Waste, then Tenant shall comply in all material respects with any and all Environmental Laws relating to the appropriate use, storage, transportation and disposal of Hazardous Waste. Tenant further agrees that it shall properly, and in material compliance with all Environmental Laws, dispose of all "infectious waste" such as, without limitation, laboratory waste, pathological waste, blood specimens or products, resident or patient waste including, without limitation, bandages and disposable gowns, sharp waste and any material generated by the production or testing of biological agents. All of the terms, covenants, warranties and indemnifications contained in this Section 37 shall survive the expiration or sooner termination of this Lease.

          37.2 Remediation; Notification. If Tenant becomes aware of a material violation of any Environmental Laws relating to any Hazardous Substance or otherwise in, on, under or about any Leased Property or any adjacent property thereto, or if Tenant, Landlord or a Leased Property becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate such Leased Property, Tenant shall promptly notify Landlord of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation, which activities shall in all events be performed in accordance with any and all applicable Environmental Laws and shall be subject to Landlord's written approval as to their scope, process, content and standard for completion prior to their commencement, such approval not to be unreasonably withheld or delayed. If Tenant fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation pursuant to the terms of this Section 37.2, Landlord shall have the right, but not the obligation, to carry out such action and to recover from Tenant all of Landlord's costs and expenses incurred in connection therewith. Tenant shall promptly notify Landlord upon becoming aware (or being notified) of (i) any claims, suits, proceedings, investigations or demands, or any enforcement, cleanup or other regulatory or judicial action, threatened, made, or initiated against or involving Tenant and relating to the Leased Properties pursuant to Environmental Laws, including, without limitation, those relating to the presence, treatment, storage, handling, disposal, generation, spill, release or

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discharge of any Hazardous Substances on, at, in, under or about the Leased
Properties or the migration thereof from or to any other property; and (ii) the imposition of any lien arising under Environmental Laws on the Leased Properties. Landlord shall promptly notify Tenant upon becoming aware of (i) any claims, suits, proceedings, investigations or demands, or any enforcement, cleanup or other regulatory or judicial action, threatened, made, or initiated against or involving Landlord and relating to the Leased Properties pursuant to Environmental Laws, including, without limitation, those relating to the presence, treatment, storage, handling, disposal, generation, spill, release or discharge of any Hazardous Substances on the Leased Properties or the migration thereof from or to any other property; and (ii) the imposition of any lien arising under Environmental Laws on the Leased Properties.

          37.3 Indemnity. Tenant shall indemnify, defend, protect, save, hold Landlord and all of the Landlord Indemnified Parties harmless from and against any and all Losses (including, but not limited to, losses of use or economic benefit or diminution in value) suffered or incurred by Landlord or any Landlord Indemnified Parties in connection with, arising out of, resulting from or incident to: (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about any of the Leased Properties, whenever caused, arising or occurring, except to the extent caused by Landlord or any of the Landlord Indemnified Parties from and after the date hereof; (ii) the presence of any Hazardous Substances in, on, under or about any Leased Properties (x) before the date hereof or (y) during the Term as a result of the actions or omissions of Tenant or any Tenant Parties; (iii) the violation of any Environmental Laws by (x) Tenant or any Tenant Parties during the Term or (y) the Leased Properties prior to the date hereof; and (iv) a breach by Tenant or any Tenant Parties of this Section 37.

          37.4 Environmental Inspection. Upon reasonable belief that Tenant has not satisfied its obligations pursuant to this Section 37 and otherwise not more than once annually, Landlord shall have the right, and upon not less than five
(5) days' written notice to Tenant, except in the case of an emergency, in which event no notice shall be required, to conduct an inspection of any Leased Property to determine the existence or presence of Hazardous Substances at, in, on, under or about any Leased Property in material violation of any Environmental Laws or the existence at any Leased Property of any material violation of any Environmental Laws. Landlord shall have the right to enter and inspect any Leased Property, conduct any testing, sampling and analyses reasonably necessary and shall have the right to inspect materials brought into any Leased Property. Landlord may, in its discretion, retain such experts to conduct the inspection, or perform the tests, referred to herein, and to prepare a written report in connection therewith. Landlord shall have the right to inspect the Leased Properties with regard to the management and disposal of Hazardous Substances and Hazardous Waste at all reasonable times during the Term. All reasonable costs and expenses incurred by Landlord under this Section
37.4 shall be paid by Tenant as Consent Expenses.

          37.5 Removal. Upon the expiration of the Term, or the earlier termination thereof as to one or more Leased Properties, whichever shall be the first to occur, Tenant shall forthwith remove all Hazardous Substances from any portion of the Leased Properties as to which such expiration or termination relates, to the extent caused by Tenant or any Tenant Parties, or brought upon any such Leased Properties by Tenant or any Tenant Parties, from and

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after the date hereof, which removal shall be performed in accordance with any
Environmental Laws and to Landlord's reasonable satisfaction.

     38. Tenant's Option to Purchase the Leased Property. Provided no Event of Default exists, and is continuing hereunder at the time Tenant exercises the Option or at the closing of the sale of the Premises to Tenant, Tenant shall have the option (the "Option") to purchase all (but not less than all) of the Premises upon the expiration of the Initial Term (but not any Extended Term), at the greater of (i) the Minimum Purchase Price or (ii) the Fair Market Value (the "Option Purchase Price"). Tenant may exercise such Option by giving written notice to Landlord of its exercise of the Option (an "Option Exercise Notice") no earlier than eighteen (18) months and not less than fifteen (15) months prior to the expiration of the Initial Term and depositing with Landlord twenty percent (20%) of the Minimum Purchase Price (the "Earnest Money Deposit") simultaneously with the delivery of the Option Exercise Notice. Any exercise by Tenant of the Option shall void all Renewal Options (including any previously exercised Renewal Options). Landlord shall have thirty (30) days after Tenant's exercise of the Option to elect, in its sole discretion, to expand the Premises to include one or more Additional Properties pursuant to, and in accordance with, Section 41 hereof. For purposes of the exercise of the Option, any such Additional Properties shall be included in the Premises for all relevant purposes, including, but not limited to, the calculation of the Option Purchase Price. Landlord and Tenant shall proceed to the closing (the "Option Closing") on the date that is nine (9) months after the exercise of the Option. If Tenant fails to proceed to the Option Closing for any reason other than a default by Landlord with respect to its obligations pursuant to the terms of Exhibit D relative to the Option and the Option Closing, Landlord shall have the unconditional right to: (i) retain the Earnest Money Deposit, as fixed and liquidated damages (and not as a penalty); and (ii) either: (x) declare an immediate Event of Default hereunder; or (y) extend the Initial Term for a period of one (1) year on and subject to the terms of this Lease, in which case the Fixed Rent for such extension period shall be subject to the escalation pursuant to Section 3.1.2 hereof applicable to any other Lease Year during the Term. The Option shall be exercised subject to, and in accordance with, the terms and conditions applicable to the exercise of the Option set forth in Exhibit D attached hereto.

     39. Operational Transfer.

          39.1 Exercise; Transfer of Authorizations.

               39.1.1 Exercise. Upon (a) the expiration of this Lease as to any Leased Property in accordance with its terms as of the Expiration Date specified herein or (b) the occurrence of an Early Termination Event as to any Leased Property (including any Deleted Property), Landlord shall have the unequivocal and unilateral right to require an Operational Transfer with respect to such Leased Property (any Leased Property with respect to which Landlord elects to require an Operational Transfer, a "Transition Property") by delivery of written notice to Tenant specifying such election (a "Transition Notice"). Landlord may elect (in its sole discretion) to exercise its right to require an Operational Transfer with respect to any Leased Property with respect to which the Lease will terminate by its terms as of the Expiration Date stated herein by delivering written notice of such election to Tenant on or prior to ten (10) days prior to the Expiration Date. In the event of an Early Termination Event as to one or more

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Leased Properties, Landlord may exercise (in its sole discretion) its right to require an Operational Transfer at any time by delivering a Transition Notice to Tenant.

               39.1.2 Transfer of Permits. Provided that Landlord exercises its unilateral right to require an Operational Transfer with respect to any Leased Property, Tenant shall take any and all necessary actions; file such applications, petitions, and transfer notices; make such assignments, conveyances and transfers of permits, licenses, approvals and Facility Provider Agreements issued to Tenant to and for the benefit of Landlord and/or any Landlord's designee (any such designee, a "Successor Operator"); and cause such permits, licenses, approvals and Provider Agreements to be issued to and for the benefit of Landlord and/or any Successor Operator, in any and all such cases, as are necessary, desirable, or advisable, such that the day-to-day operations of the Transition Property for the Primary Intended Use(s) of the Facility(ies) located on such Transition Property) are transferred and transitioned, practically and legally, to the Landlord and/or any Successor Operator simultaneously with the termination or earlier expiration of this Lease as to the Transition Property(ies) without interruption of the business activities therein, regulatory or otherwise (such transfer of operations, the "Operational Transfer"). Without limitation of the foregoing, as part of any Operational Transfer, Tenant shall, to the extent permitted by applicable law, (i) sell, transfer, convey and assign to Landlord and/or any Successor Operator, as applicable, those of the Authorizations that Landlord elects to assume and accept (or cause Successor Operator to assume and accept) (the "Assigned Authorizations"); (ii) cooperate in all respects with Landlord and/or any Successor Operator, and use its unconditional, best efforts to enable Landlord and/or Successor Operator to apply for and obtain any and all licenses, operating permits, Provider Agreements, provider status, certificates of need, certificates of exemption, approvals, waivers, variances and other governmental, quasi-governmental and private authorizations necessary or advisable for the continuous operation of the Facility(ies) located on any Transition Property for its/their Primary Intended Use(s) (collectively, "Transfer Authorizations"); and
(iii) assign to Landlord or any Successor Operator, as applicable, such assignable patient, vendor, service provider and other contracts relating to the Facility(ies) located on any Transition Property as Landlord or Successor Operator may request (the "Assigned Contracts"). The costs and expenses incident to any Operational Transfer including, but not limited to, any costs incident to assigning the Assigned Authorizations, obtaining Transfer Authorizations and assigning the Assigned Contracts shall be paid entirely by Tenant, which costs and expenses shall be Consent Expenses. It is the express intention of the parties that, at the expiration or earlier termination of the Term as to any Transition Property, and upon any dispossession of Tenant in connection with any Event of Default as to any Facility(ies) located on such Transition Property, any and all Authorizations needed to operate each Transition Property as to which the Term is expired or terminated, or as to which Tenant has been dispossessed, for its/their Primary Intended Use(s) shall, to the maximum extent permitted by applicable law, and if Landlord so elects, remain with such Facility(ies) and shall be transferred into the name of Landlord and/or Successor Operator, as applicable, regardless of whether such Authorization is in the name of Tenant at any time during the Term. Without limiting the generality of the foregoing, Tenant shall furnish to Landlord or Successor Operator, as applicable, complete and accurate documents and information in Tenant's possession, custody or control necessary or reasonably requested by Landlord or Successor Operator in connection with any Operational Transfer and the completion and processing of any applications for the assignment of the Assigned Authorizations or the Assigned Contracts or obtaining Transfer Authorizations.

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          39.2 Reasonable Assistance. In anticipation of the expiration of this
Lease as to any Leased Property, or upon any Early Termination Event as to any Leased Property, Tenant shall cooperate with Landlord in all respects to facilitate and effectuate an Operational Transfer if Landlord elects to require an Operational Transfer. Such cooperation shall include, without limitation: (i) furnishing to Landlord or any prospective Successor Operator complete and accurate books, records, files, documents and information in Tenant's possession, custody or control necessary or reasonably requested by Landlord or Successor Operator in connection with the assessment and/or assumption of the operations of any Transition Properties; and (ii) facilitating the evaluation and employment by Landlord or any prospective Successor Operator of such employees of Tenant or its Affiliates (or any third party employment agency with whom Tenant or its Affiliates has an agreement pursuant to which such agency employs such parties) as Landlord or Successor Operator may elect to evaluate or employ, including, without limitation, to the extent permitted by law, affording Landlord or Successor Operator, as applicable, access to all relevant personnel files, records, documents and information in Tenant's or its Affiliates' possession, custody or control.

          39.3 Facility Termination; Limited Extension.

               39.3.1 Facility Termination. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not, prior to the tenth (10th) day preceding the stated Expiration Date as to any Leased Property, commence to wind up and terminate the operations of the Facility(ies) operated thereon (a "Facility Termination"). In no event, and under no circumstances, shall any Tenant relocate the patients or occupants of any Facility to any other healthcare facility without obtaining Landlord's prior written consent (which consent may be withheld in Landlord's sole discretion); provided, however, that if Landlord has not delivered a Transition Notice to Tenant prior to the tenth
(10th) day preceding the stated Expiration Date of this Lease as to a Leased Property, then Tenant may commence the Facility Termination (involving the relocation of patients) as to the Facility(ies) located on such Leased Property and, upon the expiration of this Lease as to such Leased Property and Facility(ies), Tenant shall vacate such Leased Property and surrender possession thereof to Landlord in accordance with all of the applicable requirements of this Lease. If, prior to the tenth (10th) day preceding the stated Expiration Date of this Lease as to a Leased Property, Landlord elects to require an Operational Transfer by delivering a Transition Notice to Tenant, Tenant shall not commence or otherwise engage in a Facility Termination with respect to the Facility(ies) located on such Leased Property. In the event of an Early Termination Event, Tenant shall in no event commence a Facility Termination in connection with the applicable Leased Property unless and until Landlord affirmatively elects, in writing and in its sole discretion, not to deliver a Transition Notice with respect to such Leased Property.

               39.3.2 Limited Extension. In the event Landlord delivers a Transition Notice, Tenant shall thereafter operate the Facility(ies) located on such Transition Property in accordance with all of the requirements of this Lease until the earliest to occur of (i) the date (on or after the expiration of this Lease as to such Transition Property and Facility(ies)) on which Landlord or Successor Operator, as applicable, will assume the operation of such Facility(ies), as specified in a written notice from Landlord to Tenant given not less than fifteen (15) days prior to the date of such assumption; (ii) the date that is ninety (90) days after the stated Expiration Date of this Lease as to such Transition Property and Facility(ies) (except that

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in connection with any Early Termination Event, such ninety (90) day period shall not commence until Landlord delivers a Transition Notice as to the applicable Leased Property); and (iii) the date (on or after the stated expiration of this Lease as to any Transition Property and Facility(ies)) that is ninety (90) days after Tenant receives written notice from Landlord that, notwithstanding the foregoing, Tenant may commence the Facility Termination, on which earliest date, Tenant shall vacate the Leased Property in question and surrender possession thereof to Landlord in accordance with all of the applicable requirements of this Lease. In the event Landlord sends Tenant a Transition Notice with respect to only a Leased Property as to which the Lease has terminated as of the Expiration Date (i.e. not in the case of an Early Termination Event), and, as a result thereof, Tenant operates one or more Facilities beyond the aforesaid Expiration Date applicable thereto, then, from and after the expiration of this Lease as to such Facility(ies) and until the earliest to occur of the dates described in clauses (i), (ii) and (iii) above (the "Reimbursement Period"), Landlord shall provide Tenant with an operating budget and shall reimburse Tenant for any operating deficits with respect to such Facility(ies) that Tenant may be required to fund out-of-pocket on account of operating losses and expenses of such Facility(ies) incurred by Tenant by reason of, or arising out of compliance with, such budget with respect to the Reimbursement Period. Any such reimbursement shall be due from Landlord to Tenant within thirty (30) days after written request by Tenant, provided that Tenant shall furnish such documentation of any operating deficits, losses and expenses as Landlord may reasonably request. The terms of this Section 39 shall survive the expiration or sooner termination of this Lease.

     40. Non-Recourse. Tenant specifically agrees to look solely to Landlord's and any successor owner's interest in the then applicable Premises for recovery of any judgment from Landlord, it being specifically agreed that neither Landlord, any such successor owner, nor any officer, director, employee, lender, agent or Affiliate of Landlord or any such successor owner shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. Tenant shall have no recourse against any other property or assets of Landlord or any successor owner, or against any property or assets of any officer, director, shareholder, partner, member, lender, agent or Affiliate of Landlord or any successor owner. Furthermore, in no event shall Landlord (original or successor) ever be liable to Tenant for any special, indirect or consequential damages suffered by Tenant from whatever cause.

     41. Combination of Leases. If Landlord is the lessor under both this Lease and any New Lease, Landlord shall have the right, at any time during the Term, by written notice to Tenant, to require that this Lease and such New Lease (the "Combination Lease") be combined into a single lease and to require Tenant to execute an amendment to this Lease whereby (a) if this Lease is the Section 41 Lease, the Leased Properties covered by the Combination Lease ("Additional Properties") are added as Leased Properties under this Lease and otherwise merged into this Lease or (b) if the Combination Lease is the Section 41 Lease, the Leased Properties covered by this Lease are added as Leased Properties under the Combination Lease and otherwise merged into the Combination Lease, in each case subject to the following terms and conditions:

          41.1 Section 41 Lease. References in this Lease to the "Section 41 Lease" shall mean and refer to whichever of this Lease or the Combination Lease is chosen by Lessor to be the Section 41 Lease.

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          41.2 Additional Properties. If this Lease is the Section 41 Lease, effective as of the date specified in Section 41.4 below (the "Section 41 Date"), this Lease shall be deemed to be modified and amended as follows:

               41.2.1 The Additional Properties shall be included as Leased Properties under this Lease and the appropriate exhibits to this Lease shall be modified to add the addresses and legal descriptions of such Additional Properties.

               41.2.2 Fixed Rent under this Lease shall be the combination of the respective amounts of the Fixed Rent under this Lease and the Combination Lease.

               41.2.3 Any rental escalations that are to be made with respect to the Leased Properties under this Lease shall also be made with respect to the Additional Properties as if such Additional Properties had been Leased Properties under this Lease since the beginning of the Term.

               41.2.4 Schedule 2 to this Lease shall be modified and amended so as to add thereto the Tenant's Proportionate Share(s) relative to the Tenant(s) under the Combination Lease that was/were previously included in Schedule 2 to the Combination Lease, and the Tenant's Proportionate Share(s) of the Tenants included in this Lease (including, without limitation, the additional Tenant(s) from the Combination Lease) shall be recalculated so that each such Tenant shall have a Tenant's Proportionate Share equal to the percentage that the Fixed Rent allocable to the Facility operated by such Tenant (which allocable portion of Fixed Rent shall remain equal to the share of Fixed Rent that was allocated to such Facility under this Lease or the Combination Lease, as applicable, prior to the combination of the Leases pursuant to this Section 41) comprises of the aggregate Fixed Rents for all Leased Properties included in this Lease (including, without limitation, the Additional Properties) and so that the aggregate of all Tenant's Proportionate Shares equals 100%.

               41.2.5 Tenant under this Lease shall be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under the Combination Lease, insofar as they relate to the Additional Properties, that were not paid, performed and satisfied in full prior to the
Section 41 Date, and, without limitation of the foregoing, (x) any Event of Default that had occurred, arisen or accrued under the Combination Lease prior to the Section 41 Date shall be, and shall be deemed to be, an Event of Default under this Lease, as to which the rights and remedies and other provisions of this Lease shall be applicable, (y) any breach or default that had occurred, arisen or accrued under the Combination Lease prior to the Section 41 Date but had not yet become an Event of Default under the Combination Lease as of the
Section 41 Date shall be, and be deemed to be, a breach or default under this Lease, as to which the cure periods, rights and remedies and other provisions of this Lease shall be applicable, and (z) with respect to any breach or default described in subsection (y) above, although the cure periods, rights and remedies and other provisions of this Lease shall be applicable, the portion of any cure period under the Combination Lease that had elapsed as of the Section 41 Date shall be counted in determining whether and when the applicable cure period under this Lease has expired.

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               41.2.6 The Additional Properties shall otherwise be incorporated into this Lease as Leased Properties included under this Lease the same as if this Lease, from the inception of the Lease, had included such Leased Properties as Leased Properties hereunder on the rent, lease terms and other economic terms described in the Combination Lease.

               41.2.7 Exhibit C attached hereto and made a part hereof and the Base Year Operating Income shall thereafter be amended and increased, respectively, to include the Additional Properties and increase the Base Year Operating Income by the amount of the Allocated Base Year Operating Income applicable to the Additional Properties.

          41.3 Combination Lease. If this Lease is not the Section 41 Lease, effective as of the Section 41 Date, this Lease shall be modified and amended as necessary (x) to incorporate into the Combination Lease as Leased Properties thereunder the Leased Properties covered by this Lease the same as if the Leased Properties covered by this Lease had, from the inception of this Lease, been included in the Combination Lease as Leased Properties thereunder on the rent, lease terms and other economic terms described in this Lease and (y) otherwise to comply with the requirements of Section 41 of the Combination Lease, as the
Section 41 Lease thereunder. Tenant acknowledges and agrees that, without limitation of Section 41.2.5 above, the modification and amendment referenced in this Section 41.2.7 shall not result in Tenant being released from any duties, liabilities or obligations that had accrued under this Lease through the Section 41 Date.

          41.4 Section 41 Date. In the case of any combination of leases pursuant to this Section 41, such combination shall be effective on the date that is the earlier of (x) the date the required modifications and amendments to the Lease and the Combination Lease are fully executed and delivered by the parties thereto and (y) the date specified in the written notice from Landlord to Tenant requiring a combination of this Lease and the Combination Lease as described above, which date shall be no sooner than ten (10) days, nor later than sixty (60) days, after the date such notice is issued.

          41.5 Additional Actions. Landlord and each Tenant shall take such actions and execute and deliver such documents, including, without limitation, required modifications and amendments to this Lease and the Combination Lease, as are reasonably necessary and appropriate to effectuate fully the provisions and intent of this Section 41.

     42. New Lease. Landlord shall have the right, at any time and from time to time during the Term, by written notice to Tenant, to require Tenant to execute an amendment to this Lease whereby one or more Leased Properties (individually, a "Transferred Premises" or collectively, "Transferred Premises") are separated and removed from this Lease, and simultaneously to execute a substitute lease with respect to such Transferred Premises, in which case:

          42.1 New Lease Terms. Landlord and Tenant shall execute a new lease (the "New Lease") for such Transferred Premises, effective as of the date specified in Section 42.3 below (the "Property Transfer Date"), in the same form and substance as this Lease, but with the following changes thereto:

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               42.1.1 Fixed Rent. The initial Fixed Rent for such Transferred
Premises shall be an amount equal to the product of (x) the sum of Tenant's Proportionate Shares applicable to all of the Facilities located on the Transferred Premises, and (y) aggregate Fixed Rent in effect under this Lease on the Property Transfer Date. The allocable share of Fixed Rent for each Tenant under the New Lease shall be equal to the product of (i) Tenant's Proportionate Share for the Facility(ies) located on such Transferred Premises under the New Lease, as calculated pursuant to Section 42.1.2 and (ii) Fixed Rent under the New Lease. Any rental escalations required under this Lease shall be made under the New Lease on the same date and in the same manner as is required under this Lease, in the full amount required as if such Transferred Premises had been under the New Lease for a full year, notwithstanding that the period from the Property Transfer Date to the rent escalation date may be less than one full year. The Base Year Operating Income applicable to the Transferred Premises for purposes of determining whether the Rent Escalation Condition under such New Lease has been satisfied shall be equal to the aggregate of the Allocated Base Year Operating Incomes for all of the Transferred Premises.

               42.1.2 Proportionate Shares. An exhibit to such New Lease comparable to Schedule 2 attached to this Lease shall include Tenant's Proportionate Share for each Facility located on the Transferred Premises covered by the New Lease, equal to the percentage that the Fixed Rent for such Facility under the New Lease comprises of the aggregate Fixed Rent for all Facilities located on all the Transferred Premises under such New Lease (and the aggregate of all such Tenant's Proportionate Shares under such New Lease shall equal 100%).

               42.1.3 Liabilities and Obligations. The New Lease shall provide that each Tenant thereunder shall be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under this Lease, insofar as they relate to the Transferred Premises subject to the New Lease, that were not paid, performed and satisfied in full prior to the commencement date of the New Lease (and Tenant under this Lease shall also be responsible for the payment, performance and satisfaction of the aforesaid duties, obligations and liabilities not paid, performed and satisfied in full prior to the commencement date of such New Lease), and shall further provide that the Tenant thereunder shall not be responsible for the payment, performance or satisfaction of any duties, obligations and liabilities of Tenant under this Lease arising after the Property Transfer Date.

               42.1.4 Single Leased Property. If the New Lease relates to a single Leased Property, all references to multiple Leased Properties in the New Lease shall be eliminated.

               42.1.5 REIT Provisions. At the election of Landlord, any one or more of the provisions of the New Lease pertaining to the REIT status of Ventas, Inc. status shall be deleted. In addition, Landlord may delete and eliminate from such New Lease such provisions herein as it elects, provided such deletion and elimination does not materially and adversely affect the Tenant under such New Lease.

               42.1.6 Security Deposit; Escrow Deposits. Such New Lease shall contemplate both a security deposit and escrow deposits in the same manner or fashion as

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contemplated by this Lease, which amounts shall initially be funded by Landlord, on a proportional basis, from the Security Deposit and the escrow deposits held by Landlord hereunder.

          42.2 Modifications to this Lease. Upon execution of such New Lease, and effective as of the Property Transfer Date, this Lease shall be deemed to be modified and amended as follows: (i) the Transferred Premises shall be excluded from the Premises hereunder; (ii) Fixed Rent hereunder shall be reduced by the amount of the Fixed Rent allocable to the Transferred Premises; (iii) Exhibit C attached hereto and made a part hereof and the Base Year Operating Income shall be amended and reduced, respectively, to delete and eliminate the Transferred Premises therefrom and reduce the Base Year Operating Income by the amount of the Allocated Base Year Operating Income(s) applicable to the Transferred Premises for purposes of determining whether the Rent Escalation Condition has been satisfied or otherwise under this Lease; and (iv) Schedule 2 attached hereto shall be modified so as to remove the Tenant's Proportionate Shares for the Transferred Premises, and the Tenant's Proportionate Shares for the Leased Properties remaining under this Lease shall be recalculated so that each such Facility shall have a Tenant's Proportionate Share equal to the percentage that the Fixed Rent for such Facility comprises of the aggregate Fixed Rents for all Premises remaining under this Lease, and so that the aggregate of all Tenant's Proportionate Shares remaining under this Lease equals 100%. Such revisions may, at Landlord's election, be reflected in a formal amendment to this Lease, which amendment shall be promptly executed by Tenant.

          42.3 Effective Date. Any New Lease shall be effective on the date which is the earlier of: (i) the date the New Lease is fully executed and delivered by the parties thereto and (ii) the date specified in the written notice from Landlord to Tenant requiring a New Lease as described above, which date shall be no sooner than ten (10) days, nor later than sixty (60) days, after the date such notice is issued.

          42.4 Other Undertakings. Tenant shall take such actions and execute and deliver such documents, including without limitation the New Lease and new or amended Memorandum(s) of Lease and, if requested by Landlord, an amendment to this Lease, as are reasonably necessary and appropriate to effectuate fully the provisions and intent of this Section 41, and Landlord shall execute and deliver such new or amended Memorandum(s) of Lease as are reasonably necessary and appropriate to effectuate fully the provisions and intent of this Section 41 and an amendment of this Lease in accordance with Section 42.2 above, as applicable.

     43. Expansion of Lease. If at any time during the Term, Tenant, Guarantor or any Affiliate of Tenant or Guarantor desire to acquire, construct or assume any additional healthcare facilities, the terms of that certain side letter agreement between Tenant, Landlord and Guarantor governing "Expansion" shall be applicable.

     44. Restrictive Covenant. Tenant, Guarantor and its Affiliates shall be subject to the restrictive covenants and conditions governing the ownership, leasing, management or operation of additional healthcare facilities contained in Exhibit E attached hereto.

     45. Miscellaneous.

          45.1 Survival. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Lease shall survive such termination or expiration.

          45.2 Maximum Rate. If any late charges or interest computations provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges or interest computations shall be fixed at the maximum permissible rate.

          45.3 Headings. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          45.4 Integration. This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties or agreements have been made by Landlord except as set forth in this Lease.

          45.5 Severability. If any term or provision of this Lease is held or deemed to be invalid or unenforceable, such term or provision shall be modified as slightly as possible so as to render it valid and enforceable; if such term or provision, as modified, shall be held or deemed invalid or unenforceable, such holding shall not affect the remainder of this Lease and same shall remain in full force and effect.

          45.6 Subject to Law. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof, including those that do not require the giving of notice, does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Lease invalid or unenforceable under any applicable law. All waivers, consents, confessions and releases provided for in this Lease are effective only to the extent permitted by applicable law. This Lease was negotiated in the State of Illinois, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. In all respects, the law of the State of Illinois shall govern the validity of and enforceability of the obligations of the parties set forth herein, but all provisions hereof relating to the creation of the leasehold estate and remedies set forth in Section 17 shall be governed by the laws of the State in which each applicable Leased Property that is the subject of dispute is located, and the parties hereto will submit to jurisdiction and the laying of venue for any suit on this Lease in the Commonwealth of Kentucky.

          45.7 Waivers. No waiver of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

          45.8 Binding Character. This Lease shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

          45.9 Modification. This Lease may be only be modified by a writing signed by both Landlord and Tenant.

          45.10 Forbearance. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers hereunto duly authorized.

                                       LANDLORD:

Witness:                               VENTAS REALTY, LIMITED PARTNERSHIP,
                                       a Delaware limited partnership

/s/ BRETT FEINBERG                     By:  Ventas, Inc., a Delaware corporation
------------------------------------
Name: Brett Feinberg
     -------------------------------

                                            By: /s/ T. RICHARD RINEY
                                               ---------------------------------
/s/ JOSEPH D. LAMBERT                       Name: T. Richard Riney
------------------------------------             -------------------------------
Name: Joseph D. Lambert                     Title: Executive Vice President
     -------------------------------              ------------------------------

                                       TENANT:

Witness:                               THI OF OHIO AT CHARDON, LLC

/s/ ROBIN K. PARTRIDGE                 THI OF OHIO AT GREENBRIAR NORTH, LLC
------------------------------------
Name: Robin K. Partridge               TRANS HEALTHCARE OF OHIO, INC.
     -------------------------------

/s/ VINNIE CROMWELL                    THI OF OHIO ALFs AT THE COMMONS, LLC
------------------------------------
Name: Vinnie Cromwell                  THI OF MARYLAND AT SOUTH RIVER, LLC
     -------------------------------

                                       MILLENNIUM HEALTH AND REHABILITATION
                                       CENTER OF FORESTVILLE, LLC

                                       MILLENNIUM HEALTH AND REHABILITATION
                                       CENTER OF ELLICOTT CITY, LLC


                                       By:  /s/ ANTHONY MISITANO
                                           -------------------------------------
                                       Name: Anthony Misitano
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------

State of New York

County of New York


     Before me a notary public in and for said county, personally appeared T. Richard Riney known to me to be the person who, as Executive Vice President of the Corporation which executed the foregoing instrument, signed the same, and acknowledged to me that (s)he did so sign said instrument in the name and upon behalf of said Corporation as such officer; that the same is his/her free act and deed as such officer, and the free and corporate act and deed of said Corporation on behalf of said limited partnership.


     In testimony whereof, I have hereunto subscribed my name and affixed my official seal (if official has one) at New York, NY this 30 day of October, 2002.

(Seal)

                                              /s/ PAUL EDWARD CLAYTON
                                    --------------------------------------------
                                     (signature of person taking acknowledgment)
                                                                 (Title or rank)
                                                         (Serial number, if any)

State of New York                             [Notary Seal]

County of New York


     Before me a notary public in and for said county, personally appeared Anthony Misitano known to me to be the person who, as President of the entities which executed the foregoing instrument, signed the same, and acknowledged to me that (s)he did so sign said instrument in the name and upon behalf of said entities as such officer; that the same is his/her free act and deed as such officer, and the free and corporate act and deed of said entities.

     In testimony whereof, I have hereunto subscribed my name and affixed my official seal (if official has one) at New York, NY this 30 day of October, 2002.

(Seal)

                                              /s/ PAUL EDWARD CLAYTON
                                    --------------------------------------------
                                     (signature of person taking acknowledgment)
                                                                 (Title or rank)
                                                         (Serial number, if any)

                                              [Notary Seal]

                                       S-2